UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Telephone and Data Systems, Inc.
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TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602 Phone: (312) 630-1900 Fax: (312) 630-9299

April 12, 2017

Dear Shareholders

You are cordially invited to attend the 2017 annual meeting of shareholders ("2017 Annual Meeting") of Telephone and Data Systems, Inc. ("TDS") on Thursday, May 25, 2017, at 9:00 a.m., central time, at The Standard Club, 320 S. Plymouth Court, Chicago, Illinois.

The formal Notice of 2017 Annual Meeting of Shareholders and 2017 Proxy Statement ("2017 Proxy Statement") of our board of directors is attached. Also enclosed is our 2016 Annual Report to Shareholders ("2016 Annual Report"). At our 2017 Annual Meeting, shareholders are being asked to take the following actions:

Your board of directors unanimously recommends a vote "FOR" its nominees for election as directors, "FOR" the proposal to ratify accountants, "FOR" approval of the Telephone and Data Systems, Inc. Incentive Plan; "FOR" approval of the Say-on-Pay proposal and recommends that shareholders vote for holding future Say-on-Pay votes "EVERY YEAR".

In addition, as required by the rules of the Securities and Exchange Commission ("SEC"), the 2017 Proxy Statement includes a proposal submitted by a shareholder of TDS calling for the board of directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share. The board of directors unanimously recommends that you vote "AGAINST" this proposal.

We would like to have as many shareholders as possible represented at the 2017 Annual Meeting. Therefore, whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy card(s), or vote on the Internet in accordance with the instructions set forth on the proxy card(s).

elect members of the board of directors;
ratify the selection of independent registered public accountant for the current fiscal year;
approve the Telephone and Data Systems, Inc. Incentive Plan;
approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached 2017 Proxy Statement (commonly known as "Say-on-Pay");

  provide, an advisory vote on whether future Say-on-Pay votes should be held every year, every two years or every three years (commonly known as "Say-on-Frequency"); and
  Consider a proposal submitted by a shareholder.

We look forward to visiting with you at the 2017 Annual Meeting.

Very truly yours,

LeRoy T. Carlson, Jr. President and Chief Executive Officer	Walter C. D. Carlson Chairman of the Board

Your vote is important.  No matter how many shares you own, we urge you to please vote FOR the election of the nominees nominated by the board of directors and FOR proposals 2, 3 and 4, vote EVERY YEAR on proposal 5, and AGAINST proposal 6.  In addition to voting by mail, Internet voting is available. Simply follow the instructions on the enclosed proxy card.

If you have questions or need assistance voting your shares please contact

105 Madison Avenue
New York, New York 10016
TDS@mackenziepartners.com
Call Collect: (212) 929-5500
Or Toll-Free: (800) 322-2885
Fax: (212) 929-0308

TELEPHONE AND DATA SYSTEMS, INC. 30 North LaSalle Street Suite 4000 Chicago, Illinois 60602 Phone: (312) 630-1900 Fax: (312) 630-9299

Dear Shareholders,

TDS' mission is to provide outstanding communication services to our customers and meet the needs of our shareholders, our people, and our communities. In pursuing this mission, we seek to continuously grow our businesses, create opportunities for our associates and employees, and steadily build value over the long term for our shareholders.

It is an exciting time for our portfolio of businesses that offer leading edge technology, including broadband, data, and wireless services. The telecommunications industry, where we have established roots, is undergoing significant changes. With constant change comes many new opportunities, and also challenges.

In an era of increased dependence on data communication, our real advantages are our exceptional, high-quality networks and outstanding customer service. Due to rapidly growing demand for data and developments in technology, we are investing in our networks, because it is fundamental to the continued growth and profitability of our businesses.

Customers appreciate our unwavering commitment to the nation’s rural and suburban communities. With a strong rural footprint and our relatively modest size, we are able to move quickly to understand and address evolving consumer and business needs.

Creating long-term value

TDS has been a family-controlled company since our founding in 1969, and this allows us to make decisions that benefit the growth of the business over the long term. We intend to continue supplementing organic growth with strategic acquisitions. In order to do so, we maintain a financially sound foundation to support our TDS businesses. We work to maintain sufficient capacity on revolving credit facilities, seek long-term debt offerings that align with long-term assets, and keep significant cash balances to provide short-term financial flexibility, all as key elements of our conservative financial approach. Our sound balance sheet and efficient parent company operations are essential to our strategy to build shareholder value.

TDS returns value to our shareholders through payment of regular quarterly cash dividends. In 2016, TDS paid $65 million in regular quarterly cash dividends, increasing its dividend for the 42nd consecutive year.

Sincerely,

LeRoy T. Carlson, Jr. President and Chief Executive Officer	Walter C. D. Carlson Chairman of the Board

2017 Proxy Statement Summary

Annual Meeting Information
Time and Date	May 25, 2017, at 9:00 a.m. central time
Place	The Standard Club 320 South Plymouth Court Chicago, IL 60604
Record Date	March 29, 2017
Webcast	investors.tdsinc.com

Strong Corporate Governance Practices

  Annual election of all directors
  Annual "Say on Pay"
  Executive sessions with only independent directors present
  Policy prohibiting pledging and hedging of company shares
  Charter and bylaws can be amended by a simple majority vote
  Authority to retain independent advisors by each committee
  The positions of (i) Chairman of the Board and (ii) President and Chief Executive Officer are separate
  Guidelines recommending that TDS Directors limit to three the number of other public company boards they serve on
  Succession planning sessions are held in Executive Session at least annually
  Establishment of a Technology Advisory Group to review, monitor and inform the full Board on technology matters
  Cyber security oversight by the full Board, the Audit Committee and the Technology Advisory Group
  Stock ownership requirements for board members
  Annual self-assessment of board

TDS has a Corporate Governance and Nominating Committee (CGNC) even though, as a controlled company, TDS is not required to do so. The CGNC operates under a formal charter and in a manner that is intended to reflect good corporate governance and other best practices, including an effective self-assessment process.

The TDS Compensation Committee, which is comprised entirely of independent directors, operates under a formal charter. To better align with shareholder interests, the Compensation Committee added performance-based shares to the 2016 Long-Term Incentive Program in response to shareholder feedback and best practices.

The TDS Audit Committee, which is comprised entirely of independent directors, operates under a formal charter and continues to earn high scores on Audit Quality from proxy advisory services.

Shareholder Engagement

TDS has an open-door policy for its shareholders to meet with management. Our goal is ongoing engagement with our shareholders and we value the views and opinions of our shareholders.

TDS has a shareholder engagement program to hold conversations with our shareholders to better understand their priorities regarding corporate governance practices and to encourage dialogue regarding ongoing improvements.

Board Refreshment in 2017

TDS believes that new perspectives can be important to a well-run Board.  At the same time, it is equally important to benefit from the valuable experience that longer-serving Directors bring to the Boardroom.  After assessing the Board’s composition, TDS embarked on an initiative to refresh the board.   Our long-serving director Herbert S. Wander is retiring from the board of directors as of the 2017 Annual Meeting.  We are pleased that Kim D. Dixon has agreed to join TDS’ Board.  Ms. Dixon will bring valuable insight and direction to the TDS board along with strong operational experience.

TDS thanks Mr. Wander for his years of service and looks forward to his contributions serving as Director Emeritus.

Voting Matters and Board Recommendations
Voting Matters	Board's Recommendations	Rationale	Page Reference
Election of 12 Director nominees	FOR all TDS Board nominees	Broad, relevant expertise Progress on strategic initiatives	9
Ratify independent registered public accountants	FOR	Independent	29
Approve the Telephone and Data Systems, Inc. Incentive Plan	FOR	Strong oversight by compensation committee Further aligns incentive pay with performance	32
Approve, on an advisory basis, the compensation of named executive officers ("Say on Pay")	FOR	Strong oversight by Compensation Committee Aligned with shareholders through a mix of cash and equity Added performance-based shares to 2016 Long-Term Incentive Plan	35
Provide an advisory vote on whether future Say-on-Pay votes should be held every year, every two years or every three years	EVERY YEAR	Strong oversight by Compensation Committee	36
Proposal submitted by a shareholder	AGAINST	The TDS Voting Trust opposes and intends to vote against this proposal	97

Proposal 1 – Director Nominees

Our Board of Directors has nominated 12 directors for election at the 2017 Annual Meeting (Proxy Item No. 1) beginning on page 9.

Each of the four TDS Board Common Share nominees brings a broad range of experiences and necessary skills to provide effective oversight of the Board.  See biographies on pages 11-17. The board of directors unanimously recommends that you vote "FOR" the nominated directors.

					Committee Memberships
Director Name	Since	Age	Primary Occupation	Independent	AC	CC	CGNC
LeRoy T. Carlson, Jr.	1968	70	President and CEO, TDS				x
Letitia G. Carlson, MD	1996	56	Physician and Associate Clinical Professor at George Washington University Medical Faculty Associates
Prudence E. Carlson	2008	65	Private Investor
Walter C. D. Carlson	1981	63	Partner at Sidley Austin LLP				C
Clarence A. Davis*	2009	75	Former Director and CEO of Nestor, Inc.	x	FE
Kim D. Dixon*	N/A	54	Executive Vice President and Chief Operating Officer at FedEx Office	x
Kenneth R. Meyers	2007	63	President and CEO, U.S. Cellular
Christopher D. O'Leary	2006	57	Executive Vice President, Strategic Advisor, General Mills Inc.	x	x	C
George W. Off	1997	70	Former Chairman and CEO of Checkpoint Systems, Inc.	x	C	x
Mitchell H. Saranow*	2004	71	Chairman of The Saranow Group LLC	x	FE		x
Gary L. Sugarman*	2009	64	Managing member-Richfield Capital Partners	x		x
David A. Wittwer	2014	56	President and CEO, TDS Telecom
*To be elected by Common Shares C - Chairperson FE - Designated Financial Expert as such term is defined by the SEC

Proposal 2 – Independent Public Accountant

As a matter of good corporate governance and consistent with our past practices, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The board of directors unanimously recommends that you vote "FOR" this proposal.

Proposal 3 – Approve the Telephone and Data Systems, Inc. Incentive Plan

We are adopting the Telephone and Data Systems, Inc. Incentive Plan and requesting shareholders to approve the plan, including the material terms of the performance measures to be used for certain incentive compensation awards under the plan, so that certain compensation paid under the plan may qualify as performance-based compensation and be deductible under Section 162(m) of the Internal Revenue Code.

Proposal 4 – Approve, on an advisory basis, the compensation of named executive officers ("Say on Pay")

Executive Compensation Programs

Our executive compensation programs are designed to attract and retain high-quality executives. We believe that our compensation practices are transparent and reflect our commitment to align compensation with our business strategy and our short- and long-term performance.

Introduced  Performance Share Awards

In response to feedback from shareholders, beginning  in 2016 the Compensation Committee added Performance Share awards to the long-term equity mix for senior executives.   Return on Capital, Total Revenue and Relative Total Shareholder Return will be measured over a three year performance period with a target opportunity in TDS Common shares equal to 0% to 200% based on performance.

Compensation Beliefs

  Compensation should be attractive and fiscally responsible
  Compensation is a mix of salary, cash bonuses and equity-based long-term incentive awards
  Link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives
  Compensation programs designed to motivate executive officers to act in the long-term interests of TDS
  Compensation Committee utilizes services of both an independent compensation consultant (Compensation Strategies) and TDS' compensation consultant (Willis Towers Watson)
  Few perquisites

Proposal 5 – Advisory Vote on Frequency of Say-on-Pay Votes or Say-on-Frequency

As required by Dodd-Frank, provide an advisory vote on whether future Say-on-Pay votes should be held every year, every two years or every three years (commonly known as Say-on-Frequency).  The board of directors unanimously recommends that you vote for holding future Say-on-Pay votes "EVERY YEAR".

Proposal 6 – Shareholder Proposal

As required by the rules of the SEC, the 2017 Proxy Statement includes a proposal submitted by a shareholder of TDS calling for the board of directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share. The board of directors unanimously recommends that you vote "AGAINST" this proposal.

Communicating with Board of Directors

Any interested party with germane matters can communicate with an individual director or the full Board of Directors by sending a letter to TDS Board of Directors, c/o Corporate Secretary, TDS, 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602.

Governance Documents

Governance documents, such as the Corporate Governance Guidelines, the Board Committee Charters, and the Officer & Director Code of Conduct can be found in the Corporate Governance section of investors.tdsinc.com.

These documents are also available at no cost by writing the Corporate Secretary, TDS, 30 N. LaSalle Street, Suite 4000, Chicago, IL 60602.

NOTICE OF 2017 ANNUAL MEETING OF SHAREHOLDERS AND 2017 PROXY STATEMENT

TO THE SHAREHOLDERS OF

TELEPHONE AND DATA SYSTEMS, INC.

The 2017 Annual Meeting of Shareholders ("2017 Annual Meeting") of Telephone and Data Systems, Inc., a Delaware corporation, will be held at The Standard Club, 320 S. Plymouth Court, Chicago, Illinois, on Thursday, May 25, 2017, at 9:00 a.m., central time, for the following purposes:

  To elect members of the board of directors nominated by your board of directors and named in this proxy statement. Your board of directors unanimously recommends that you vote FOR the directors nominated by the TDS board of directors.
  To consider and ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2017. Your board of directors unanimously recommends that you vote FOR this proposal.
  To approve the Telephone and Data Systems, Inc. Incentive Plan.
  To approve, on an advisory basis, the compensation of our named executive officers as disclosed herein (commonly known as "Say-on-Pay"). Your board of directors unanimously recommends that you vote FOR the Say-on-Pay proposal.
  To approve, on an advisory basis, the Say-on-Pay frequency.  Your board of directors unanimously recommends that you vote EVERY YEAR on the Say-on-Pay frequency proposal.
  If properly presented at the 2017 Annual Meeting, to consider and vote upon a proposal submitted by a shareholder of TDS calling for the board of directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share. Your board of directors unanimously recommends that you vote AGAINST this proposal.
  To transact such other business as may properly be brought before the meeting or any postponement, adjournment or recess thereof by or at the direction of the TDS board of directors.

We have fixed the close of business on March 29, 2017, as the record date for the determination of shareholders entitled to notice of, and to vote at, the 2017 Annual Meeting or any adjournments thereof.

We are first sending this Notice of 2017 Annual Meeting of Shareholders and 2017 Proxy Statement ("2017 Proxy Statement"), together with our 2016 Annual Report to Shareholders ("2016 Annual Report"), on or about April 12, 2017 to shareholders who are receiving a paper copy of the proxy materials. We made arrangements to commence mailing a Notice of Internet Availability of Proxy Materials on or about April 12, 2017 to other shareholders as discussed below.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 25, 2017

The following information about the Internet availability of proxy materials is being provided under Rule 14a-16 of the Securities and Exchange Commission ("SEC"):

Effective as of April 12, 2017, the following documents are available at www.tdsinc.com under Investor Relations—Proxy Vote, or at investors.tdsinc.com/proxyvote:

1.    2017 Proxy Statement

2.    2016 Annual Report

3.    Forms of Proxy Cards

4.    Notice of Internet Availability of Proxy Materials

Under SEC rules, proxy materials are being furnished to many of our shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. Beginning April 12, 2017, TDS made arrangements to commence sending certain shareholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy materials, including our 2017 Proxy Statement and 2016 Annual Report. The Notice also instructs shareholders on how to vote through the Internet.

This process is designed to reduce the environmental impact and expense associated with our annual meeting and help conserve resources. However, if a shareholder prefers to receive printed proxy materials at no additional cost, on a one-time or ongoing basis, instructions for doing so are included in the Notice or at investors.tdsinc.com/proxyvote.

If you have previously elected to receive our proxy materials electronically or in paper format, you will continue to receive these materials in accordance with your election until you elect otherwise.

We encourage you to formally consent to receive all proxy materials electronically in the future. If you wish to receive these materials electronically next year, please follow the instructions at investors.tdsinc.com/proxyvote.

If you received a Notice, any control/identification numbers that you need to access the proxy materials and vote are set forth on your Notice.

If you received printed materials, any control/identification numbers that you need to vote are set forth on your proxy card(s) if you are a record holder, or on your voting instruction card if you hold shares through a broker, dealer or bank.

In addition, all additional soliciting materials sent to shareholders or made public after this Notice has been sent will be made publicly accessible at the above website address no later than the day on which such materials are first sent to shareholders or made public.

The location where the 2017 Annual Meeting will be held is The Standard Club in Chicago, Illinois. This is located in the Chicago loop area between Jackson Boulevard and Van Buren Street at 320 South Plymouth Court, which is between State Street and Dearborn Street.

TELEPHONE AND DATA SYSTEMS, INC.

2017 PROXY STATEMENT

QUESTIONS AND ANSWERS

The following are questions and answers relating to the actions being taken at the 2017 Annual Meeting and do not include all of the information that may be important to you. You should carefully read this entire 2017 Proxy Statement and not rely solely on the following questions and answers.

Proposal 1—Election of Directors

Under TDS' Restated Certificate of Incorporation, as amended, the terms of all incumbent directors will expire at the 2017 Annual Meeting.

Holders of Series A Common Shares and Preferred Shares, voting as a group, will be entitled to elect eight directors. Your board of directors has nominated the following incumbent directors for election by the holders of Series A Common Shares and Preferred Shares: LeRoy T. Carlson, Jr., Letitia G. Carlson, MD, Prudence E. Carlson, Walter C. D. Carlson, Kenneth R. Meyers, Christopher D. O'Leary, George W. Off and David A. Wittwer.

Holders of Common Shares will be entitled to elect four directors. Your board of directors has nominated the following  directors for election by the holders of Common Shares: Clarence A. Davis, Kim D. Dixon, Mitchell H. Saranow and Gary L. Sugarman.

None of the nominees have been nominated pursuant to any agreement or other arrangement. Clarence A. Davis and Gary L. Sugarman were initially nominated for election as directors in 2009 pursuant to a Settlement Agreement, which we refer to as the "Settlement Agreement," between TDS and GAMCO Asset Management, Inc. which we refer to, together with its affiliates, as "GAMCO," but the obligations thereunder expired in 2010. Nevertheless, the TDS board of directors has continued to nominate Clarence A. Davis and Gary L. Sugarman as directors of TDS at subsequent annual meetings, including at the 2017 Annual Meeting, as discussed below.

Your board of directors unanimously recommends that you vote FOR its nominees for election as directors on the enclosed proxy card(s), including its nominees for election by the holders of Common Shares.

Proposal 2—Ratification of Independent Registered Public Accounting Firm for 2017

As in prior years, shareholders are being asked to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2017.

Your board of directors unanimously recommends that you vote FOR this proposal.

Proposal 3—Approve the Telephone and Data Systems, Inc. Incentive Plan

We are adopting the Telephone and Data Systems, Inc. Incentive Plan and requesting shareholders to approve the plan, including the material terms of the performance measures to be used for certain incentive compensation awards under the plan, so that certain compensation paid under the plan may qualify as performance-based compensation and be deductible under Section 162(m) of the Internal Revenue Code.

Your board of directors unanimously recommends that you vote FOR this proposal.

Proposal 4—Advisory Vote on Executive Compensation or "Say-on-Pay"

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), at the 2017 Annual Meeting shareholders are being asked to approve, on an advisory basis, the compensation of our named executive officers for 2016 as disclosed in this 2017 Proxy Statement.

Your board of directors unanimously recommends that you vote FOR this proposal.

Proposal 5—Advisory Vote on Frequency of Say-on-Pay Votes or "Say-on-Frequency"

As required by the Dodd-Frank Act, shareholders are being asked to vote to advise whether future Say-on-Pay votes should be held every one, two or three years.

Your board of directors unanimously recommends that you vote for holding future Say-on-Pay votes EVERY YEAR.

Proposal 6—Proposal Submitted by a Shareholder

As required by the rules of the SEC, this 2017 Proxy Statement includes a proposal submitted by a shareholder of TDS calling for the board of directors to take steps to adopt a plan for all of TDS' outstanding stock to have one vote per share.

Your board of directors unanimously recommends that you vote AGAINST this proposal.

What is the record date for the meeting?

The close of business on March 29, 2017 is the record date for the determination of shareholders entitled to notice of, and to vote at, the 2017 Annual Meeting or any postponement, adjournment or recess thereof.

A complete list of shareholders entitled to vote at the 2017 Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be made available at the offices of TDS, 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, for examination by any shareholder, for any purpose germane to the 2017 Annual Meeting, during normal business hours, for a period of at least ten days prior to the 2017 Annual Meeting.

What shares of stock entitle holders to vote at the meeting?

We have the following classes of stock outstanding, each of which entitles holders to vote at the meeting:

•     Common Shares;
•     Series A Common Shares; and
•     Preferred Shares.

The Common Shares are listed on the New York Stock Exchange ("NYSE") under the symbol "TDS."

There is generally no public trading of the Series A Common Shares on the over-the-counter market, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares, which are publicly-traded on the NYSE.

No public market exists for the Preferred Shares. The Preferred Shares are not convertible into any class of common stock and will be redeemed in April 2017.  All holders of Preferred Shares vote together with the holders of Common Shares and Series A Common Shares, except in the election of directors. In the election of directors, all holders of Preferred Shares vote together with the holders of Series A Common Shares.

What is the voting power of the outstanding shares in the election of directors?

The following shows information relating to the outstanding shares and voting power of such shares in the election of directors as of the record date of March 29, 2017:

Class of Stock	Outstanding Shares	Votes per Share	Voting Power	Total Number of Directors Elected by Voting Group and Standing for Election
Series A Common Shares	7,228,556	10	72,285,560
Preferred Shares	8,228	1	8,228
Subtotal			72,293,788	8
Common Shares	102,982,175	1	102,982,175	4
Total Directors				12

Accordingly, holders of Series A Common Shares and Preferred Shares, voting as a group, will be entitled to elect eight directors and holders of Common Shares will be entitled to elect four directors.

Director Voting Sunset Provision

As noted above, holders of Series A Common Shares and Preferred Shares, on the one hand, and holders of Common Shares, on the other hand, currently vote separately in the election of directors. However, pursuant to the Restated Charter (as defined below), if the number of Series A Common Shares issued and outstanding at any time falls below 500,000, because of the conversion of Series A Common Shares into Common Shares or otherwise, the holders of Series A Common Shares would lose the right to vote as a separate class (together with the holders of any outstanding Preferred Shares which have voting rights), and thereafter the holders of Series A Common Shares, with ten votes per share, and the holders of Common Shares, with one vote per share, (together with the holders of any outstanding Preferred Shares which have voting rights), would vote as a single class in the election of all directors.

What is the voting power of the outstanding shares in matters other than the election of directors?

The following shows information relating to the outstanding shares and voting power of such shares in matters other than the election of directors as of the record date of March 29, 2017:

Class of Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	7,228,556	10	72,285,560	56.7%
Common Shares	102,982,175	0.535693	55,166,830	43.3%
Preferred Shares	8,228	1	8,228	*
			127,460,618	100%

* Less than .1%

Pursuant to the Restated Certificate of Incorporation for TDS (the "Restated Charter"), which effected a reclassification of TDS shares during 2012 (the "Reclassification"), the aggregate voting power of Series A Common Shares and Common Shares in matters other than the election of directors was set at approximately 56.7% and 43.3%, respectively. The initial percentages will be adjusted under certain circumstances, except that the aggregate voting percentage of the Series A Common Shares cannot increase above the initial fixed percentage voting power of approximately 56.7% .

Based on shares outstanding on March 29, 2017, the per share voting power of the Common Shares for the 2017 Annual Meeting is .535693 votes per share, calculated pursuant to Section B.9 of Article IV of the Restated Charter. See the Restated Charter which explains how the relative voting percentages are calculated.

Voting Power Sunset Provision

As noted above, the aggregate voting power of Series A Common Shares in matters other than the election of directors can be adjusted, but cannot increase above approximately 56.7%. However, this percentage could decrease. For instance, this could occur if holders of Series A Common Shares convert such shares into Common Shares in order to be able to sell such shares on the NYSE. Accordingly, the Restated Charter effectively has a sunset provision for voting in matters other than the election of directors because, if a sufficient number of Series A Common Shares are converted into Common Shares, the voting power of Series A Common Shares could decline below 50%.

How may shareholders vote with respect to the election of directors in Proposal 1?

Shareholders may, with respect to directors to be elected by such shareholders:

  vote FOR the election of such director nominees, or
  WITHHOLD authority to vote for such director nominees.

Your board of directors unanimously recommends a vote FOR its nominees for election as directors.

How may shareholders vote with respect to the ratification of our independent registered public accounting firm for 2017 in Proposal 2?

Shareholders may, with respect to Proposal 2:

  vote FOR,
  vote AGAINST, or
  ABSTAIN from voting on this proposal.

Your board of directors unanimously recommends a vote FOR this proposal.

How may shareholders vote with respect to the approval of the Telephone and Data Systems, Inc. Incentive Plan in Proposal 3?

Shareholders may, with respect to Proposal 3:

  vote FOR,
  vote AGAINST, or
  ABSTAIN from voting on this proposal.

Your board of directors unanimously recommends a vote FOR this proposal.

How may shareholders vote with respect to Say-on-Pay in Proposal 4?

Shareholders may, with respect to Proposal 4:

  vote FOR,
  vote AGAINST, or
  ABSTAIN from voting on this proposal.

Your board of directors unanimously recommends a vote FOR this proposal.

How may shareholders vote with respect to Say-on-Frequency in Proposal 5?

Shareholders may, with respect to Say-on-Frequency in Proposal 5, vote for the Say-on-Pay vote to be held:

  Every year, or
  Every two years, or
  Every three years, or
  ABSTAIN from voting on this proposal.

Your board of directors unanimously recommends a vote for holding future Say-on-Pay votes EVERY YEAR.

How may shareholders vote with respect to the shareholder proposal in Proposal 6?

 Shareholders may, with respect to Proposal 6:

  vote FOR,
  vote AGAINST, or
  ABSTAIN from voting on this proposal.

Your board of directors unanimously recommends a vote AGAINST this proposal.

How does the TDS Voting Trust intend to vote?

The Voting Trust under Agreement dated June 30, 1989, as amended (the "TDS Voting Trust"), held 6,848,246 Series A Common Shares on the record date, representing approximately 94.7% of the Series A Common Shares. By reason of such holding, the TDS Voting Trust had the voting power to elect all of the directors to be elected by the holders of Series A Common Shares and Preferred Shares and had approximately 53.7% of the voting power with respect to matters other than the election of directors. The TDS Voting Trust also held 6,163,389 Common Shares on the record date, representing approximately 6.0% of the Common Shares. By reason of such holding, the TDS Voting Trust had approximately 6.0% of the voting power with respect to the election of directors elected by the holders of Common Shares and an additional 2.6% of the voting power in matters other than the election of directors. Accordingly, the TDS Voting Trust had an aggregate of 56.3% of the voting power in matters other than the election of directors. The TDS Voting Trust does not currently own Preferred Shares.

The TDS Voting Trust has advised us that it intends to vote:

  FOR the board of directors' nominees for election by the holders of Series A Common Shares and Preferred Shares, and FOR the board of directors' nominees for election by the holders of Common Shares,
  FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2017,
  FOR the approval of the Telephone and Data Systems, Inc. Incentive Plan,
  FOR the Say-on-Pay proposal,
  for holding future Say-on-Pay votes EVERY YEAR, and
  AGAINST the shareholder proposal.

How do I vote?

Proxies are being requested from the holders of Common Shares in connection with the election of four directors in Proposal 1 and in connection with Proposals 2, 3, 4, 5 and 6.

Proxies are being requested from the holders of Series A Common Shares and Preferred Shares in connection with the election of eight directors in Proposal 1 and in connection with Proposals 2, 3, 4, 5 and 6.

Whether or not you plan to attend the meeting, please sign, date and mail your proxy card(s) in the enclosed self-addressed envelope to Proxy Services, c/o Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX 77842-3170, or vote on the Internet using the control/identification number on your proxy card in accordance with the instructions set forth on the proxy card.

How will proxies be voted?

All properly voted and unrevoked proxies received in the enclosed form in time for our 2017 Annual Meeting will be voted in the manner directed.

If no direction is made, a proxy given by any shareholder will be voted FOR the election of the board of directors' nominees to serve as directors in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, for holding Say-on-Pay votes EVERY YEAR in Proposal 5 and AGAINST Proposal 6.

If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted or abstained with respect to a particular matter, and the shareholder giving such proxy does not attend the 2017 Annual Meeting, such "non-votes" will not be considered present and entitled to vote on such matter. However, the shares represented by such a proxy may be considered present and entitled to vote on other matters and will count for the purpose of determining the presence of a quorum.

Proxies given pursuant to this solicitation may be revoked at any time prior to the voting of the shares at the 2017 Annual Meeting by written notice to the Secretary of TDS, by submitting a later dated proxy or by attendance and voting in person at the 2017 Annual Meeting.

The board of directors has no knowledge of any other proposals that may be properly presented at the 2017 Annual Meeting and no other proposals were received by TDS by the date specified by the advance notice provision in TDS' Bylaws. The proxy solicited by the board of directors for the 2017 Annual Meeting confers discretionary authority to the proxies named therein to vote on matters that may properly come before such meeting or any postponement, adjournment or recess thereof, in addition to the foregoing proposals, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

How will my shares be voted if I own shares through a broker?

If you are the beneficial owner of shares held in "street name" by a broker, bank, or other nominee ("broker"), such broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions.

 In the event that there are no contested matters at the meeting, the broker may be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case such shares will be treated as non-votes). In addition, whether the broker can or will vote your shares with respect to discretionary items if you have not given instructions to the broker and how such shares may be voted by the broker (i.e., proportionately with voting instructions received by the broker from other shareholders or pursuant to the recommendation of management, etc.) depend on the particular broker's policies. As a result, we cannot advise you whether your broker will or will not vote your shares or how it may vote the shares if it does not receive or have voting instructions from you and, accordingly, recommend that you contact your broker. In general, the ratification of auditors is a discretionary item. On the other hand, matters such as the election of directors, votes on Say-on-Pay, Say-on-Frequency, the approval of an equity compensation plan, and shareholder proposals are non-discretionary items. In such cases, if your broker does not have specific or standing instructions, your shares will be treated as non-votes and may not be voted on such matters.

Accordingly, we urge you to provide instructions to your broker so that your votes may be counted on all matters. If your shares are held in street name, your broker will include a voting instruction form with this 2017 Proxy Statement. We strongly encourage you to vote your shares by following the instructions provided on the voting instruction form. Please return your voting instruction form to your broker and/or contact your broker to ensure that a proxy card is voted on your behalf.

What constitutes a quorum for the meeting?

A majority of the voting power of shares of capital stock in matters other than the election of directors and entitled to vote, represented in person or by proxy, will constitute a quorum to permit the 2017 Annual Meeting to proceed. Withheld votes and abstentions of shares entitled to vote and any non-votes will be treated as present in person or represented by proxy for purposes of establishing a quorum for the meeting. If such a quorum is present or represented by proxy, the meeting can proceed. If the shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2017 Annual Meeting, such shares will constitute a quorum at the 2017 Annual Meeting to permit the meeting to proceed. In addition, where a separate vote by a class or group is required with respect to a proposal, a quorum is also required with respect to such proposal for the vote to proceed with respect to such proposal.

In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or group issued and outstanding and entitled to vote with respect to such director election, present in person or represented by proxy, will constitute a quorum with respect to such election. Withheld votes by shares entitled to vote with respect to a director election and non-votes with respect to such director election will be treated as present in person or represented by proxy for purposes of establishing a quorum for such director election. If Series A Common Shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2017 Annual Meeting, such shares will constitute a quorum at the 2017 Annual Meeting in connection with the election of directors by the holders of Series A Common Shares and Preferred Shares. If a quorum of the holders of Common Shares is not present at the time the 2017 Annual Meeting is convened, the chairman of the meeting or holders of a majority of the voting power in matters other than the election of directors represented in person or by proxy may adjourn the 2017 Annual Meeting with respect to all proposals or only with respect to the election of directors by the holders of Common Shares.

With respect to Proposals 2, 3, 4, 5 and 6, the holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to such proposals, present in person or represented by proxy, will constitute a quorum at the 2017 Annual Meeting in connection with such proposals. Abstentions from voting on such proposals by shares entitled to vote on such proposals and any non-votes with respect to such proposals will be treated as present in person or represented by proxy for purposes of establishing a quorum for such proposals. If TDS shares beneficially owned by the TDS Voting Trust are present in person or represented by proxy at the 2017 Annual Meeting, such shares will constitute a quorum at the 2017 Annual Meeting in connection with such proposals.

Even if a quorum is present, holders of a majority of the voting stock present in person or represented by proxy may adjourn the 2017 Annual Meeting. Because it holds a majority of the voting power of all classes of stock, the TDS Voting Trust has the voting power to approve an adjournment. TDS does not currently have any expectation that the 2017 Annual Meeting would be adjourned for any reason.

What vote is required to elect directors in Proposal 1?

The holders of Common Shares will vote separately with respect to the election of four directors. The holders of Series A Common Shares and Preferred Shares will vote separately with respect to the election of eight directors.

Directors will be elected by a plurality of the votes cast in the election of directors by the class or group of shareholders entitled to vote in the election of such directors which are present in person or represented by proxy at the meeting.

Accordingly, if a quorum exists, the persons receiving a plurality of the votes cast by shareholders entitled to vote with respect to the election of such directors will be elected to serve as directors. Withheld votes and any non-votes with respect to the election of such directors will not be counted as votes cast for the purpose of determining if a director has received a plurality of the votes.

In the election of directors by holders of Common Shares, each holder of outstanding Common Shares is entitled to one vote for each Common Share held in such holder's name. In the election of directors by holders of Series A Common Shares and Preferred Shares, each holder of outstanding Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name and each holder of outstanding Preferred Shares is entitled to one vote for each Preferred Share held in such holder's name.

What vote is required with respect to Proposals 2, 3, 4 and 6?

The holders of Common Shares, Preferred Shares and Series A Common Shares will vote together as a single group with respect to Proposals 2, 3, 4 and 6. Based on shares outstanding on March 29, 2017, each holder of outstanding Common Shares was entitled to .535693 vote for each Common Share held in such holder's name. Each holder of outstanding Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name. Each holder of outstanding Preferred Shares is entitled to one vote for each Preferred Share held in such holder's name.

If a quorum is present at the 2017 Annual Meeting, the approval of Proposals 2, 3, 4 and 6 will require the affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or represented by proxy at the meeting. Abstentions by shares entitled to vote on such proposals will be treated as votes which could be cast that are present for such purposes and, accordingly, will effectively count as a vote cast against such proposal. Any non-votes with respect to such proposals will not be included in the total of votes which could be cast which are present for purposes of determining whether such proposals are approved, even though they may be included for purposes of determining a quorum.

What vote is required with respect to Proposal 5?

The holders of Common Shares, Preferred Shares and Series A Common Shares will vote together as a single group with respect to Proposal 5. Based on shares outstanding on March 29, 2017, each holder of outstanding Common Shares was entitled to 1 vote for each Common Share held in such holder's name. Each holder of outstanding Series A Common Shares is entitled to ten votes for each Series A Common Share held in such holder's name. Each holder of outstanding Preferred Shares is entitled to one vote for each Preferred Share held in such holder's name.

If a quorum is present at the 2017 Annual Meeting, the frequency receiving a plurality of the votes cast by shareholders entitled to vote with respect to Proposal 5 will be considered to be the shareholders’ recommendation as to the frequency of future Say-on-Pay votes. Abstentions and broker non-votes with respect to Proposal 5 will not be counted as votes cast for purposes of Proposal 5.

What does it mean if I receive more than one proxy card?

If you hold multiple series of shares, or hold shares in multiple registrations, you will receive a proxy card for each such account. Please sign, date, and return all proxy cards you receive as described above. If you choose to vote by Internet, please vote each proxy card you receive. Only your latest dated proxy for each account will be voted at the 2017 Annual Meeting.

Can I change my vote or revoke my proxy?

Yes. You can change your vote or revoke your proxy at any time before it is voted at the 2017 Annual Meeting by written notice to the Secretary of TDS, by voting a later-dated proxy or by voting by ballot at the meeting.

Only the latest dated proxy card you vote will be counted for voting purposes.

Who pays the solicitation expenses for this 2017 Proxy Statement and related TDS materials?

TDS does. Your proxy is being solicited by the TDS board of directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on the behalf of the TDS board of directors, may also solicit proxies by mail, email, advertisement, telephone, telecopy, press release, employee communication, postings on TDS' Internet website and Intranet website or in person. We will not pay such persons additional compensation for their proxy solicitation efforts. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

Who should I call if I have any questions?

If you have any questions, or need assistance voting, please contact our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 (Call Toll Free) or (212) 929-5500 (Call Collect) or by email to TDS@mackenziepartners.com.

PROPOSAL 1
ELECTION OF DIRECTORS

The terms of all incumbent directors will expire at the 2017 Annual Meeting. The board of directors' nominees for election of directors are identified in the tables below. Each of the nominees has consented to be named in the 2017 Proxy Statement and consented to serve if elected. The age of the following persons is as of the date of this 2017 Proxy Statement.

To be Elected by Holders of Common Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director since

Clarence A. Davis	75	Director of TDS, Former Director and Chief Executive Officer of Nestor, Inc.	2009
Kim D. Dixon	54	Nominee for Director of TDS, Executive Vice President and Chief Operating Officer of FedEx Office, an operating company of FedEx Corp.	N/A
Mitchell H. Saranow	71	Director of TDS and Chairman of The Saranow Group, L.L.C.	2004
Gary L. Sugarman	64	Director of TDS, Managing Member—Richfield Capital Partners and Principal of Richfield Associates, Inc.	2009

Your board of directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Common Shares on the enclosed proxy card(s).

To be Elected by Holders of Series A Common Shares and Preferred Shares

Name	Age	Position with TDS and Principal Occupation	Served as Director Since
LeRoy T. Carlson, Jr.	70	Director and President and Chief Executive Officer of TDS	1968
Letitia G. Carlson, MD	56	Director of TDS and Physician and Associate Clinical Professor at George Washington University Medical Faculty Associates	1996
Prudence E. Carlson	65	Director of TDS and Private Investor	2008
Walter C. D. Carlson	63	Director and non-executive Chairman of the Board of TDS and Partner, Sidley Austin LLP, Chicago, Illinois	1981
Kenneth R. Meyers	63	Director of TDS and President and Chief Executive Officer of U.S. Cellular (a deemed executive officer of TDS)	2007
Christopher D. O'Leary	57	Director of TDS and Executive Vice President, Strategic Advisor, General Mills Inc.	2006
George W. Off	70	Director of TDS, Former Chairman and Chief Executive Officer of Checkpoint Systems, Inc.	1997
David A. Wittwer	56	Director of TDS and President and Chief Executive Officer of TDS Telecommunications Corporation (a deemed executive officer of TDS)	2014

Your board of directors unanimously recommends a vote "FOR" the election of each of the above nominees for election by the holders of Series A Common Shares and Preferred Shares on the enclosed proxy card(s).

Background of Board of Directors' Nominees

The following briefly describes the business experience during at least the past five years of each of the nominees, including each person's principal occupation(s) and employment during at least the past five years; the name and principal business of any corporation or other organization in which such occupation(s) and employment were carried on; and whether such corporation or organization is a parent, subsidiary or other affiliate of TDS. The following also indicates any other directorships held, including any other directorships held during at least the past five years, by each nominee in any SEC registered company or any investment company, and the identity of such company.

In addition, the following also briefly discusses the specific experience, qualifications, attributes or skills that led to the conclusion that each such person should serve as a director of TDS, in light of TDS' business and structure, including information about the person's particular areas of expertise or other relevant qualifications. Except as discussed below under "Director Nomination Process", TDS does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the TDS board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the TDS directors to possess. The TDS board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors. The TDS board has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to TDS. Also, as discussed below under "Director Nomination Process", TDS believes that it is desirable for directors to have diverse backgrounds, experience, skills and other characteristics. In addition, the conclusion of which persons should serve as directors of TDS is based in part on the fact that TDS is a controlled company with a capital structure in which different classes of stock vote for different directorships. In particular, as discussed under "Director Nomination Process", because the TDS Voting Trust has over 90% of the voting power in the election of directors elected by holders of Series A Common Shares and Preferred Shares, nominations of directors for election by the holders of Series A Common Shares and Preferred Shares are based on the recommendation of the trustees of the TDS Voting Trust.

Nominees for Election by Holders of Common Shares

Clarence A. Davis  Independent Director

Current Role:  Director

Mr. Davis brings to the TDS board of directors substantial experience, expertise and qualifications as a director of TDS for several years, as a former director and chief executive officer of a public technology company, as a chief financial officer and chief operating officer of the American Institute of Certified Public Accountants (AICPA) and as a director or trustee of investment funds. In addition, he has substantial experience, expertise and qualifications in accounting as a result of having been a chief financial officer of the AICPA and a Certified Public Accountant in a public accounting firm for many years, and as a result of being or having been a member of six audit committees, including the TDS Audit Committee since 2010. Mr. Davis is a member of the board of directors of West Broad Street YMCA in Savannah, Georgia, and is named in Who's Who Among African Americans.  Mr. Davis has a Bachelor of Science degree in Accounting from Long Island University.

Age 75

Director since 2009, originally nominated by GAMCO

TDS Board Committee

Audit Committee, Designated
financial expert

Prior Business and other Experience

Chief Executive Officer,
Nestor, Inc. (2007-2009)*

Chief Financial Officer,
American Institute of Certified Public Accountants,  (1998-2000)

Chief Operating Officer,
American Institute of Certified
Public Accountants (2000-2005)

Current Public Company Boards Gabelli Funds: (Gabelli Capital Asset Fund, since 2015 and Gabelli ESG Fund, since 2007) The GDL Fund (NYSE: GDL), since 2007	Former Public Company Boards Nestor, Inc. (2006-2009)* Oneida, LTD (2005-2006) Pennichuck Corp. (2009-2012) Sonesta International Hotels (2009-2012)

*Within the last ten years, Nestor successfully petitioned the Rhode Island Superior Court for a court appointed receiver who assumed all aspects of the company’s operations in 2009.  The receiver sold the assets of Nestor to American Traffic Solutions in 2009.  Mr. Davis ceased to be a director of Nestor at that time.

Kim D. Dixon  Nominee for Independent Director

Current Role:  Executive Vice President and Chief Operating Officer of FedEx Office, an operating company of FedEx Corp., since 2010.

Ms. Dixon brings substantial experience, expertise and qualifications from her executive leadership position at FedEx.  She has extensive operating and financial management experience.  Ms. Dixon has experience in consumer and business marketing, sales and distribution strategies.  Ms. Dixon also brings twenty years of experience in the telecommunications industry, and her experience in serving on the board of directors of James Avery Craftsman, Inc., a privately held jewelry designer, manufacturer and retailer.  Further, her background and attributes bring diversity to the board. Ms. Dixon has a Bachelor of Science from Shippensburg University of Pennsylvania and an MBA from Pennsylvania State University.

Age 54

Prior Business and other Experience

Sprint Nextel Corporation (1996-2010),  including several executive leadership positions most recently as Senior Vice President, Consumer Sales and Distribution

GTE Wireless, Inc. (1989-1996), roles in marketing, sales and field operations

Current Public Company Boards None	Former Public Company Boards None

Mitchell H. Saranow  Independent Director

Current Role:  Director, Chairman of The Saranow Group, L.L.C.

Mr. Saranow brings to the TDS board of directors substantial experience, expertise and qualifications as a director of TDS for many years, and as a result of his extensive background. Mr. Saranow is a Certified Public Accountant (inactive) and formerly was a senior lecturer in financial reporting and controls at Harvard Business School. He has been Chairman of the Saranow Group, L. L. C., a family-owned investment company, for more than five years.  He has been an attorney, accountant, and investment banker at multiple companies. Mr. Saranow has founded or co-founded, developed and sold several successful ventures. He has significant experience as CEO and CFO, respectively, of two public companies, and as a director of five public companies, including TDS. He has been a member of the audit committees of all five of the companies on which he served as a director, and was designated an audit committee financial expert by two of such public companies, including TDS. In addition, Mr. Saranow brings earlier experience from the cable television industry.  In addition, he has significant experience as a member of the TDS Corporate Governance and Nominating Committee for many years.  Mr. Saranow received his JD and MBA degrees from Harvard Law School and Harvard Business School.

Age 71

Director since 2004

TDS Board Committees

Audit Committee, Designated
financial expert

Corporate Governance and Nominating Committee

Prior Business and other Experience

Chairman, SureTint Technologies, privately-held company,(2008-2013)

Founder-Fluid Management, privately-held manufacturer

Chief Financial Officer, CFS Continental (formerly OTC: CFS),

Warburg, Paribas, Becker

Co-Chief Executive Officer, Navigant Consulting (1999-2000)

Current Public Company Boards None	Former Public Company Boards Navigant Consulting (1996-2000), Telular Corporation, North American Scientific and Lawson Products

Within the last ten years, Mr. Saranow served as chief executive officer of two related Dutch companies that were sold under Dutch insolvency laws in 2008.

Gary L. Sugarman  Independent Director

Current Role:  Director, Managing Member-Richfield Capital Partners and Principal of Richfield Associates, Inc.

Mr. Sugarman brings to the TDS board of directors substantial experience, expertise and qualifications as a director of TDS for several years, and in the telecommunications industry as a result of his current positions at Otelco Inc. and LICT Corporation and his many years of prior experience with other companies in the telecommunications industry. He has been the Managing Member-Richfield Capital Partners and Principal of Richfield Associates, Inc. for twenty five years.  He is also currently an advisor and investor in Dezignable, Inc., an online interior design company.  Prior to that he was executive chairman of FXecosystem, Inc., a provider of outsourced connectivity services to the foreign currency and bond markets, and executive chairman and investor of Veroxity Technology Partners, a provider of optical data and Internet protocol connectivity solutions to service enterprise customers.  He also was chairman and chief executive officer of Mid-Maine Communications, a telecommunications company that he co-founded. In addition, he has experience as a member of the TDS Compensation Committee since 2010.  Mr. Sugarman has an MBA from the University at Buffalo-State University of New York.

Age 64

Director since 2009, originally nominated by GAMCO

TDS Board Committee

Compensation Committee

Prior Business and other Experience

Executive Chairman, FXecosystem (2010-2013)

Executive Chairman/Investor- Veroxity Technology Partners , privately held company (2007-2010)

PrairieWave Communications, privately-held over-builder providing telecommunications  (2003-2007)

Chairman and Chief Executive Officer, Mid-Maine Communications (1994-2006)

LICT Corporation (1991-1993)

Multiple operating roles at Rochester Telephone Company, (now known as Frontier) (1984-1991)

Current Public Company Boards OTELCO Inc. (NASDAQ: OTEL), since 2013 LICT Corporation (OTC:LICT), since 2006	Former Public Company Boards None

Your board of directors unanimously recommends a vote "FOR" each of the above nominees for election by the holders of Common Shares.

Nominees for Election by Holders of Series A Common Shares and Preferred Shares

LeRoy T. Carlson, Jr.  President, CEO and Non-Independent Director

Current Role:  Director; TDS President, since 1981, and Chief Executive Officer, since 1986

Mr. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, a trustee of the TDS Voting Trust, a director and President and Chief Executive Officer of TDS, and a director and Chairman of its two principal business units. As the senior executive officer of TDS and each of its business units, the board of directors considers it essential that Mr. Carlson serve on the TDS board to provide the board with his views on strategy and operations of TDS and its business units. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as a member of the TDS Corporate Governance and Nominating Committee since 2004.  Mr. Carlson has an MBA from Harvard University.

LeRoy T. Carlson, Jr. is the brother of Walter C. D. Carlson, Letitia G. Carlson, M.D. and Prudence E. Carlson.

Age 70

Director since 1968

TDS Board Committees

Corporate Governance and
Nominating Committee

Technology Advisory Group Committee, Chairperson

Prior Business and other Experience

Trustee of the Voting Trust

Current Public Company Boards U.S. Cellular, Chairman, since 1989	Former Public Company Boards Aerial Communications (formerly NASDAQ: AERL) American Paging (formerly AMEX: APP)

Letitia G. Carlson, MD, MPH, FACP  Non-Independent Director

Current Role:  Director; Physician and Associate Clinical Professor at George Washington University Medical Faculty Associates for more than five years

Dr. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. Further, her background and attributes bring diversity to the board. In addition, as a shareholder with a significant economic stake in TDS, Dr. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders.  Dr. Carlson has an MD from Harvard Medical School, a Master of Public Health (MPH) from George Washington University and is a Fellow of the American College of Physicians (FACP).

Dr. Carlson is the sister of LeRoy T. Carlson, Jr., Walter C. D. Carlson and Prudence E. Carlson.

Age 56 Director since 1996 Prior Business and other Experience Trustee of the Voting Trust
Current Public Company Boards None	Former Public Company Boards None

Prudence E. Carlson  Non-Independent Director

Current Role:  Director

Ms. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of her many years as an investor in TDS, as a trustee of the TDS Voting Trust, and as a director of TDS. Further, her background and attributes bring diversity to the board. In addition, as a shareholder with a significant economic stake in TDS, Ms. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. Ms. Carlson has a Bachelor of Arts degree from Harvard University.

Ms. Carlson is the sister of LeRoy T. Carlson, Jr., Walter C.D. Carlson and Letitia G. Carlson, M.D.

Age 65 Director since 2008 Prior Business and other Experience Trustee of the Voting Trust
Current Public Company Boards None	Former Public Company Boards None

Walter C. D. Carlson  Chairman of the Board and Non-Independent Director

Current Role:  Director; Partner of the law firm Sidley Austin LLP and a member of its executive committee for more than five years

Mr. Carlson brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his many years as an investor in TDS, as a trustee of the TDS Voting Trust, as a director of TDS and U.S. Cellular, as Chairman of the Board of TDS, and as a result of having represented many public and private corporate clients. In addition, as a shareholder with a significant economic stake in TDS, Mr. Carlson provides to the TDS board of directors the perspective of shareholders in managing and operating TDS in the long-term interests of shareholders. He also has experience as a member and the chairperson of the TDS Corporate Governance and Nominating Committee since 2004.  Mr. Carlson has a J.D. from Harvard University.

Walter C. D. Carlson is the brother of LeRoy T. Carlson, Jr., Letitia G. Carlson, M.D. and Prudence E. Carlson.

Age 63

Director since 1981, non-executive Chairman of the Board since 2002

TDS Board Committee

Corporate Governance and Nominating Committee, Chairperson

Prior Business and other Experience

Trustee of the Voting Trust

Current Public Company Boards U.S. Cellular, since 1989	Former Public Company Boards Aerial Communications, Inc. (formerly NASDAQ: AERL)

Kenneth R. Meyers  Non-Independent Director

Current Role:  Director; President and Chief Executive Officer of U.S. Cellular, since 2013

Mr. Meyers brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his background as a director of TDS and U.S. Cellular for many years, as President and Chief Executive Officer of U.S. Cellular since 2013, as Executive Vice President and Chief Financial Officer of TDS between 2007 and 2013, and as a result of his many years in other positions at U.S. Cellular. He also brings substantial experience, expertise and qualifications in TDS' businesses and in management, finance and accounting as a result of such background. As the President and Chief Executive Officer of U.S. Cellular, TDS' largest business unit, the board of directors considers it appropriate and beneficial for Mr. Meyers to serve on the TDS board to provide the board with his views on strategy and operations of U.S. Cellular.  Mr. Meyers has an MBA from Northwestern University’s J. L. Kellogg Graduate School of Management.

Age 63

Director since 2007

Prior Business and other Experience

TDS’ executive vice president and chief financial officer (2007-2013)

Former Director, TDS Telecom between 2007 and 2014

Significant leadership and operational experience since joining U.S. Cellular in 1987 including several executive leadership roles providing expertise in management, finance and accounting

Current Public Company Boards U.S. Cellular, since 1999	Former Public Company Boards None

Christopher D. O’Leary  Independent Director

Current Role:  Director; Executive Vice President, Strategic Advisor, General Mills Inc.  and Former Chief Operating Officer International (2006-2016)

Mr. O'Leary brings to the TDS board of directors substantial experience, expertise and qualifications as a result of his many years as a director of TDS and as a result of his over 30 years of experience in marketing management.  In addition, Mr. O'Leary has over 15 years of significant and high-level experience in management of large multi-national businesses with a large number of employees, including dealing with businesses outside the U.S. Because of the competitive nature of the TDS businesses, the TDS board of directors believes that it is highly desirable to have a director with significant knowledge and experience in marketing and executive leadership. In addition, Mr. O'Leary has experience as a member of the TDS Compensation Committee for many years.  Mr. O’Leary has an MBA from New York University.

Age 57

Director since 2006

TDS Board Committees

Audit Committee

Compensation Committee, Chairperson
since 2016

Technology Advisory Group Committee

Prior Business and other Experience

Previously president of the General Mills Meals and Betty Crocker divisions; joined General Mills in 1997

Significant roles with leading consumer packaged goods providers, including PepsiCo (NYSE: PEP) (1980-1997)

Current Public Company Boards None	Former Public Company Boards Newell Rubbermaid (NYSE: NWL), member of Nominating/Governance Committee and Organizational Development & Compensation Committee

George W. Off Independent Director

Current Role:  Director

Mr. Off brings to the TDS board of directors substantial experience, expertise and qualifications as a director of TDS for many years. He also has significant experience in marketing and management as a result of his prior positions as a director and as chief executive officer and chairman of Checkpoint Systems, Inc. and of Catalina Marketing Corporation. Because of the retail nature of the TDS businesses, the TDS board of directors believes that it is highly desirable to have a director with significant knowledge and experience in retail and marketing, as well as significant, high-level experience in managing retail businesses. In addition, Mr. Off has significant experience as a member of the TDS Audit Committee and the TDS Compensation Committee for many years. Mr. Off has a Bachelor of Science degree from the Colorado School of Mines.

Age 70

Director since 1997

TDS Board Committees

Audit Committee, Chairperson

Compensation Committee

Technology Advisory Group Committee

Prior Business and other Experience

Infinian Mobile Commerce & Analytic Solutions (2011-2012)

Chief Executive Officer, Checkpoint Systems (2002-2009)

President and Chief Executive Officer, Catalina Marketing Corporation
(1994-1998)

Current Public Company Boards None	Former Public Company Boards Checkpoint Systems (2002-2009) Catalina Marketing Corporation (1998-2000)

Mr. Off, an incumbent director who was elected by the holders of Common Shares in 2016, is being nominated by the holders of Series A Common Shares and Preferred Shares at the 2017 Annual Meeting.

David A. Wittwer  Non-Independent Director

Current Role:  Director; President and Chief Executive Officer of TDS Telecom since 2007

Mr. Wittwer brings to the TDS board of directors substantial experience, expertise and qualifications with respect to TDS and its subsidiaries and the industries in which they operate as a result of his background as President and Chief Executive Officer of TDS Telecom since 2007, and as a result of his many years in other offices and positions at TDS Telecom. He brings substantial experience, expertise and qualifications in a wide range of critical areas in TDS' businesses, including management, accounting, finance, sales and marketing, regulatory affairs, engineering and network operations. As the President and Chief Executive Officer of TDS Telecom, one of TDS' two primary business units, the board of directors considers it appropriate and beneficial for Mr. Wittwer to serve on the TDS board to provide the board with his views on strategy and operations of TDS Telecom and its businesses.  Mr. Wittwer holds a BBA in accounting from the University of Wisconsin-Whitewater, and an MS in management and human resources from the University of Wisconsin-Madison.

Age 56

Director since 2014

Prior Business and other Experience

Significant leadership and operational experience since joining TDS Telecom in 1988 including several executive leadership roles providing expertise in management, accounting, finance, sales and marketing, regulatory affairs, engineering and network operations

From 1983 to 1988 he was an internal auditor at TDS

Director of TDS Telecommunications (wholly owned subsidiary of TDS)

Current Public Company Boards None	Former Public Company Boards None

Your board of directors unanimously recommends a vote "FOR" each of the above nominees for election by the holders of Series A Common Shares and Preferred Shares.

Director Emeritus

Herbert S. Wander. Herbert S. Wander is a current director whose term will expire at the 2017 annual meeting. Mr. Wander will not stand for reelection as a director at the 2017 annual meeting. Mr. Wander will become a director emeritus following the 2017 annual meeting. Mr. Wander is Of Counsel at Katten Muchin Rosenman LLP.

CORPORATE GOVERNANCE

Board of Directors

The business and affairs of TDS are managed by or under the direction of the board of directors. The board of directors consists of twelve members. Holders of Common Shares elect 25% of the directors rounded up plus one director, or a total of four directors based on a board size of twelve directors. Holders of Series A Common Shares and Preferred Shares elect the remaining eight directors. As of March 29, 2017, the TDS Voting Trust had approximately 94.7% of the voting power in the election of the eight directors elected by the holders of Series A Common Shares and Preferred Shares, approximately 6.0% of the voting power in the election of the four directors elected by the holders of Common Shares and approximately 56.3% of the voting power in all other matters.

Board Leadership Structure

Under the leadership structure selected for TDS, the same person does not serve as both the Chief Executive Officer and Chairman of the Board. Walter C. D. Carlson, who is not an employee or officer of TDS, serves as the non-executive Chairman of the Board and presides over meetings of the full board of directors. LeRoy T. Carlson, Jr., who is an officer and employee of TDS, serves as President and Chief Executive Officer and is responsible for day-to-day leadership and performance of TDS. This leadership structure is set forth in TDS' Bylaws. TDS has determined that this leadership structure is appropriate given the specific characteristics and circumstances of TDS. In particular, TDS considers it appropriate that the person who is the President and Chief Executive Officer of TDS also not serve as the Chairman of the Board in order to separate the executive who is primarily responsible for the performance of the company from the person who presides over board meetings at which performance of TDS is evaluated.

Board Role in Risk Oversight

The following discloses the extent of the board of directors' role in the risk oversight of TDS, including how the board administers its oversight function, and the effect of the board's leadership structure discussed above on risk oversight.

The TDS board of directors is primarily responsible for oversight of the risk assessment and risk management process of TDS. Although the TDS board of directors can delegate this responsibility to board committees, the TDS board has not done so, and continues to have full responsibility relating to risk oversight. Although the TDS board of directors has oversight responsibilities, the actual risk assessment and risk management is carried out by the President and Chief Executive Officer and other officers of TDS and reported to the board.

TDS has established an Enterprise Risk Management (ERM) program, which applies to TDS and all of its business units. This program was designed with the assistance of an outside consultant and was integrated into TDS' existing management and strategic planning processes. The ERM program provides a common enterprise-wide language and discipline around risk identification, quantification and mitigation. The TDS board of directors receives periodic updates about the status and progress of this ERM program and takes action to the extent appropriate based on such updates.

Although the TDS board of directors has ultimate oversight authority over risk and has not delegated such responsibility to any committees, certain TDS committees also have certain responsibilities relating to risk.

Under NYSE listing standards, and as set forth in its charter, the Audit Committee is required to "discuss policies with respect to risk assessment and risk management." NYSE listing standards further provide that, "while it is the job of the CEO and senior management to assess and manage the listed company's exposure to risk, the audit committee must discuss guidelines and policies to govern the process by which this is handled. The audit committee should discuss the listed company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The audit committee is not required to be the sole body responsible for risk assessment and management, but, as stated above, the committee must discuss guidelines and policies to govern the process by which risk assessment and management is undertaken."

Accordingly, pursuant to the foregoing requirements, the Audit Committee discusses TDS' major financial and operational risk exposures and the steps management has taken to monitor and control such exposures in connection with its review of financial statements and related matters on a quarterly basis.

In addition, as part of the ERM program, the Audit Committee discusses guidelines and policies to govern the process by which risk assessment and risk management are handled. The Audit Committee receives updates and discusses policies with respect to risk assessment and risk management on a regular basis. The Audit Committee is not solely responsible for ERM, but the committee discusses guidelines and policies to govern the process by which ERM is undertaken.

In addition, in connection with the functions of the Compensation Committee relating to the compensation of the executive officers of TDS (other than executive officers of U.S. Cellular), the Compensation Committee considers risks relating to the compensation of executive officers of TDS, as discussed below in the Compensation Discussion and Analysis. In addition, the Compensation Committee has responsibilities under its charter and evaluates risk with respect to long-term compensation for all employees, which is discussed below under "Risks from Compensation Policies and Practices."

Also, the TDS Corporate Governance and Nominating Committee may consider certain risks in connection with its responsibilities relating to corporate governance and director nominations, as described below.

In 2015, TDS established a Technology Advisory Group. The functions of the Technology Advisory Group include reviewing, monitoring and informing the board of directors on technology matters, including spectrum, radio transmission, end user equipment, network technology, information technology, security, data storage, retrieval, and handling, and other matters relating to technology used or proposed to be used by TDS' business units and by their customers and by competitors of TDS' business units and by their customers, as well as developments and trends in the communication industry related to technology. This includes reviewing matters relating to technology security, threats, risks and internal controls, including safeguards, vulnerabilities, preparedness, disaster recovery plans, cybersecurity-insurance and similar matters. Related to this, the board of directors also established a Technology Advisory Group Committee of the board of directors that consists of directors who participate in the Technology Advisory Group. See below for further information on the Technology Advisory Group Committee and the Technology Advisory Group.

TDS believes that the leadership structure described above facilitates risk oversight because the role of the President and Chief Executive Officer, who has primary operating responsibility to assess and manage TDS' exposure to risk, is separated from the role of the Chairman of the Board, who sets the agenda for and presides over board of directors' meetings at which the TDS board exercises its oversight responsibility with respect to risk.

Board Oversight of Cybersecurity

TDS believes oversight of cybersecurity risks is the responsibility of the full board of directors and receives annual updates regarding TDS' assessment of threats and mitigation plans. The Audit Committee also exercises oversight over the control-related cybersecurity risks and mitigation plans and receives updates bi-annually. The Technology Advisory Group, as described above, also reviews cybersecurity topics bi-annually.

Director Independence and New York Stock Exchange Listing Standards

TDS Common Shares are listed on the NYSE. Accordingly, TDS is subject to the listing standards applicable to companies that have equity securities listed on the NYSE.

Under listing standards of the NYSE, TDS is a "controlled company" as such term is defined by the NYSE. TDS is a controlled company because over 50% of the voting power for the election of directors of TDS is held by the trustees of the TDS Voting Trust (i.e., the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares and Preferred Shares and thus has the voting power to elect eight of the twelve directors, or 66.7% of the directors). Accordingly, it is exempt from certain listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors who qualify as independent under the rules of the NYSE, (ii) have a compensation committee composed entirely of directors who qualify as independent under the rules of the NYSE, and (iii) have a nominating/corporate governance committee composed entirely of directors who qualify as independent under the rules of the NYSE.

As a controlled company, TDS is required to have at least three directors who qualify as independent to serve on the Audit Committee. The TDS Audit Committee currently has five members, including Herbert S. Wander who is not standing for re-election in 2017. Such directors must qualify as independent under the NYSE Listed Company Manual, including Section 303A.02(a) and Section 303A.02(b). Such directors must also qualify as independent under Section 303A.06, which incorporates the independence requirements of Rule 10A-3 under Section 10A-3 of the Securities Exchange Act of 1934, as amended (collectively, "Section 10A-3"). Except as required by listing standards or SEC rule, TDS does not have any categorical standards of independence that must be satisfied.

Pursuant to the requirements of the NYSE Listed Company Manual, the TDS board of directors affirmatively determined that each member of the TDS Audit Committee has no material relationship with TDS or any other member of the TDS consolidated group ("TDS Consolidated Group"), either directly or as a partner, shareholder or officer of an organization that has a relationship with any member of the TDS Consolidated Group, and that each of such persons is independent (pursuant to Section 303A.02(a), Section 303A.02(b) and Section 10A-3) considering all relevant facts and circumstances, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, if any.

Such relevant facts and circumstances included the following: None of such persons is an employee or officer of TDS or any other member of the TDS Consolidated Group. None of such persons has any direct or indirect business relationships and/or fee arrangements with the TDS Consolidated Group and none of such persons receives any compensation from the TDS Consolidated Group except compensation for his services as a director and member of board committees of TDS. None of such persons has any relationship or arrangement with the TDS Consolidated Group other than in his capacity as a director of TDS. Each of such persons qualifies as independent under each of the categorical standards in Section 303A.02(b) of the NYSE Listed Company Manual. Each of such persons qualifies as independent under Section 10A-3 because (i) none of such persons receives any compensatory fee from any member of the TDS Consolidated Group (excluding permitted compensation for his services as a director and member of board committees of TDS); and (ii) none of such persons is an "affiliated person" (as defined by the SEC) with respect to any member of the TDS Consolidated Group (because none of such persons is an executive officer, or the beneficial owner of more than 10% of any class of voting equity security, of TDS or any other member of the TDS Consolidated Group). None of such persons is an "immediate family member" (as defined by Section 303A.02(b)) of any person who is not independent under Section 303A.02 of the NYSE Listed Company Manual. The only relationship and/or fee arrangement which such persons have with the TDS Consolidated Group are as directors and members of board committees of TDS.

In addition, incumbent director Gary L. Sugarman and director nominee Kim D. Dixon qualify as independent directors under the listing standards of the NYSE. As a result, both before and after the 2017 annual meeting, six of the twelve director nominees, or 50% of the directors, have been determined to qualify as independent under the listing standards of the NYSE.

Meetings of Board of Directors

The board of directors held seven meetings during 2016. Each incumbent director attended at least 75% of the total number of meetings of the board of directors held during 2016 (at which time such person was a director) and at least 75% of the total number of meetings held during 2016 by each committee of the board on which such person served (during the period that such person served).

Corporate Governance Guidelines

Under NYSE listing standards, TDS is required to adopt and disclose corporate governance guidelines that address certain specified matters. TDS has adopted Corporate Governance Guidelines that can be found on TDS' website, www.tdsinc.com, under Corporate Governance—Governance Guidelines.

Succession Planning:  The corporate governance guidelines provide:  In the event of the absence of the President and CEO or in the event of his inability or refusal to act as President and CEO for a continuous period of three months or in the event of his death, resignation, removal or disqualification (a "permanent absence"), the Chairman of the Board will, automatically and without any action on the part of the Board of Directors or otherwise, succeed to and perform the duties of the President and CEO and, when so acting, will have all the powers of and be subject to all the restrictions placed upon the President and CEO set forth in the Company’s bylaws. In the event of the permanent absence of both such persons, the vacancy in the position of President and CEO will be filled with a person who is selected by the Board of Directors.

The board of directors receives an annual presentation regarding succession planning.

Board Self-Assessment:   TDS undertakes an annual Board self-assessment.  The assessment is performed by the Senior Vice President Corporate Relations and Corporate Secretary and discussions have traditionally been open, candid and frank.  This self-assessment covered matters relating to board meetings, board composition, committees, board oversight, and other matters. Additionally, director skills, background, characteristics and succession are discussed.  Similarly, each committee of the board of directors evaluated its performance and effectiveness in 2016.

Corporate Governance and Nominating Committee

Under NYSE listing standards, a controlled company is not required to have a corporate governance/nominating committee. In addition, if a controlled company voluntarily establishes a corporate governance/nominating committee, it is not required to be composed entirely of independent directors. TDS voluntarily established a Corporate Governance and Nominating Committee. The members of the Corporate Governance and Nominating Committee are Walter C. D. Carlson (chairperson), LeRoy T. Carlson, Jr. and Mitchell H. Saranow. Mr. Saranow qualifies as an independent director under NYSE listing standards. The primary function of the Corporate Governance and Nominating Committee is to advise the board on corporate governance matters, including developing and recommending to the board the corporate governance guidelines for TDS. In addition, the charter of the committee provides that the committee will develop selection objectives and oversee the search for qualified individuals to serve on the board of directors and recommend to the board prospective nominees and the re-nomination of incumbent directors as it deems appropriate. For a complete description of the Director Nomination process, please see "Director Nomination Process" below. A copy of the committee charter is available on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Board Committees & Charters.

The Corporate Governance and Nominating Committee held five meetings during 2016.

Audit Committee

The purpose and primary functions of the Audit Committee are to (a) assist the board of directors of TDS in its oversight of (1) the integrity of TDS' financial statements, (2) TDS' compliance with legal and regulatory requirements, (3) the qualifications and independence of TDS' registered public accounting firm, and (4) the performance of TDS' internal audit function and registered public accounting firm; (b) prepare an audit committee report as required by the rules of the SEC to be included in TDS' annual proxy statement and (c) perform such other functions as set forth in the Audit Committee charter, which shall be deemed to include the duties and responsibilities set forth in Section 10A-3. A copy of the Audit Committee charter is available on TDS' website, www.tdsinc.com, under Corporate Governance—Board of Directors—Board Committees & Charters.

In addition, the Audit Committee has certain responsibilities relating to risk management as discussed above under "Board Role in Risk Oversight."

The Audit Committee is currently composed of five members all of whom qualify as independent under NYSE listing standards, including Section 10A-3. The current members of the Audit Committee are George W. Off (chairperson), Clarence A. Davis, Christopher O’Leary, Mitchell H. Saranow and Herbert S. Wander. The board of directors has determined that each of the members of the Audit Committee is financially literate and has "accounting or related financial management expertise" pursuant to listing standards of the NYSE. The board has made a determination that each of Clarence A. Davis and Mitchell H. Saranow is an "audit committee financial expert" as such term is defined by the SEC.

In accordance with the SEC's safe harbor rule for "audit committee financial experts," no member designated as an audit committee financial expert shall (i) be deemed an "expert" for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on a member of the board or the audit committee not so designated. Additionally, the designation of a member or members as an "audit committee financial expert" shall in no way affect the duties, obligations or liabilities of any member of the audit committee, or the board, not so designated.

The Audit Committee held nine meetings during 2016. Certain of these meetings were joint meetings with the U.S. Cellular Audit Committee, which regularly meets with the TDS Audit Committee.

Pre-Approval Procedures

The Audit Committee has adopted a policy pursuant to which all audit and non-audit services by TDS' principal independent registered public accounting firm must be pre-approved by the Audit Committee. The following describes the policy as amended. Under no circumstances may TDS' principal independent registered public accounting firm provide services that are prohibited by the Sarbanes Oxley Act of 2002 or rules issued thereunder. Non-prohibited audit related services and certain tax and other services may be provided to TDS, subject to such pre-approval process and prohibitions. The Audit Committee has delegated to the chairperson together with one other member of the Audit Committee the authority to pre-approve services by the principal independent registered public accounting firm. In the event the chairperson is unavailable, pre-approval may be given by any two members of the Audit Committee. Specified services have been pre-approved in detail up to specified dollar limits pursuant to the policy. All services are required to be reported to the full Audit Committee at each of its regularly scheduled meetings.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee charter provides that the Audit Committee has responsibilities with respect to related party transactions, as such term is defined by the rules of the NYSE. Related party transactions are addressed in Section 314.00 of the NYSE Listed Company Manual.

Section 314.00 of the NYSE Listed Company Manual states that "Related party transactions normally include transactions between officers, directors, and principal shareholders and the company." In general, "related party transactions" would include transactions required to be disclosed in TDS' 2017 Proxy Statement pursuant to Item 404 of Regulation S-K of the SEC. Pursuant to Item 404, TDS is required to disclose any transaction, which includes any financial transaction, arrangement, or relationship (including any indebtedness or guarantee of indebtedness) or a series of transactions, that has taken place since the beginning of TDS' last fiscal year or any currently proposed transaction in which: (1) TDS was or is to be a participant, (2) the amount involved exceeds $120,000 and (3) any "related person" had or will have a direct or indirect material interest in the transaction during any part of the fiscal year. For this purpose, in general, the term "related person" includes any director or executive officer of TDS, any nominee for director, any beneficial owner of more than five percent of any class of TDS' voting securities and any "immediate family member" of such persons, within the meaning of Item 404.

Section 314.00 of the NYSE Listed Company Manual provides that "Each related party transaction is to be reviewed and evaluated by an appropriate group within the listed company involved. While the NYSE does not specify who should review related party transactions, the NYSE believes that the Audit Committee or another comparable body might be considered as an appropriate forum for this task.  Following the review, the company should determine whether or not a particular relationship serves the best interest of the company and its shareholders and whether the relationship should be continued or eliminated."

Other than the foregoing, TDS has no related party policies or procedures relating to (i) the types of transactions that are covered by such policies and procedures; (ii) the standards to be applied pursuant to such policies and procedures; or (iii) the persons or groups of persons on the board of directors or otherwise who are responsible for applying such policies and procedures, and TDS does not maintain any written document evidencing such policies and procedures.

See Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation—Certain Relationships and Related Transactions for discussion of any related party transactions since the beginning of the last fiscal year.

Compensation Committee

Although not required to do so under NYSE listing standards because it is a controlled company, TDS voluntarily has established a Compensation Committee comprised solely of directors who qualify as independent under the rules of the NYSE.

Under the Dodd-Frank Act, the SEC directed the NYSE to adopt listing standards prohibiting the listing of any equity security of an issuer that does not comply with specified listing requirements, including with respect to the independence of members of the compensation committee of the board of directors of such issuer, except that this provision of the Dodd-Frank Act expressly provides that it does not apply to an issuer that is a controlled company. In 2013, the NYSE adopted listing standards as required pursuant to such SEC direction. Although such listing standards are not applicable to TDS because it is a controlled company, the members of the Compensation Committee would qualify as independent under these listing standards of the NYSE. In particular, each member of the Compensation Committee is independent under the general NYSE listing standards as noted under "Director Independence and New York Stock Exchange Listing Standards" above, none of such members receives any compensation from the TDS Consolidated Group except permitted compensation for services as a TDS director and committee member, and none of such members is affiliated with the TDS Consolidated Group by reason of being an executive officer, or the beneficial owner of more than 10% of any class of voting equity security, of any member of the TDS Consolidated Group.

The primary functions of the Compensation Committee are to discharge the board of directors' responsibilities relating to the compensation of the executive officers of TDS, other than executive officers of U.S. Cellular or any of its subsidiaries. The responsibilities of the Compensation Committee include the review of salary, bonus, long-term compensation and all other elements of compensation of such executive officers.

For these purposes, "executive officers" means all officers that are employees who are or will be identified in TDS' annual proxy statement as "executive officers," including the President and Chief Executive Officer of TDS Telecom and the President and Chief Executive Officer of U.S. Cellular, except that the compensation of the President and Chief Executive Officer of U.S. Cellular is established and administered by U.S. Cellular's chairman and long-term incentive compensation committee, as described in U.S. Cellular's 2017 proxy statement.

The Compensation Committee is comprised of at least two non-employee members of TDS' board of directors, each of whom is an "outside director" within the meaning of section 162(m) of the Internal Revenue Code of 1986, as amended, and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. As noted above, such members also qualify as independent under the rules of the NYSE. The members of the Compensation Committee are Christopher D. O'Leary (chairperson), George W. Off, Gary L. Sugarman and Herbert S. Wander. These persons do not have any compensation committee interlocks and are not related to any other directors.

The Compensation Committee charter permits it to delegate some or all of the administration of the long-term incentive plans or programs of TDS to the President and Chief Executive Officer or other executive officers of TDS as the committee deems appropriate, to the extent permitted by law and the applicable long-term incentive plan or program, but not regarding any award to the President and Chief Executive Officer. However, the Compensation Committee has not delegated any of its authority with respect to any of the officers identified in the below Summary Compensation Table.

The Compensation Committee's charter provides that the Compensation Committee will obtain advice and assistance from the Chief Executive Officer and the Vice President—Human Resources and from any other officer or employee of TDS, as it determines is appropriate. TDS' Human Resources Department also supports the Compensation Committee in its work. As discussed below, the Compensation Committee also utilizes the services of an independent compensation consultant. See the Compensation Discussion and Analysis below for information about compensation consultants, which information is incorporated by reference herein.  TDS’ Vice President-Human Resources retired in January 2017 and was replaced by a Senior Vice President of Human Resources.

The Compensation Committee does not approve director compensation. It is the view of the TDS board of directors that this should be the responsibility of the full board of directors. Only non-employee directors receive compensation in their capacity as directors and, as a result, the view of the TDS board of directors is that all directors should participate in such compensation decisions, rather than only some or all of the non-employee directors.

A copy of the charter of the Compensation Committee is available on TDS' website, www.tdsinc.com , under Corporate Governance—Board of Directors—Board Committees & Charters.

The Compensation Committee held nine meetings during 2016.

Pricing Committee

TDS has a Pricing Committee, consisting of LeRoy T. Carlson, Jr., as chairperson, and Kenneth R. Meyers, as a regular member. Walter C. D. Carlson is an alternate member of this committee. The Pricing Committee does not have a charter. Pursuant to resolutions of the TDS board of directors from time to time, the Pricing Committee is authorized to take certain actions with respect to financing and capital transactions of TDS, such as the issuance, redemption or repurchase of debt or the repurchase of shares of capital stock of TDS.

Technology Advisory Group Committee

In 2015, the board of directors established the Technology Advisory Group Committee of the board of directors. The Technology Advisory Group Committee does not have a charter.

The members of the Technology Advisory Group Committee are LeRoy T. Carlson, Jr. (chairperson), George W. Off and Christopher D. O'Leary. The members of the Technology Advisory Group Committee are also members of the Technology Advisory Group, the purpose of which is to review, monitor and inform the board of directors on technology matters, including spectrum, radio transmission, end user equipment, network technology, information technology, security, data storage, retrieval, and handling, and other matters relating to technology used or proposed to be used by TDS' business units and by their customers and by competitors of TDS' business units and by their customers, as well as developments and trends in the communications industry relating to technology. The Technology Advisory Group does not have authority to take action with respect to any technology matter, but serves solely in an informational and advisory role. The Technology Advisory Group Committee and the Technology Advisory Group report to the board of directors.

The Technology Advisory Group Committee held three meetings during 2016.

Director Nomination Process

As discussed above, because TDS is a controlled company, it is not required under NYSE listing standards to have a corporate governance/nominating committee or, if it has one, that it be composed entirely of independent directors. Although not required to do so under NYSE listing standards, TDS voluntarily has established a Corporate Governance and Nominating Committee. The charter of the committee provides that the committee will develop selection objectives and oversee the search for qualified individuals to serve on the board of directors and recommend to the board of directors prospective nominees and the re-nomination of incumbent directors as it deems appropriate. The committee does not nominate directors. It only recommends to the board of directors prospective nominees and the re-nomination of incumbent directors as it deems appropriate. The entire board of directors determines whether to nominate prospective nominees and re-nominate incumbent directors.

As part of developing selection objectives, the Committee will consider, among other things, whether the Board has the right mix of experience, skills, backgrounds, diversity and other characteristics, and whether the Committee should recommend that candidates with additional desired experience, skills, backgrounds and characteristics be recruited and nominated for the Board.

In 2013, the Corporate Governance and Nominating Committee established and since then follows a process relating to board refreshment and committee composition. Related to this:

  The Corporate Governance and Nominating Committee identifies and reviews the desired experience, skills, backgrounds, and characteristics of potential new board members.

  In its annual board assessment, the full board of directors also considers its composition and discusses expertise that may be needed in the future.

  In connection with the nominations of directors for election, the Corporate Governance and Nominating Committee and the full board of directors consider the tenure, qualifications and expertise of all of the incumbent directors.

  The Corporate Governance and Nominating Committee and the full board of directors also consider the appropriate composition of each of the committees of the board of directors on an annual basis.

Taking into account the above matters, as well as TDS' business and structure, the Corporate Governance and Nominating Committee embarked on board refreshment for the 2017 annual meeting.  The Board has nominated Kim D. Dixon to be elected by the holders of the Common Shares and Herbert S. Wander will be appointed Director Emeritus following the 2017 annual meeting.

TDS does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. However, because the TDS Voting Trust has over 90% of the voting power in the election of directors elected by the holders of Series A Common Shares and Preferred Shares, nominations of directors for election by the holders of Series A Common Shares and Preferred Shares are based on the recommendation of the trustees of the TDS Voting Trust. With respect to candidates for director to be elected by the holders of Common Shares, the Corporate Governance and Nominating Committee and/or the TDS board may from time to time informally consider candidates recommended by shareholders that hold a significant number of Common Shares. Although TDS has no formal procedures to be followed by shareholders to recommend candidates to be nominated as directors, shareholders that desire to nominate directors must follow the procedures set forth in TDS' Bylaws.

Except to the extent provided in the next two paragraphs, TDS does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the TDS board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the TDS directors to possess. The TDS board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion, except to the extent provided in the next paragraph. The TDS board has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to TDS.

Considering the importance of Federal Communications Commission ("FCC") licenses to TDS, the TDS Bylaws provide that a person will not be eligible to serve or to continue to serve as a director unless he or she is eligible to serve as a director of a company that controls licenses granted by the FCC, as determined by the TDS Corporate Governance and Nominating Committee or the board of directors with the advice of counsel. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if he or she is or becomes affiliated with, employed by or a representative of, or has or acquires a material personal involvement with, or material financial interest in, a Business Competitor (as defined in the TDS Bylaws), as determined by the TDS Corporate Governance and Nominating Committee or the board of directors. Another qualification requirement provides that a person will not be eligible to serve or to continue to serve as a director if, as determined by the TDS Corporate Governance and Nominating Committee or the board of directors with the advice of counsel, (i) such person's election as a director would violate federal, state or foreign law or applicable stock exchange requirements (other than those related to independence) or (ii) such person has been convicted, including a plea of guilty or nolo contendere, of any felony, or of any misdemeanor involving moral turpitude.

Section 1.15 of the TDS Bylaws provides that a person properly nominated by a shareholder for election as a TDS director shall not be eligible for election as a director unless he or she signs and returns to the Secretary of TDS, within fifteen days of a request therefor, written responses to any questions posed by the Secretary, that are intended to (i) determine whether such person may qualify as independent and would qualify to serve as a director of TDS under rules of the FCC, and (ii) obtain information that would be disclosed in a proxy statement with respect to such person as a nominee for election as a director and other material information about such person.

The TDS Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director nominees. However, as reflected in its Code of Business Conduct, TDS values diversity and does not discriminate on the basis of gender, age, race, color, sexual orientation, religion, ancestry, national origin, marital status, disability, military or veteran status or citizenship status. In considering whether to recommend that individuals be nominated as director candidates, the Corporate Governance and Nominating Committee takes into account all facts and circumstances, including diversity. For this purpose, diversity broadly means a variety of backgrounds, experience, skills, education, attributes, perspectives and other differentiating characteristics. TDS believes that it is desirable for a board to have directors who can bring the benefit of diverse backgrounds, experience, skills and other characteristics to permit the board to have a variety of views and insights. Accordingly, the Corporate Governance and Nominating Committee considers how director candidates can contribute to board diversity as one of the many factors it considers in identifying nominees for director.

Whether or not the Corporate Governance and Nominating Committee will recommend that the TDS board re-nominate, and the TDS board will re-nominate, existing directors for re-election depend on all facts and circumstances, including views on how the director has performed and is performing his or her duties. In the event of a vacancy on the board of a director elected by the holders of Series A Common Shares and Preferred Shares, nominations are based on the recommendation of the trustees of the TDS Voting Trust. In the event of a vacancy on the board of a director elected by the holders of Common Shares, TDS may use various sources to identify potential candidates, including an executive search firm. In addition, the Corporate Governance and Nominating Committee may consider recommendations by shareholders that hold a significant number of Common Shares. Potential candidates are initially screened by the Corporate Governance and Nominating Committee and by other persons as the Corporate Governance and Nominating Committee designates. Following this process, the Corporate Governance and Nominating Committee will consider whether one or more candidates should be considered by the full board of directors. When appropriate, information about the candidate is presented to and discussed by the full board of directors.

All of the incumbent nominees approved by the TDS board for inclusion on TDS’ proxy card for election at the 2016 Annual Meeting were recommended for re-nomination by the Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee has recommended that Herbert S. Wander be appointed Director Emeritus at the expiration of his term at the 2017 annual meeting and that Kim D. Dixon be nominated for election as director to succeed Mr. Wander with the exception that Kim D. Dixon is recommended for election by the holders of Common Shares whereas Herbert S. Wander is a director who was elected by the holders of Series A Common Shares and Preferred Shares.

In 2016, TDS paid a fixed fee to a search firm for identification of potential board candidates.

Shareholder Engagement

The TDS board of directors and management value the views of our shareholders and are committed to doing what is in the best interests of all shareholders over the long term.

TDS has a long record of shareholder engagement. Quarterly, we conduct earnings conference calls both telephonically and by webcast to discuss financial results with shareholders. Also, senior management attends and all directors are encouraged to attend each Annual Meeting of Shareholders, and shareholders have the opportunity to make comments and ask questions at such meeting. We also regularly attend investor conferences and hold one-on-one meetings with shareholders and potential investors throughout the United States as well as overseas. In addition, we have telephonic calls with shareholders and analysts on a regular basis, review correspondence submitted by shareholders to management and/or the board of directors, and have discussions with proxy advisory services.

TDS also has an open door policy. If shareholders are in the Chicago area and would like to meet members of management, the Investor Relations team will try to accommodate them, calendars permitting.

Management spends a significant time meeting with our shareholders, listening to their concerns and responding to their feedback on company performance, corporate governance, executive compensation and other matters. Our shareholder engagement efforts with respect to corporate governance topics are intended to occur outside of the proxy season.  Our engagement team is led by our Senior Vice President of Corporate Relations and Corporate Secretary and, depending on the particular engagement, may include independent directors of TDS, or executive officers of TDS, U.S. Cellular and/or TDS Telecom, including the Chairman, President/CEO and/or CFO of such entities. In addition, such engagement often includes LeRoy T. Carlson, Jr., who is President and CEO of TDS and Chairman of U.S. Cellular and TDS Telecom, as well as a director, a trustee of the Voting Trust that controls TDS and a beneficial owner of a significant equity interest in TDS.

TDS’ shareholder engagement program will at all times be conducted in accordance with applicable law, including Regulation FD, and it does not share material non-public information with any shareholder, investor or analyst. Further, our shareholder engagement program in no way replaces or diminishes other ways in which shareholders can communicate with management or the board of directors.

Shareholders have multiple avenues to provide input. TDS provides its shareholders with the ability to voice their perspectives to management or the board of directors by mail or email, with an option to direct such communications to any individual director, a specific committee, all independent directors, all non-employee directors or all directors.

TDS encourages you to share your opinions, interests and concerns and invites you to write to us with your views and suggestions. TDS’ Investor Relations department is the key point of contact for shareholder interaction with TDS, and shareholders are encouraged to call, write or email us with comments or questions. Shareholders may access information about TDS and obtain contact information through the Investor Relations section of our website, www.tdsinc.com . If you would like to communicate directly to our board of directors, please refer to the next section entitled "Shareholder Communication with Directors."

Shareholder Communication with Directors

Shareholders or other interested parties may send germane communications to the TDS board of directors, to the Chairman of the Board, to the non-management or independent directors or to specified individual directors of TDS at any time. Shareholders or other interested parties should direct their communication to such persons or group in care of the Secretary of TDS at its corporate headquarters, 30 N. LaSalle St., Suite 4000, Chicago IL 60602. Any shareholder or other communications that are addressed to the board of directors, the Chairman of the Board, the non-management or independent directors or specified individual directors will be delivered by the Secretary of TDS to such persons or group.

For more information, see the instructions on TDS' website, www.tdsinc.com , under Corporate Governance—Board of Directors—Contact the Board.

Meetings of Non-Management and Independent Directors

As required by NYSE listing standards, the non-management directors of TDS meet at regularly scheduled executive sessions without management. The TDS Chairman of the Board, Walter C. D. Carlson, a non-management director, presides at all meetings of the non-management directors. In addition, as required by NYSE listing standards, the independent directors of TDS meet at least once per year in an executive session without management or directors who are not independent.

TDS Policy on Attendance of Directors at Annual Meeting of Shareholders

All directors are invited and encouraged to attend each Annual Meeting of shareholders, which is normally followed by a meeting of the board of directors. In general, all directors attend each Annual Meeting of shareholders unless they are unable to do so due to unavoidable commitments or intervening events. All of the persons serving as directors at the time, other than Dr. Letitia G. Carlson, attended the 2016 annual meeting.

Stock Ownership Guidelines

The TDS Corporate Governance Guidelines provide that, within three years after the date on which a director first became a director and thereafter for so long as each director remains a director of TDS, each director shall own Series A Common Shares and/or Common Shares having a combined value of at least three times the cash retainer which is currently $80,000. The board of directors reviews this minimum ownership requirement periodically and the amount was increased in 2016. The stock ownership guidelines are included in TDS' Corporate Governance Guidelines, which have been posted to TDS' website, www.tdsinc.com , under Corporate Governance—Governance Guidelines.

Although TDS does not have stock ownership guidelines for executive officers, certain executive officers are directors and, therefore, are subject to the foregoing director stock ownership guidelines. In particular, as of February 28, 2017, the following executive officers were directors and subject to such stock ownership guidelines and each beneficially owned considerably more shares of common stock (Common Shares and Series A Common Shares) than required: excluding stock option awards, restricted stock units and phantom awards, LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS owned 4,064,406 shares; Kenneth R. Meyers, President and Chief Executive Officer of U.S. Cellular owned 47,229 shares; and David A. Wittwer, President and Chief Executive Officer of TDS Telecommunications Corporation owned 9,440 shares.

Code of Business Conduct and Ethics Applicable to Directors

As required by Section 303A.10 of the NYSE Listed Company Manual, TDS has adopted a Code of Business Conduct and Ethics for Officers and Directors. This code has been posted to TDS' website, www.tdsinc.com , under Corporate Governance—Officer & Director Code of Conduct.

EXECUTIVE OFFICERS

The following executive officers of TDS were identified in the above tables regarding the election of directors: LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS; Kenneth R. Meyers, President and Chief Executive Officer of U.S. Cellular; and David A. Wittwer, President and Chief Executive Officer of TDS Telecommunications Corporation. In addition to the executive officers identified in the tables regarding the election of directors, set forth below is a table identifying current officers of TDS and its subsidiaries who are executive officers of TDS under SEC rules. Unless otherwise indicated, the position held is an office of TDS. The age of the following persons is as of the date of this 2017 Proxy Statement.

Name	Age	Position
Daniel J. Dewitt	65	Senior Vice President of Human Resources
Joseph R. Hanley	50	Senior Vice President—Technology, Services and Strategy
Jane W. McCahon	56	Senior Vice President—Corporate Relations and Corporate Secretary
Peter L. Sereda	58	Senior Vice President—Finance and Treasurer
Douglas D. Shuma	56	Senior Vice President—Finance and Chief Accounting Officer
Kurt B. Thaus	58	Senior Vice President and Chief Information Officer
Scott H. Williamson	66	Senior Vice President—Acquisitions and Corporate Development

Daniel J. DeWitt.        Daniel J. DeWitt was appointed Senior Vice President of Human Resources in January 2017.  Prior to that, he was an Executive Psychologist at Shields Meneley Partners, since 2006.

Joseph R. Hanley.     Joseph R. Hanley was appointed Senior Vice President—Technology, Services and Strategy of TDS in 2012. Prior to that, he was Vice President—Technology Planning and Services of TDS for more than five years.

Jane W. McCahon.     Jane W. McCahon was appointed Senior Vice President—Corporate Relations and Corporate Secretary in 2016. Prior to that, she was Vice President—Corporate Relations and Corporate Secretary since 2013. She joined TDS as Vice President—Corporate Relations in 2009.

Peter L. Sereda.     Peter L. Sereda was appointed Senior Vice President—Finance and Treasurer of TDS in 2011. Prior to that, Mr. Sereda was Vice President and Treasurer of TDS for more than five years. In 2014, Mr. Sereda was appointed to the board of directors of U.S. Cellular.

Douglas D. Shuma.     Douglas D. Shuma was appointed Senior Vice President—Finance and Chief Accounting Officer in March 2015. Prior to that, he was the Senior Vice President and Controller for more than five years. Pursuant to the TDS Bylaws, Mr. Shuma has been chief accounting officer of TDS since 2007 and has been the chief financial officer of TDS since 2013. Mr. Shuma was appointed Chief Accounting Officer of U.S. Cellular and TDS Telecom in 2011. Mr. Shuma is a Certified Public Accountant (inactive). In 2014, Mr. Shuma was appointed to the board of directors of U.S. Cellular. He is also a director of TDS Telecom.

Kurt B. Thaus.     Kurt B. Thaus has been the Senior Vice President and Chief Information Officer of TDS for more than five years. In 2014, Mr. Thaus was appointed to the board of directors of U.S. Cellular.

Scott H. Williamson.     Scott H. Williamson has been the Senior Vice President—Acquisitions and Corporate Development of TDS for more than five years.

All of the executive officers devote all of their employment to the affairs of TDS and/or its subsidiaries.

Codes of Business Conduct and Ethics Applicable to Officers

As required by Section 303A.10 of the NYSE Listed Company Manual, TDS has adopted a Code of Business Conduct and Ethics for Officers and Directors, that also complies with the definition of a "code of ethics" as set forth in Item 406 of Regulation S-K of the SEC. The foregoing code has been posted to TDS' Internet website, www.tdsinc.com , under Corporate Governance—Officer & Director Code of Conduct.

In addition, TDS has adopted a broad Code of Business Conduct that is applicable to all officers and employees of TDS and its subsidiaries. The foregoing code has also been posted to TDS' Internet website, www.tdsinc.com , under Corporate Governance—Code of Conduct.

TDS intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to any of the foregoing codes, by posting such information to TDS' Internet website. Any waivers of any of the foregoing codes for directors or executive officers will be approved by TDS' board of directors or an authorized committee thereof, as applicable, and disclosed in a Form 8-K that is filed with the SEC within four business days of such waiver. There were no such waivers during 2016.

PROPOSAL 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I being asked to vote on in Proposal 2?

In Proposal 2, we are requesting shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. This proposal gives our shareholders the opportunity to express their views on TDS' independent registered public accounting firm for the current fiscal year.

How does the board of directors recommend that I vote on this proposal?

The board of directors unanimously recommends a vote FOR approval of the ratification of the selection of PricewaterhouseCoopers LLP as TDS' independent registered public accounting firm for the fiscal year ending December 31, 2017.

We anticipate continuing the services of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year. Representatives of PricewaterhouseCoopers LLP, which served as our independent registered public accounting firm for the last fiscal year, are expected to be present at the 2017 Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the 2017 Annual Meeting or submitted in writing prior thereto.

Is this vote binding on the board of directors?

This vote is an advisory vote only, and therefore it will not bind TDS, our board of directors or the Audit Committee. We are not required to obtain shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm by our Bylaws or otherwise. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes which could be cast by shares present or represented by proxy at the 2017 Annual Meeting and entitled to vote with respect to such matter. Should the shareholders fail to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee will review whether to retain such firm for the fiscal year ending December 31, 2017.

Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 2.

FEES PAID TO PRINCIPAL ACCOUNTANTS

The following sets forth the aggregate fees (including expenses) billed by TDS' principal accountants PricewaterhouseCoopers LLP for 2016 and 2015:

	2016	2015
Audit Fees[1]	$4,561,773	$4,673,181
Audit Related Fees[2]	285,000	352,004
Tax Fees[3]	–	–
All Other Fees[4]	16,740	16,740
Total Fees	$4,863,513	$5,041,925

1.    Represents the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements for the years 2016 and 2015 included in TDS' and U.S. Cellular's Forms 10-K for those years and the reviews of the financial statements included in TDS' and U.S. Cellular's Forms 10-Q for those years, including the attestation and report relating to internal control over financial reporting. Also includes fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, attest services, consents, and review of documents filed with the SEC.

2.    Represents the aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of TDS' and U.S. Cellular's financial statements that are not reported under Audit Fees. In both 2016 and 2015, this amount represents fees billed for audits of subsidiaries.

3.    Represents the aggregate fees billed by PricewaterhouseCoopers LLP for tax compliance, tax advice, and tax planning, if any.

4.    Represents the aggregate fees billed by PricewaterhouseCoopers LLP for services, other than services described in Notes (1), (2) or (3), if any. In both 2016 and 2015, this amount includes the fee for access to a virtual accounting research service.

See "Corporate Governance—Audit Committee—Pre-Approval Procedures" above for a description of the Audit Committee's pre-approval policies and procedures with respect to TDS' independent registered public accounting firm.

AUDIT COMMITTEE REPORT

This report is submitted by the current members of the Audit Committee of the board of directors of TDS. The Audit Committee operates under a written charter adopted by the TDS board of directors, a copy of which is available on TDS' website, www.tdsinc.com , under Corporate Governance—Board of Directors—Board Committees & Charters.  Christopher D. O’Leary joined the Audit Committee in August 2016.

Management is responsible for TDS' internal controls and the financial reporting process. TDS has an internal audit staff, which performs testing of internal controls and the financial reporting process. TDS' independent registered public accounting firm is responsible for performing an independent audit of TDS' consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee held meetings with management, the internal audit staff and representatives of PricewaterhouseCoopers LLP, TDS' independent registered public accounting firm for 2016. In these meetings, the Audit Committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2016. Management represented to the Audit Committee that TDS' consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee reviewed and discussed the consolidated financial statements with management and representatives of PricewaterhouseCoopers LLP.

The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by PCAOB Auditing Standard No. 1301, Communications with Audit Committees, relating to information regarding the scope and results of the audit. The Audit Committee also received from PricewaterhouseCoopers LLP written disclosures and a letter regarding its independence as required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and this information was discussed with PricewaterhouseCoopers LLP.

Based on and in reliance upon these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2016 be included in TDS' Annual Report on Form 10-K for the year ended December 31, 2016.

In addition to the foregoing report required by SEC rules, the following represents supplemental information voluntarily disclosed by the Audit Committee:

The Audit Committee holds regularly scheduled meetings in person on a quarterly basis, and also holds quarterly meetings by teleconference to review and approve the financial results for the immediately preceding period. The Audit Committee reviews TDS' Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC. The Audit Committee's agenda for meetings is established by the Audit Committee's chairperson and the TDS Vice President - Internal Audit.

During 2016, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of TDS' financial management team. Additionally, the Audit Committee had separate private sessions, during its regularly scheduled meetings, with TDS management, TDS' Vice President - Internal Audit, TDS' General Counsel, and representatives of PricewaterhouseCoopers LLP, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place.

The Audit Committee is updated periodically on management's process to assess the adequacy of TDS' system of internal control over financial reporting, the framework used to make the assessment and management's conclusions on the effectiveness of TDS' internal control over financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP TDS' internal control assessment process, management's assessment with respect thereto and its evaluation of TDS' system of internal control over financial reporting.

The Audit Committee reviewed with senior members of management, including the Vice President - Internal Audit and General Counsel, TDS' policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of TDS' legal, regulatory and ethical compliance programs, including TDS' Code of Business Conduct, were also reviewed.

The Audit Committee evaluates the performance of PricewaterhouseCoopers LLP, including the senior audit engagement team, each year and determines whether to reengage PricewaterhouseCoopers LLP or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors' capabilities and the auditors' technical expertise and knowledge of TDS' operations and industry. Based on this evaluation, the Audit Committee decided to engage PricewaterhouseCoopers LLP as TDS' independent registered public accountants for the year ending December 31, 2017, and reviewed with senior members of TDS' financial management team, PricewaterhouseCoopers LLP and the Vice President - Internal Audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and PricewaterhouseCoopers LLP of TDS' internal controls over financial reporting and the quality of TDS' financial reporting. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, TDS anticipates that it will continue to request shareholders to ratify the selection of the independent registered public accounting firm at annual meetings of shareholders. Proposal 2 in this 2017 Proxy Statement includes a proposal for consideration at the 2017 Annual Meeting requesting that shareholders ratify the selection of PricewaterhouseCoopers LLP as TDS' independent registered public accountants for the year ending December 31, 2017.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements of TDS, including the quality, not just the acceptability, of the financial reporting, the reasonableness of significant accounting judgments and estimates, the clarity of disclosures in the financial statements, and the assessment of TDS' internal controls over financial reporting.

The Audit Committee considered and concluded that the provision of non-audit services by PricewaterhouseCoopers LLP to TDS during 2016 was compatible with their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of TDS management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports, and of PricewaterhouseCoopers LLP, who are engaged to audit and report on the consolidated financial statements of TDS and its subsidiaries and the effectiveness of TDS' internal control over financial reporting.

By the members of the Audit Committee of the board of directors of TDS:

George W. Off, Chair	Clarence A. Davis	Christopher D. O’Leary	Mitchell H. Saranow	Herbert S. Wander

PROPOSAL 3

APPROVAL OF THE TELEPHONE AND DATA SYSTEMS, INC. INCENTIVE PLAN

In Proposal 3, we are requesting our shareholders to approve the Telephone and Data Systems, Inc. Incentive Plan (the "Incentive Plan"), including the material terms of the performance measures included in the Incentive Plan.  The Incentive Plan was approved by the Compensation Committee of the Board in March 2017 and will be effective for performance periods commencing on and after January 1, 2017, subject to shareholder approval.

The Incentive Plan will allow the Compensation Committee to utilize specified financial or individual measures (as more fully described below) when determining awards under the Incentive Plan.  If the Incentive Plan is approved by our shareholders at the annual meeting, it is intended that the Incentive Plan will qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), which would generally allow awards granted under the Incentive Plan to be tax deductible by us, assuming other regulatory requirements are satisfied.  Section 162(m) limits the deduction for federal income tax purposes of compensation for the chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer) as of the last day of a company’s taxable year (collectively, the "162(m) covered employees") to $1 million per year, unless such compensation qualifies as "performance-based compensation" under Section 162(m).  Various requirements must be satisfied in order for compensation paid to the 162(m) covered employees to qualify as performance-based compensation within the meaning of Section 162(m).  One such requirement is that the compensation must be paid based upon the attainment of performance measures established by a committee of board members, each meeting the definition of "outside director" as defined in Section 162(m).  In addition, the material terms of the performance measures established by such committee must have been approved by shareholders.

We are accordingly requesting our shareholders to approve the Incentive Plan, including the material terms of the performance measures included in the plan, so that certain compensation paid under the Incentive Plan may qualify as performance-based compensation under Section 162(m), assuming other regulatory requirements are satisfied.  If our shareholders do not approve the Incentive Plan, then the Incentive Plan and any outstanding awards under such plan, will be void and of no effect, and our Compensation Committee will re-evaluate our incentive program in order to continue to provide compensation to attract, retain and motivate our officers and other employees.

The following is a description of the material terms of the performance measures and certain other material terms of the Incentive Plan.  This description is qualified in its entirety by reference to the Incentive Plan, a copy of which has been included as Exhibit A to this Proxy Statement.

Material Terms of the Performance Measures

Eligible Participants.  Under the terms of the Incentive Plan, executive officers (within the meaning of the Securities Exchange Act of 1934, as amended) of TDS and its subsidiaries are eligible to participate in the plan.  The Compensation Committee, in its discretion, will approve the executive officers to whom awards may from time to time be granted under the Incentive Plan, and will do so not later than 90 days after the beginning of the performance period (or, if earlier, not later than the date on which 25% of the performance period has been completed) (the "Applicable Period").  As of March 31, 2017, ten executive officers were eligible to participate in the Incentive Plan.

Award Limits.  Under the terms of the Incentive Plan, no participant will receive a payment under the plan with respect to any performance period having a value in excess of $4,000,000, which maximum amount will be proportionately adjusted with respect to performance periods that are less than or greater than one year in duration.

Performance Measures.  Under the Incentive Plan, the performance goals applicable to a particular award will be established in writing by the Compensation Committee during the Applicable Period.  To the extent necessary for an award to be qualified performance-based compensation under Section 162(m), the performance measures will be based on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures:

earnings per share; earnings before interest and taxes ("EBIT"); earnings before interest, taxes, depreciation and amortization ("EBITDA"); earnings as determined other than in accordance with generally accepted accounting principles ("GAAP"); stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; capital expenditures; net income; operating income; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful integration of acquisitions; return to stockholders (including dividends); earnings before or after taxes and/or interest; return on investments; interest expense; sales; costs; expenses; economic value created; operating margin; gross margin; pretax earnings before interest, depreciation and/or amortization; market share; customer count; cost per gross or net customer addition; revenue per customer; customer turnover rate; return on operating costs; ratios of employees to volume of business measures and population in licensed or operating markets; financing costs; ratios of capital spending and investment to volume of business measures; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, and goals relating to acquisitions or divestitures or any combination thereof.

Each goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of TDS (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance).  In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets or any combination thereof.

The measures utilized in establishing performance goals under the Incentive Plan will, to the extent applicable (i.e., if the relevant performance goal is based on a GAAP measure), be determined in accordance with GAAP and in a manner consistent with the methods used in TDS’ audited consolidated financial statements, without regard to (a) extraordinary or other nonrecurring, infrequently occurring or unusual items, as determined by TDS’ independent public accountants in accordance with GAAP, (b) changes in accounting, as determined by TDS’ independent public accountants in accordance with GAAP, or (c) special charges, such as restructuring or impairment charges, unless, in each case, the Compensation Committee decides otherwise within the Applicable Period or as otherwise required under Section 162(m) of the Code.

The Compensation Committee retains the discretion to grant awards under the Incentive Plan that are not intended to qualify as qualified performance-based compensation under Section 162(m).

Summary Description of the Incentive Plan

Purpose.  The purposes of the Incentive Plan are to retain and motivate officers of TDS and its subsidiaries who have been designated by the Compensation Committee to participate in the Incentive Plan for a specified performance period by providing such designated officers with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for that performance period.

Administration.  The Incentive Plan will be administered by the Compensation Committee, which will be comprised solely of "outside directors" within the meaning of Section 162(m).  The Compensation Committee will establish terms regarding the timing of payment of awards.  As soon as practicable after the end of each performance period, the Compensation Committee will make a determination in writing with regard to the attainment of the performance targets for such performance period and will calculate the maximum payout of incentive award for each participant.  The Compensation Committee will have the power and authority to interpret the Incentive Plan and reduce or eliminate for any reason the payout that would otherwise be payable to a participant based on the established target award and payout schedule.

The Compensation Committee may delegate all or a portion of its authority under the Incentive Plan to TDS’ Chief Executive Officer or other executive officer as it deems appropriate, except that the Compensation Committee may not delegate any such authority with respect to awards to 162(m) covered employees.

Award Types.  The Incentive Plan will provide cash award opportunities for eligible participants.

Effective Date, Amendment and Termination.  If approved by our shareholders pursuant to this Proposal 3, the Incentive Plan will be effective for performance periods commencing on and after January 1, 2017, and continue in effect until terminated by our Compensation Committee.  If the Incentive Plan is not approved by our shareholders pursuant to this Proposal 3, the Incentive Plan, and all outstanding awards under the plan, will be void and of no effect.  The Committee may amend the Incentive Plan as it deems advisable, subject to any requirements of shareholder approval.

New Plan Benefits.   Subject to approval by TDS’ shareholders, target award opportunities for our named executive officers and the executive group for the 2017 performance period under the Incentive Plan are set forth in the table below.

Telephone and Data Systems, Inc. Incentive Plan

Executive Officer	Dollar Value of Target Award[1]
LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS	$1,217,430
Kenneth R. Meyers, President and Chief Executive Officer of U.S. Cellular	$(2)
Douglas D. Shuma, Senior Vice President-Finance and Chief Accounting Officer	$245,575
Scott H. Williamson, Senior Vice President-Acquisitions and Corporate Development	$340,000
David A. Wittwer, President and Chief Executive Officer of TDS Telecommunications Corporation	$490,500
Executive Group (ten executive officers)	$3,214,880
Non-Executive Director Group	$(3)
Non-Executive Officer Employee Group	$(3)

  Actual awards payable under the Incentive Plan may range from 0% to 200% of the target award depending on actual TDS and individual performance during the performance period.
  For 2017, Mr. Meyers was not designated as a participant in the Incentive Plan as his bonus will be determined under the bonus program applicable to U.S. Cellular.
  There are no members of the Non-Executive Director Group or the Non-Executive Officer Employee Group who are eligible for awards under the Incentive Plan.

Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 3.

PROPOSAL 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

What am I being asked to vote on in Proposal 4?

In Proposal 4, we are providing shareholders with a vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this 2017 Proxy Statement pursuant to compensation disclosure rules set forth in Item 402 of Regulation S-K of the SEC (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure). This vote is required to be submitted to shareholders pursuant to SEC rules adopted under provisions in the Dodd-Frank Act codified in Section 14A of the Securities Exchange Act of 1934, as amended. The advisory vote on executive compensation described in this proposal is commonly referred to as a "Say-on-Pay" vote.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this 2017 Proxy Statement.

How does the board of directors recommend that I vote on this proposal?

The board of directors unanimously recommends a vote FOR approval of the Say-on-Pay proposal.

TDS believes that its executive compensation program is reasonable, competitive and strongly focused on pay for performance. TDS' compensation objectives for executive officers are to support the overall business strategy and objectives, attract and retain high-quality management, link compensation to both individual and company performance, and provide compensation that is both competitive and consistent with our financial performance.

Consistent with these goals and as disclosed in the Compensation Discussion and Analysis, the Compensation Committee has developed and approved an executive compensation philosophy to provide a framework for TDS' executive compensation program featuring the policies and practices described in the Executive Summary of the Compensation Discussion and Analysis below.

Is this vote binding on the board of directors?

The Say-on-Pay vote is an advisory vote only, and therefore will not bind TDS, our board of directors or the Compensation Committee. However, the board of directors and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

The results of the Say-on-Pay vote will be disclosed on a Form 8-K.

Your board of directors unanimously recommends a vote "FOR" the approval of Proposal 4.

PROPOSAL 5
ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTES

What am I being asked to vote on in Proposal 5?

In Proposal 5, we are asking shareholders to vote, on an advisory basis, as to whether future Say-on-Pay votes should be held every year, every two years or every three years.

TDS is required to request shareholders to vote, on an advisory basis, on the frequency of holding Say-on-Pay votes, commonly referred to as a "Say-on-Frequency" vote, at least once every six years. TDS held a Say-on-Frequency vote at the 2011 Annual Meeting. At that meeting, shareholders voted by a substantial majority to hold a Say-on-Pay vote every year. Based on the results of the Say-on-Frequency vote in 2011, the TDS board of directors adopted a policy to hold the Say-on-Pay vote every year, as was previously disclosed in TDS' Current Report on Form 8-K dated May 19, 2011. Accordingly, TDS is holding a Say-on-Pay vote every year unless and until this policy is changed.

How does the board of directors recommend that I vote on this proposal?

After careful consideration of this proposal, our board of directors has determined that TDS should hold a Say-on-Pay vote every year for a number of reasons, including the following:

  An annual Say-on-Pay vote will allow us to obtain shareholder input on our executive compensation program on a more consistent basis which aligns more closely with our objective to engage in regular dialogue with our shareholders on corporate governance matters, including our executive compensation philosophy, policies and practices.
  A one-year frequency provides the highest level of accountability and communication by enabling the Say-on-Pay vote to correspond with the most recent executive compensation information presented in our Proxy Statement for the Annual Meeting.
  A frequency that exceeds one year may make it more difficult for the Compensation Committee to understand and respond to the voting results because it may be unclear whether the shareholder vote pertains to the most recent executive compensation information presented in our Proxy Statement or to pay practices from the previous two years or both.
  Holding Say-on-Pay votes annually reflects sound corporate governance principles and is consistent with a majority of institutional investor policies.
  Shareholders are not voting to approve or disapprove the board of director's recommendation. Instead, the proxy card provides shareholders with four choices with respect to this proposal: every year, every two years, every three years or shareholders may abstain from voting on the proposal.

Is this vote binding on the board of directors?

This vote is an advisory vote only, and therefore it will not bind TDS or our board of directors. However, the board of directors and the Compensation Committee will consider the voting results as appropriate when considering TDS' policy on the frequency of future Say-on-Pay votes. The option of every year, every two years or every three years that receives the highest number of votes cast by shareholders will be considered by the board of directors and the Compensation Committee as the shareholders' recommendation as to the frequency of future Say-on-Pay votes. Nevertheless, the board of directors and the Compensation Committee may decide that TDS' policy should be to hold Say-on-Pay votes more or less frequently than the option that receives the most votes from shareholders. As required by SEC rules, TDS will disclose on a Form 8-K its decision in light of such vote as to how frequently TDS will include a shareholder vote on the compensation of executives in its proxy materials until the next Say-on-Frequency vote.

TDS is required to request shareholders to vote on a Say-on-Frequency proposal at least once every six years. Accordingly, TDS intends to next submit a Say-on-Frequency proposal to shareholders at the 2023 Annual Meeting of shareholders.

The board of directors unanimously recommends a vote for holding a Say-on-Pay vote EVERY YEAR with respect to Proposal 5.

EXECUTIVE AND DIRECTOR COMPENSATION

The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation Table and other tables included below, as well as our financial statements and management's discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

TDS and its business units are committed to providing the very best in customer satisfaction, achieving long-term profitable growth, and building the high-quality teams required to make this possible. As such, we focus on operating in a fiscally responsible manner, and on recruiting and retaining talented employees who believe in the company's values and long-term perspective.

The objectives of TDS' compensation programs for executive officers are to:

  support TDS' overall business strategy and objectives;

  attract and retain high quality management;

  link individual compensation with attainment of individual performance goals and with attainment of business unit and TDS objectives; and

  provide competitive compensation opportunities consistent with the financial performance of TDS.

The primary financial focus of TDS as a consolidated enterprise is the increase of long-term shareholder value measured primarily in such terms as consolidated operating revenue growth, consolidated adjusted earnings before interest, taxes, depreciation, and amortization, and consolidated capital spending. Operating units of TDS may have somewhat different primary financial measures. TDS' compensation policies for executive officers are designed to reward the achievement of such corporate performance goals.

TDS' compensation programs are designed to reward performance of TDS on both a short-term and long-term basis. With respect to the named executive officers identified in the Summary Compensation Table, the design of compensation programs and performance rewarded are similar but with some differences for each of the named executive officers depending on such officer's position and responsibilities. TDS' policies establish incentive compensation performance goals for executive officers based on factors over which such officers have some control and which are viewed as important to TDS' long-term success. TDS believes compensation should be related to the performance of TDS. References to "CEO" below refer to the Chief Executive Officer and may refer to the President and CEO of TDS, U.S. Cellular or TDS Telecom, as indicated.

The Compensation Committee evaluates the performance of the President and CEO of TDS in light of the annual and ongoing objectives for TDS and for its primary business units and the degree of attainment of those objectives, and sets the elements of compensation for the President and CEO of TDS based on such performance evaluation and compensation principles, as discussed below.

With respect to the other executive officers identified in the Summary Compensation Table, the Compensation Committee reviews management's evaluation of the performance of such executive officers and determines and approves the elements of compensation for such executive officers based on such performance evaluations and compensation principles and the Compensation Committee's own assessment on the performance of these officers, as discussed below.

Executive Compensation Best Practices

We annually review all elements of compensation and where appropriate may make changes. The following table provides a summary of "what we do" and "what we don't do".

What we do		What we don't do
▪	Beginning in 2016, added performance-based stock units to align pay and performance over a 3 year period	▪	Hedging by officers is prohibited

▪

We have a Compensation Committee, comprised solely of independent directors, that reviews and approves the salaries, bonuses and long-term compensation of executive officers (other than the President and Chief Executive Officer of U.S. Cellular, which compensation is approved by the U.S. Cellular's chairman and long-term incentive compensation committee)

▪ ▪

Except in limited circumstances, our plans, awards and agreements do not include tax gross-ups

TDS does not backdate options or have any program, plan or practice to time the grant of awards in coordination with the release of material non-public information

▪	We designed our compensation programs to motivate executive officers to act in the long-term interest of TDS	▪	TDS does not provide excessive perquisites

▪

Our executive officer compensation levels are based in part on competitive market compensation data supplied by our Compensation Committee's independent compensation consultant, Compensation Strategies, Inc., and by our compensation consultant, Willis Towers Watson

▪	A major compensation goal is to provide compensation and benefit programs that are both attractive and fiscally responsible

▪	We believe our executive bonus program is appropriately balanced between company and individual performance

▪	The maximum amount of the TDS bonus paid to officers related to company performance is 192.5% of the target opportunity allocated to company performance

▪	TDS may seek to adjust or recover awards or payments if performance measures are restated or otherwise adjusted as described under "Clawback" below

Say-on-Pay Vote

SEC rules require TDS to disclose whether and, if so, how it considered the results of the most recent Say-on-Pay vote in determining compensation policies and decisions and, if so, how that consideration has affected its executive compensation decisions and policies.

At our 2016 annual meeting, almost 99% of the votes represented were cast FOR the Say-on-Pay proposal with respect to 2016 named executive officer compensation, as disclosed in TDS' 2016 proxy statement.

When considering your Say-on-Pay vote, please consider that we took feedback from our annual shareholder engagement and have changed our long-term incentive plan to include performance-based share units.

Changes to Compensation Policies

As required by SEC rules, the following discloses any changes to compensation policies and decisions due to the results of the Say-on-Pay vote in 2016, as well as other changes to the compensation policies and decisions since the 2016 proxy statement.  Considering the substantial support from shareholders in 2016, the Compensation Committee did not make any changes to TDS' executive compensation policies and decisions with respect to 2016 executive compensation specifically as a result of the Say-on-Pay vote in 2016. However, the following changes were made to executive compensation policies in 2016 compared to prior years based on feedback from our annual shareholder engagement:

As discussed below, TDS introduced performance share unit awards and reduced the proportion of long-term equity consisting of stock options in 2016 for certain TDS executives.

In addition, the performance measures considered and the weightings were changed from the 2015 Executive Bonus Plans to the 2016 Executive Bonus Plan as follows:

  2015 measures were:  Consolidated operating revenue growth (40%), consolidated adjusted EBITDA, which is adjusted earnings before interest, taxes, depreciation and amortization (40%) and consolidated simple free cash flow (20%).
  2016 measures are:  Consolidated operating revenue (50%), consolidated adjusted EBITDA (35%) and consolidated capital spending (15%).

Also, as noted above, TDS is adopting the Telephone and Data Systems, Inc. Incentive Plan and requesting shareholders to approve the plan, including  the material terms of the performance measures to be used for certain incentive compensation awards under the plan, so that certain compensation paid under the plan may qualify as performance-based compensation and be deductible under Section 162(m) of the Internal Revenue Code.  This plan will first be applicable with respect to 2017.

TDS' Compensation Program

The elements of executive compensation include both annual cash and long-term equity compensation. Annual compensation decisions are based on both individual and corporate short-term and long-term performance. TDS has chosen to pay and provide these elements of compensation after considering common compensation practices of peers and other companies with similar characteristics, in order to support TDS' overall business strategy and objectives. Executive compensation is intended to provide an appropriate balance between long-term and short-term performance.

Elements of Compensation

Annual Cash Compensation	Equity Compensation	Other Benefits Available to Named Executives	Other Generally Applicable Benefits Plans
• Salary	• Performance Share Unit Awards	• Supplemental Executive Retirement Plan	• Tax-Deferred Savings Plan (401(k))
• Bonus	• Stock Options	• Minimal Perquisites	• Pension Plan
	• Stock Awards	• Deferred compensation	• Welfare Benefits (during employment and retirement)

The Compensation Committee does not consider an officer's outstanding equity awards or stock ownership levels when determining the value of the long-term incentive award component of such officer's compensation. The Compensation Committee makes long-term incentive awards based on performance for a particular year and other considerations as described herein.

Risks Relating to Compensation to Executive Officers

TDS does not believe that the incentives in compensation arrangements maintained by TDS encourage executive officers to take unnecessary, excessive or inappropriate risks that could threaten the value of TDS, or that risks arising from TDS' compensation policies and practices for executive officers are reasonably likely to have a material adverse effect on TDS. Also, TDS does not believe that risks arising from TDS' compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on TDS. See discussion under "Risks from Compensation Policies and Practices" below.

Compensation Consultant

Willis Towers Watson is TDS management's primary compensation consultant. Willis Towers Watson is engaged by TDS management who provide from time to time to the Compensation Committee various materials provided to TDS by Willis Towers Watson as described below. Willis Towers Watson also provides compensation consulting and other services to TDS' subsidiary, U.S. Cellular, which are described in the U.S. Cellular 2017 proxy statement. The TDS Compensation Committee has no involvement in such consulting or other services provided to U.S. Cellular.

As required by SEC rules, the following discloses the role of Willis Towers Watson in determining or recommending the amount or form of executive officer compensation, the nature and scope of the assignment, and the material elements of the instructions or directions given to Willis Towers Watson with respect to the performance of its duties under its engagement: Willis Towers Watson provides external market compensation data to TDS from its executive compensation survey database. See "Benchmarking/Market Compensation Data" below. Willis Towers Watson also performs other services for TDS, which may include consulting on TDS compensation plans.

The Compensation Committee's charter provides that the Compensation Committee shall have the authority to engage advisors as it deems necessary to carry out its duties and that TDS shall provide appropriate funding, as determined by the Compensation Committee, for payment of any advisor retained by the Compensation Committee, as well as ordinary administrative expenses of the Compensation Committee that are necessary or appropriate in carrying out its duties. Pursuant to such authority, since 2008, the Compensation Committee has retained and obtained the advice of Compensation Strategies, Inc., a provider of executive compensation consulting services. TDS management has no role in the engagement of Compensation Strategies and Compensation Strategies does not provide any services to TDS or its affiliates other than its services to the Compensation Committee.

As required by SEC rules, the following discloses the role of Compensation Strategies in determining or recommending the amount or form of executive officer compensation, the nature and scope of the assignment, and the material elements of the instructions or directions given to Compensation Strategies with respect to the performance of its duties under its engagement: Compensation Strategies reviews TDS' various compensation elements and programs and provides independent analysis and advice to the Compensation Committee for the purpose of evaluating such elements and programs. As discussed below under "Benchmarking/Market Compensation Data", Compensation Strategies conducted a competitive review of compensation levels of TDS executive officers in 2016 as a cross-check to the information provided by Willis Towers Watson. In 2016, Compensation Strategies also provided advice to the Compensation Committee relating to changes to the long-term equity compensation program discussed above, advice on the granting of performance share unit awards to certain executive officers, and advice on other elements of compensation.

Compensation Consultant Conflicts of Interest

As required by SEC and NYSE rules, with regard to each of Willis Towers Watson and Compensation Strategies, the Compensation Committee considered if their work raised any conflict of interest.

Based on its review, the Compensation Committee determined that the work did not raise any conflict of interest considering the factors identified in Rule 10C-1 under the Securities Exchange Act of 1934, as amended.

Although the independence rules of Section 303.05 of the NYSE Listed Company Manual are not applicable to TDS because it is a controlled company, the Compensation Committee believes that Compensation Strategies would nonetheless satisfy the independence requirements of such rules if they were applicable, considering the factors identified in Rule 10C-1.

Neither Willis Towers Watson nor Compensation Strategies provides any advice as to director compensation.

Unrealized Components of Compensation

The compensation reported under "Stock Awards" and "Option Awards" in the Summary Compensation Table represents grant date values as required by SEC rules, and does not represent currently realized or realizable compensation. The named executive officers will not realize cash from such awards unless and until any stock awards are vested and the shares received upon vesting are sold for cash, or unless and until any stock options become exercisable, are exercised and the shares received upon exercise are sold for cash. There is no assurance that this will occur. In general, awards are subject to a risk of forfeiture and the options will expire if not exercised during their term, which may occur if the stock price does not appreciate and/or remain above the exercise price during the option's term. The compensation actually realized by a named executive officer may be more or less than the amount reported in the Summary Compensation Table below depending on the performance of the TDS stock price. With respect to 2016, the amount of compensation realized by each named executive officer can be approximated by (i) deducting from the "Total" in the 2016 Summary Compensation Table the amounts reported in the "Stock Awards" and "Option Awards" columns for such officer, and (ii) adding the values realized in 2016 by such officer from the 2016  Option Exercises and Stock Vested table below. However, other unrealized components of compensation also may be included in the Summary Compensation Table, such as retirement plan contributions that are subject to a vesting schedule.

Benchmarking/Market Compensation Data

TDS does not engage in "benchmarking" as defined by the SEC, which would entail using compensation data about other companies as a reference point—either wholly or in part—to base, justify or provide a framework for a compensation decision. Although TDS does obtain, review and consider a broad-based third-party survey of market compensation data from Willis Towers Watson, this is used more generally as described below.

In addition, the Compensation Committee obtains peer group information from its independent compensation consultant, Compensation Strategies. In particular, with respect to 2016, Compensation Strategies provided market data for a peer group for purposes of a competitive review of compensation levels of TDS' executive officers. This was done as a cross-check against the information provided by Willis Towers Watson in connection with the approval of 2016 compensation, as described below.

Market compensation data is obtained from the Willis Towers Watson Executive Compensation Database. For compensation decisions in 2016, data was obtained from the 2015 database, which contained data for over 1,100 companies that represented a diverse range of companies across all industries, including companies from the telecommunications, retail, financial, electronics, pharmaceutical, manufacturing and consumer products sectors. This database was used to identify the ranges of annual cash compensation considered to be appropriate for the named executive officers, as discussed below. This database also was used in evaluating the equity compensation awards of the named executive officers, as discussed below. TDS believes this approach provides a reasonably accurate reflection of the competitive market for such elements of compensation necessary to retain current executives and attract future executives to positions at TDS. In addition, TDS believes this methodology is more statistically valid than solely benchmarking these elements of compensation to the limited number of companies in the peer group used for the "Stock Performance Graph" that is included in the TDS Annual Report to shareholders, as discussed below.

The identities of the individual component companies that are included in the Willis Towers Watson database are neither disclosed to nor considered by TDS or the Compensation Committee. TDS and the Compensation Committee rely upon and consider to be material only the aggregated survey data prepared by Willis Towers Watson. They do not obtain or consider information on the identities of the individual companies included in the survey in connection with any compensation decisions because this information is not considered to be material.

As a cross-check of 2016  compensation, Compensation Strategies created an industry peer group that consisted of the following 18 publicly-traded companies: Cablevision Systems Corporation, CenturyLink Inc., Charter Communications, Inc., Cincinnati Bell Inc., Crown Castle International Corp., DISH Network Corporation, EarthLink Holdings Corp., Equinix, Inc., Fairpoint Communications, Inc., Frontier Communications Corp., Harris Corporation, IDT Corporation, Level 3 Communications, Inc, NII Holdings, Inc., Rackspace Hosting Inc., SBA Communications Corporation, Vonage Holdings Corp. and Windstream Holdings, Inc. These companies were included in this analysis because they are companies somewhat similar in size to TDS in similar industries. This peer group did not change compared to the group used for the cross-check of 2015 compensation.

TDS also generally considers compensation arrangements at the companies in the peer group index included in the "Stock Performance Graph" that is included in the TDS Annual Report to shareholders, as discussed below, as well as other companies in the telecommunications industry and other industries, to the extent considered appropriate, based on similar size, function, geography or otherwise. This information is used to generally understand the market for compensation arrangements for executives, but is not used for benchmarking purposes.

TDS selected the Dow Jones U.S. Telecommunications Index, a published industry index, as its peer group for the Stock Performance Graph in the 2016 Annual Report. As of December 31, 2016, the Dow Jones U.S. Telecommunications Index had been composed of the following companies: AT&T Inc., CenturyLink Inc., Frontier Communications Corp., Level 3 Communications Inc., SBA Communications Corp., Sprint Corp., T-Mobile US Inc., Telephone and Data Systems, Inc. (TDS) and Verizon Communications, Inc.

Company Performance

U.S. Cellular produced a payout of 130.7% of target for the company performance portion of its 2016  executive bonus plan, as disclosed in the U.S. Cellular 2017 proxy statement. The TDS Telecom company performance for purposes of its 2016 bonus plan was determined to be 117.1% of target, as disclosed in TDS' Current Report on Form 8-K dated March 9, 2017. For bonuses relating to 2016 performance paid in 2017, TDS company performance was based on consolidated results of TDS. The TDS consolidated company performance for purposes of its 2016 bonus paid in 2017 was determined to be 114.8% of target.

For 2016, the TDS consolidated company performance was based on the following three metrics with the following weights: consolidated operating revenue (50%), consolidated adjusted earnings before interest, taxes, depreciation and amortization (35%), and consolidated capital spending (15%).

The forgoing reflects changes from the prior year as described and for the reasons discussed under "Changes to Compensation Policies" above.

The following shows TDS' calculation of consolidated company performance with respect to 2016. The below amounts are based on the performance metrics established specifically for bonus purposes and may not agree with TDS' financial statements, which are based on accounting principles generally accepted in the United States of America ("GAAP"), or with other publicly disclosed measures. As compared to GAAP, the below bonus results and targets are adjusted for amounts relating to items such as acquisitions and divestitures and other non-operating or non-core amounts (the "Bonus Metric Amounts"). The below bonus results and targets are intended to reflect the regular operating results over which TDS officers have significant influence.

Performance Measures	Final Bonus Results for 2016	Final Target for 2016	Bonus Results as a % of Target	Minimum Threshold Performance (as a % of Target)	Maximum Performance (as a % of Target)	Interpolated % of Target Bonus Earned (if within Minimum and Maximum Range)	Weight	Weighted Avg % of Target Bonus
Consolidated Operating Revenue[1]	$5,104 million	$5,425 million	94.1%	90%	110%	70.4%	50%	35.2%
Consolidated Adjusted Earnings before Interest, Taxes, Depreciation and Amortization[2]	$1,121 million	$1,019 million	110.0%	85%	115%	166.6%	35%	58.3%
Consolidated Capital Spending[3]	$627 million	$685 million	91.6%	105%	90%	142.1%	15%	21.3%
Overall Company Performance							100%	114.8%

1.    Consolidated Operating Revenue is based on externally reported consolidated "Operating revenues" as adjusted for the Bonus Metric Amounts.

2.    Consolidated Adjusted Earnings before Interest, Taxes, Depreciation and Amortization represents consolidated "Adjusted EBITDA" as set forth in Note 18—Business Segment Information, in the notes to the consolidated financial statements included in the accompanying Annual Report to Shareholders for the year ended December 31, 2016, which is also included as Exhibit 13 to the TDS Annual Report on Form 10-K for the year ended December 31, 2016, as adjusted for the Bonus Metric Amounts.

3.    Consolidated Capital Spending represents consolidated cash basis capital expenditures excluding capitalized interest, as adjusted for the Bonus Metric Amounts.

If a metric does not meet the minimum threshold performance level, no bonus will be paid with respect to such metric. If maximum performance or greater is achieved, 200% of the bonus opportunity for that metric will be funded, except with respect to Consolidated Capital Spending for which the maximum bonus opportunity is 150% of target. As shown above, the minimum threshold was achieved with respect to all of the three metrics, but performance was less than maximum performance for all three metrics. As a result, the payout level was interpolated as indicated above based on the formula included in the TDS bonus plan.

In accordance with this methodology, the overall percentage deemed to have been achieved by TDS for company performance with respect to 2016 was 114.8%.

Personal Objectives and Performance

In addition to TDS and/or business unit performance, the Compensation Committee may consider personal objectives and performance. There was no minimum level of achievement of any personal objectives that was required for any cash compensation decision. The assessment of the achievement of personal objectives is not formulaic, objective or quantifiable. Instead, the individual performance considerations are factors, among others, that are taken into account in the course of making subjective judgments in connection with compensation decisions.

TDS Corporate Objectives and Accomplishments

In addition to achieving overall TDS performance for 2016 of 114.8% of target as discussed above, TDS took actions in furtherance of the following objectives:

  finding and evaluating attractive additional growth opportunities;

  helping the business units identify and realize additional cost savings and cost efficiencies;

  developing and, as appropriate, executing financing strategies for growth initiatives while minimizing financing and other risk;

  working with U.S. Cellular to maximize the value of its non-strategic assets;

  working with U.S. Cellular to finalize goals and budget for the Incentive Auction;

  monitoring and evaluating U.S. Cellular's VoLTE rollout in Iowa;

  providing recommendations for ways to improve HMS performance;

  assisting TDS Telecom in sourcing, evaluating and acquiring attractive cable/broadband companies; and

  executing capital allocation strategy taking into account the funding needs and corporate strategy of the enterprise and the impact on medium and long term share value.

The following shows certain considerations relating to compensation paid by TDS in or with respect to 2016:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Position at TDS	Director and President and CEO	Director and Executive Officer	Senior Vice President— Finance and Chief Accounting Officer (chief financial officer and chief accounting officer)	Senior Vice President— Acquisitions and Corporate Development	Director and Executive Officer
Position at U.S. Cellular	Director and Chairman	Director and President and CEO	Director and Chief Accounting Officer	N/A	N/A
Position at TDS Telecom	Director and Chairman	N/A	Director and Chief Accounting Officer	N/A	Director and President and CEO
Year Appointed to Current Officer Title	1981 (President) and 1986 (CEO)	2013	2015	1998	2007
Year First Involved with TDS or its Subsidiaries as Director or Employee	1968	1987	2007	1995	1983
Primary Responsibilities for 2016	Primary responsibility for operations and performance of TDS and subsidiaries as TDS CEO	Primary responsibility for operations and performance of U.S. Cellular as its CEO	Primary responsibility for financial reporting, accounting policy and internal controls, and tax functions at TDS	Primary responsibility for acquisitions and corporate development of TDS and subsidiaries	Primary responsibility for operations and performance of TDS Telecom as its CEO

Meyers Letter Agreement

U.S. Cellular and Kenneth R. Meyers are parties to a letter agreement dated July 25, 2013 relating to his appointment as President and CEO effective June 22, 2013 (the "Meyers Letter Agreement"). The Meyers Letter Agreement provided for Mr. Meyers' cash compensation and equity awards for 2013, and includes provisions relating to annual equity awards in subsequent years, cash reimbursements or payments with respect to retiree medical/life insurance benefits and a related tax gross-up, and severance (pursuant to which Mr. Meyers would be entitled to his then current annual base salary in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019). See footnote (2) to the Summary Compensation Table below for further details.

Annual Cash Compensation

Annual cash compensation decisions, consisting of base salary for the current year and bonus based on performance, are generally made concurrently by the Compensation Committee each year for each of the named executive officers (other than the President and CEO of U.S. Cellular, whose compensation is not determined by the Compensation Committee). Annual compensation decisions are based partly on individual and corporate short-term performance and partly on individual and corporate cumulative long-term performance during the executive's tenure in his or her position, particularly with regard to the President and CEO.

As part of the process of determining the appropriate elements of annual cash compensation for the named executive officers, the Compensation Committee is provided with information about the compensation of similar executive officers at other companies, including chief executive officers of companies, chief executive officers and chief operating officers of principal business units, if available, chief financial officers and other officers with responsibilities comparable to the TDS named executive officers, as reported in the survey data discussed above and the proxy statements of other companies. The Compensation Committee also considers recommendations from the President and CEO of TDS regarding compensation for the named executive officers other than himself, each of which reports directly to him.  The TDS Vice President—Human Resources prepares for the Compensation Committee an analysis of compensation paid to similar executive officers of other comparable companies. See "Benchmarking/Market Compensation Data" above.  In January 2017, TDS’ Vice President-Human Resources retired and going forward TDS’ Senior Vice President of Human Resources will provide the analysis.

Annually, the nature and extent of each executive officer's personal accomplishments and contributions for the year are determined, based on information submitted by the executive and by others familiar with his or her performance, including the President and CEO of TDS in the case of the named executive officers other than himself. The Compensation Committee evaluates the information in terms of the personal objectives established for such executive officer for the performance appraisal period.

The Compensation Committee also assesses how well TDS did as a whole during the year, as discussed above, and the extent to which the President and CEO of TDS believes the executive officers other than the President and CEO of TDS contributed to the results, as discussed below. With respect to executive officers having primary responsibility over a certain business unit or division of TDS, the Compensation Committee considers the performance of the business unit or division and the contribution of the executive officer thereto.

In general, other facts and circumstances that the Compensation Committee considers in determining the annual cash compensation of the named executive officers and/or that the President and CEO considers in his evaluation and recommendation to the Compensation Committee with respect to the other named executive officers include the following: TDS' status as a public company and a controlled company; the publicly-available market cash compensation information of TDS' publicly-held peers and other publicly-held companies, as discussed above; the fact that TDS is primarily a regional competitor and that some of its competitors are national or global telecommunications companies that are much larger than TDS and possess greater resources than TDS; and TDS' primary financial focus of increasing long-term shareholder value through growth. Additional facts and circumstances considered with respect to the named executive officers are discussed below in the discussion relating to each such officer.

The Compensation Committee uses these sources and makes the determination of appropriate elements of compensation and ranges for such elements for such named executive officers based on its informed judgment, using the information provided to it by the TDS Human Resources department, including information from Willis Towers Watson, and information from its independent compensation consultant, Compensation Strategies. The Compensation Committee also has access to numerous performance measures and financial statistics prepared by TDS. This financial information includes the audited financial statements of TDS, as well as internal financial reports such as budgets and actual results, operating statistics and other analyses. The Compensation Committee may also consider such other factors as it deems appropriate in making its compensation decisions.

The elements of compensation and ranges for such elements are not based on any formal analysis. No specific measures of performance or factors are considered determinative in the compensation of executive officers. Instead, various facts and circumstances are taken into consideration by the Compensation Committee. Ultimately, it is the informed judgment of the Compensation Committee, after reviewing all the facts and circumstances, that determines the elements of compensation and total compensation for the executive officers.

Base Salary

The base salary of each officer is set within the range identified for this element based on an assessment of the responsibilities and the performance of such officer, also taking into account the performance of TDS and/or its business units or divisions, other comparable companies, the industry and the overall economy during the preceding year. Column (c), "Salary," in the Summary Compensation Table includes the dollar value of base salary (cash and non-cash) earned by the named executive officers during 2016, 2015 and 2014, whether or not paid in such year.

The following shows certain information relating to the rate of base salary in 2016 compared to 2015 for the named executive officers.

	LeRoy T. Carlson, Jr.	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
2015 Base Salary effective 1/1/15	$1,352,700	$417,000	$645,000	$608,000
2016 Base Salary effective 1/1/16	$1,352,700	$432,500	$663,000	$631,000
$ Change in 2016	$–	$15,500	$18,000	$23,000
% Change in 2016	0%	4%	3%	4%

The TDS Compensation Committee reviews the base salary and bonus of the executive officers on an aggregate basis as described below under "Total Cash Compensation."

Bonus

TDS established the 2016 Officer Bonus Program for awarding bonuses to certain officers. This bonus program covered all TDS executive officers other than the President and CEO of TDS. This program was filed by TDS on a Form 8-K dated June 21, 2016. For bonuses relating to 2016 performance that were paid in 2017, in general, 30% of an officer's target bonus was based on the officer's individual performance and the remaining 70% was based on company performance (utilizing the weightings and metrics described above under "Company Performance"). The maximum amount of the bonus based on company performance cannot exceed 192.5% of the target bonus based on company performance and the maximum bonus based on individual performance cannot exceed 160% of the target bonus related to such performance.

The program provided that the TDS Telecom President and CEO would have the same company and individual performance weightings as the other TDS executive officers, provided that in such case the company performance was to be based on TDS Telecom's performance rather than TDS' consolidated performance. However, the amount of the bonus payable to the TDS Telecom President and CEO was not formulaic and was based on TDS Telecom's bonus plan, TDS Telecom metrics and various other performance measures in the discretion of the TDS President and CEO and the TDS Compensation Committee.

In addition, TDS has established performance guidelines and procedures for awarding bonuses to the President and CEO of TDS. These guidelines and procedures were filed by TDS as Exhibit 10.2 to TDS' Form 8-K dated November 19, 2008, and an amendment to such guidelines and procedures was filed by TDS as Exhibit 10.1 to TDS' Form 8-K dated November 18, 2009. These guidelines and procedures provide that the Compensation Committee in its sole discretion determines whether an annual bonus will be payable to the President and CEO of TDS for a performance year and, if so, the amount of such bonus, and describe factors that may be considered by the Compensation Committee in making such determination, including any factors that the Compensation Committee in the exercise of its judgment and discretion determines relevant. The guidelines and procedures provide that no single factor will be determinative and no factor will be applied mechanically to calculate any portion of the bonus of the President and CEO. The entire amount of the bonus is discretionary. The guidelines and procedures provide that the President and CEO will have no right or expectation with respect to any bonus until the Compensation Committee has determined whether a bonus will be paid for a performance year.

The TDS 2016 Officer Bonus Program does not cover the President and CEO of U.S. Cellular, who is subject to separate guidelines as described in U.S. Cellular's 2017 proxy statement.

Summary of Bonus Payments

The following shows information with respect to each named executive officer that received a bonus for 2016 performance (paid in 2017) from TDS, showing the amount of bonus awarded. The bonus for Mr. Meyers for 2016 performance was paid by U.S. Cellular as described in the U.S. Cellular 2017 proxy statement.

As noted above under "Company Performance," the overall percentage achieved by TDS with respect to company performance for 2016 was determined to be 114.8%. Certain amounts below are rounded.

		Formula	LeRoy T. Carlson, Jr.	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
a	2016 base salary		$1,352,700	$432,500	$663,000	$631,000
b	Target bonus percentage (informal for Mr. Carlson and Mr. Wittwer)		90%	55%	50%	75%
c	Target bonus for 2016	a × b	$1,217,400	$237,900	$331,500	$473,300
d	Percentage of 2016 target bonus based on company performance (informal for Mr. Carlson and Mr. Wittwer)		70%	70%	70%	70%
e	Target bonus for company performance	c × d	$852,200	$166,500	$232,100	$331,300
f	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on company performance in 2016[1]	e × 114.8%	N/A	191,142	266,451	N/A
	Calculation of amount reported under "Bonus" column:
g	Amount of discretionary bonus based on individual performance		N/A	92,358	133,449	N/A
h	Discretionary bonus[1]		1,217,400	N/A	N/A	586,100
i	Subtotal of amount reported under "Bonus" column	g + h	$1,217,400	$92,358	$133,449	$586,100
	Total bonus for 2016 paid in 2017 (sum of amount reported under "Non-Equity Incentive Plan Compensation" column and amount reported under "Bonus" column)	f + i	$1,217,400	$283,500	$399,900	$586,100

1.    Unlike the TDS 2016 Officer Bonus Program, which provides that a specified percentage of an officer's bonus will be determined based on company performance measures (as described above) and that the remaining percentage will be discretionary based on individual performance, the bonus guidelines for the President and CEO of TDS (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under the "Bonus" column of the Summary Compensation Table. In addition, although the U.S. Cellular and TDS Telecom bonus plans are used as guidelines for the bonus for the President and CEO of each of such subsidiaries, the actual amount of the bonus paid is not formulaic and is based on the bonus plans and metrics of such subsidiaries and various other facts and circumstances. Accordingly, the entire amount of the bonus for David A. Wittwer is reported under the "Bonus" column of the Summary Compensation Table.

As indicated above, the TDS Compensation Committee approved the following bonuses for the above named executive officers with respect to 2016:

	LeRoy T. Carlson, Jr.	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
2016 Bonus Paid in 2017	$1,217,400	$283,500	$399,900	$586,100
Target Bonus	$1,217,400	$237,900	$331,500	$473,300
Percentage of Target Bonus	100%	119%	121%	124%

Mr. Carlson's informal target bonus with respect to the 2016 bonus paid in 2017 was 90% of his 2016 base salary of $1,352,700 or $1,217,400. In the Compensation Committee's subjective judgment and based on its analysis and consultation with Compensation Strategies, it believed that Mr. Carlson's cash bonus for 2016 should be $1,217,400, or approximately 100% of this target. This reflects the Compensation Committee's subjective judgment of the bonus that Mr. Carlson should receive based on company performance, individual performance and other factors, including Mr. Carlson's total cash compensation of base salary and bonus, as discussed below.

Mr. Shuma's bonus of $283,500 represents a bonus of 114.8% of his target bonus for company performance and approximately 129.5% of his target bonus for individual performance. The individual performance percentage was based on the recommendation of the TDS President and CEO, based on his subjective judgment of Mr. Shuma's personal achievements and performance in 2016.

Mr. Williamson's bonus of $399,900 represents a bonus of 114.8% of his target bonus for company performance and approximately 134.2% of his target bonus for individual performance. The individual performance percentage was based on the recommendation of the TDS President and CEO, based on his subjective judgment of Mr. Williamson's personal achievements and performance in 2016.

Mr. Wittwer's informal target bonus with respect to the 2016 bonus paid in 2017 was 75% of his 2016 base salary of $631,000, or $473,300. As described above, TDS Telecom's overall company performance for 2016 was 117.1% of target. Mr. Wittwer's bonus of $586,100 was approximately 124% of his target for 2016. This primarily reflects TDS Telecom's overall company performance for 2016 of 117.1% and the TDS President and CEO and TDS Compensation Committee's subjective judgment of the TDS Telecom team performance and Mr. Wittwer's personal achievements and performance in 2016.

Kenneth R. Meyers did not receive a bonus from TDS with respect to 2016. His bonus with respect to 2016 was paid by U.S. Cellular as described in U.S. Cellular's 2017 proxy statement.

Total Cash Compensation

The following shows information relating to total cash compensation in 2016 for the named executive officers that received a bonus with respect to 2016 from TDS:

	LeRoy T. Carlson, Jr.	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Base Salary in 2016	$1,352,700	$432,500	$663,000	$631,000
2016 Bonus Paid in 2017	$1,217,400	$283,500	$399,900	$586,100
Total Cash Compensation in 2016	$2,570,100	$716,000	$1,062,900	$1,217,100
Total Cash Compensation per Willis Towers Watson Survey:
25th percentile	$1,775,000	$375,000	$585,000	$825,000
50th percentile	$2,415,000	$455,000	$800,000	$1,115,000
75th percentile	$3,285,000	$685,000	$845,000	$1,550,000

The amount reported above as Base Salary represents the named executive officer's 2016 base salary. The Compensation Committee, based on its analysis and consultation with Compensation Strategies, believes that total cash compensation paid to TDS executive officers is in line with TDS' peers, but that a greater proportion of the total cash compensation should be paid as bonus and less should be paid as salary compared to peers.

The basis of the Compensation Committee decisions for the above levels of compensation is as follows:

Mr. Carlson's total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering the importance of Mr. Carlson's responsibilities, the performance of TDS and its subsidiaries and Mr. Carlson's performance as President and CEO.

Mr. Shuma's total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering his performance at TDS since he was employed by TDS in 2007, the fact that he has served as the chief accounting officer of TDS since his employment by TDS commenced and the fact that he also began serving as the chief financial officer of TDS in 2013.

Mr. Williamson's total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering his many years of service with TDS, the importance of Mr. Williamson's responsibilities and his performance over a long period of time.

Mr. Wittwer's total cash compensation represents the Compensation Committee's subjective view of the appropriate total cash compensation considering the compensation of officers at comparable companies with similar responsibilities and the performance of TDS Telecom and Mr. Wittwer.

Long-Term Equity Compensation

The Compensation Committee also determines long-term equity compensation awards to the named executive officers (other than the President and CEO of U.S. Cellular) under the TDS long-term incentive plans, which include options, restricted stock units, performance share unit awards and bonus match units, as discussed below. Grants of options, restricted stock units, bonus match units and beginning in 2016, performance share unit awards, by TDS to the President and CEO and the other executive officers, as applicable, are generally made to all such officers at the same time in a particular year. In 2016, options, performance share unit awards, and restricted stock units were granted on August 15, 2016. Bonus match units were granted on March 11, 2016 (the date that the related bonus was determined). TDS may also make grants of equity awards during other times of the year as it deems appropriate. All option, restricted stock unit, performance stock unit and bonus match unit awards are expensed over the applicable vesting periods.

Although the Compensation Committee has the discretion to grant various awards, in the past it has generally only granted service-based restricted stock units and service-based options but in 2016 added performance share unit awards to the mix of awards granted. In addition, officers may receive employer stock match awards in connection with deferred bonus as described below under "Information Regarding Nonqualified Deferred Compensation." With respect to long-term compensation, the Vice President—Human Resources prepares for the Compensation Committee an analysis of long-term compensation paid to similar officers of comparable companies (see "Benchmarking/Market Compensation Data" above). This information is presented to the Compensation Committee, which approves the long-term compensation of the named executive officers in part based on such information. The Compensation Committee also looks at the mix of salary, bonus and long-term incentive compensation, and obtains additional information from its compensation consultant, Compensation Strategies, as discussed above.

Long-term compensation awards for executive officers are based, in part, on company and individual performance, with the goal of increasing long-term company performance and shareholder value. Stock options, restricted stock units and bonus match units generally vest over several years, and performance share unit awards are based on a three-year performance period, to reflect the goal of relating long-term executive compensation to increases in shareholder value over the same period. The President and CEO of TDS may recommend to the Compensation Committee long-term compensation in the form of stock option, performance share unit and restricted stock unit grants or otherwise for executive officers other than the President and CEO.

Performance Share Unit Awards added to mix of Long-Term Equity Compensation in 2016

Long-term equity compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value.  For certain TDS executive officers, TDS introduced performance share unit awards and reduced the proportion of long-term equity consisting of stock options and restricted stock units.  The financial-based performance share units are measured over a three year time period using three key performance metrics.   With the pay-for-performance program, each of the designated executives was granted a payout target opportunity in TDS Common Shares based on meeting 100% of the target.  The payout could be increased to 200% or reduced to 0% based on achievement of the key metrics.  Performance share units accumulate dividend equivalents (in the form of additional performance share units) which are forfeitable if the performance metrics are not achieved.  Dividend equivalents are accrued each quarter that TDS pays a dividend for the period between the grant date and the date the award is settled and will only be issued if and when the shares underlying the performance share units are issued.

Performance metrics and methodology

	Methodology during Performance Period (January 1, 2016 to December 31, 2018)	Weighting
Return on Capital ("ROC")	• Simple average of the three fiscal years in the performance period	40%
	• Based on Average Net Operating Profit After Tax divided by Average Adjusted Assets
Total Revenue	• Cumulative Consolidated Operating Revenue over the three fiscal years in the performance period	40%
Relative Total Shareholder Return ("TSR")	• Comparison of TDS to specified peer group from the beginning to the end of the performance period	20%
	• Beginning stock price is the thirty trading-day average of the closing stock price preceding January 1, 2016
	• Ending stock price is the thirty trading-day average of the closing stock price preceding January 1, 2019
	• Dividends, if any, are deemed to be reinvested in additional shares of the subject company, based on the then-current closing stock price

Performance share units peer group at December 31, 2016

AT&T, Inc. CenturyLink, Inc. Cincinnati Bell, Inc. Consolidated Communications Holdings, Inc. Crown Castle International Corp. DISH Network Corp. Earthlink Holdings Corp.	Equinix, Inc. Fairpoint Communications, Inc. Frontier Communications Corp. General Communication, Inc. Harris Corp. IDT Corp. Level 3 Communications, Inc. NII Holdings, Inc.	SBA Communications Corp. Sprint Corp. T-Mobile U.S. Inc. Verizon Communications, Inc. Vonage Holdings Corp. Windstream Holdings, Inc. Zayo Group Holdings, Inc.

Performance share unit performance

Performance Measure	Threshold (10% Payout)	Target (100% Payout)	Maximum (200% Payout)	Payout (as a % of Target)[1]
Total Revenue	3,863	38,632	77,264	0%
Return on Capital	3,863	38,632	77,264	175%
Relative Total Shareholder Return	1,932	19,316	38,632	100%
	9,658	96,580	193,160

  Represents December 31, 2016 assessed probability of achieving the performance targets.  Final determination of payout will be based on actual results as of the performance share unit awards vest date on December 31, 2018.  Actual payout as a percentage of target could differ significantly from that projected in the table above depending on actual achievement of the performance measures as of December 31, 2018. Based on the amounts of these percentages, at December 31, 2016, the expectation of final performance at vest date was more than the Threshold but less than Target.

The minimum Threshold amount at which shares will be issued assumes that the Total Revenue and Return on Capital measures are not achieved, and that only the Relative Total Shareholder Return measure (with a weight of 20%) equals or exceeds the minimum threshold goal for such measure (in which case the prorated payout of the Target with respect to such measure would be 50% of the Target for this measure, which is the minimum payout level). Thus, the Threshold amount is 10% (calculated as 20% × 50%) of the Target amount. If none of the Threshold amounts are achieved, the payout would be zero (0). The Maximum amount represents the maximum Common Shares that would be delivered if each company performance measure equals or exceeds 200% of Target.

The following summarizes the TDS performance share unit awards made by the Compensation Committee on August 15, 2016 to the following named Corporate executive officers.  This program was not extended to TDS Telecom.

Officer	Threshold (10% Payout)	Target (100% Payout)	Maximum (200% Payout)
LeRoy T. Carlson, Jr.	4,544	45,442	90,884
Douglas D. Shuma	701	7,004	14,008
Scott H. Williamson	1,477	14,773	29,546
Other Officers	2,936	29,361	58,722
Total	9,658	96,580	193,160

Column (e), "Stock Awards," of the Summary Compensation Table below includes the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 718.  The grant date fair value of the performance share unit awards is calculated based on the probable satisfaction of the performance conditions for such awards.

Options and Restricted Stock Units

Performance is also a factor in determining the number of shares subject to restricted stock unit and option awards made to the executive officers. A named executive officer receives an award of restricted stock units in the current year based in part on the achievement of certain levels of corporate performance in the immediately preceding year, and an award of options in the current year based in part on the achievement of certain levels of individual performance in the immediately preceding year.

Executive officers do not become entitled to any options or restricted stock units as a result of the achievement of any corporate or individual performance levels. The award of options and restricted stock units is entirely discretionary and a named executive officer has no right to any options or restricted stock units unless and until they are awarded. Pursuant to SEC rules, awards with respect to 2015 performance granted in 2016 are included in the Summary Compensation Table below as 2016 compensation.

The named executive officers received an award of restricted stock units in 2016, in part, based on the achievement of certain levels of corporate performance in 2015. Column (e), "Stock Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718. The grant date fair value of restricted stock units is calculated as the product of the number of shares underlying the award and the closing price of the underlying shares on the grant date, reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares (because restricted stock units do not receive credit for dividends prior to vesting).

The restricted stock units granted in 2016 vest in full (cliff vesting) on May 11, 2019, subject to continued employment.

The named executive officers also received an award of options in 2016 based, in part, on the achievement of certain levels of individual performance in 2015. Column (f), "Option Awards," of the Summary Compensation Table includes the aggregate grant date fair value computed in accordance with FASB ASC 718. The grant date fair value of stock options is calculated using the Black-Scholes valuation model.

Options granted in 2016 vest in full (cliff vesting) on May 11, 2019 and are exercisable until August 15, 2026, in each case subject to continued employment.

For awards granted in 2016 based on 2015 performance, in the case of Messrs. Carlson, Shuma and Williamson, the total target long-term incentive value was delivered utilizing the following mix of awards: options (10%); performance share units (45%) and restricted stock units (45%).  In the case of Mr. Wittwer, 50% of the total target long-term incentive value was delivered in stock options and 50% of such value was delivered in restricted stock units.

The total target long-term incentive value is determined by multiplying the officer's salary for the immediately preceding year by a multiple. The multiple is determined by the officer's job responsibilities and the market compensation data from Willis Towers Watson. See "Benchmarking/Market Compensation Data" above. The target value is also adjusted for performance, as indicated in the below table.

The following summarizes the TDS option, performance share unit and restricted stock unit grants made by the Compensation Committee on August 15, 2016 to the following named executive officers (the amounts below may be rounded).

		Formula	LeRoy T. Carlson, Jr.	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
a	2015 Salary		$1,352,700	$417,000	$645,000	$608,000
b	Multiple used		220%	110%	150%	200%
c	Long-Term Incentive Target Value	a × b	$2,975,940	$458,700	$967,500	$1,216,000
d	Options Target[1]	(c × 10%)/$6.64	44,829	6,910	14,574	–
	Options Target[1]	(c × 50%)/$6.64	–	–	–	91,588
e	Individual Performance % for 2015		120%	122%	122%	125%
f	Options Granted	d × e	53,800	8,430	17,781	114,485
g	Target Performance Share Units[1]	(c × 45%)/$29.47	45,442	7,004	14,773	–
h	Performance Share Units Granted		45,442	7,004	14,773	–
i	Target RSUs[1]	(c × 45%)/$27.70	48,342	7,451	15,716	–
	Target RSUs[1]	(c × 50%)/$27.70	–	–	–	21,948
j	Company/Business Unit Performance % for 2015		142%	142%	142%	106.0%
k	RSUs Granted	i × j	68,646	10,581	22,317	23,265
l	One-time Award (RSUs)[2]		7,627	1,176	2,480	–
m	Total RSUs Granted	k + l	76,273	11,757	24,797	23,265

  Messrs. Carlson, Shuma and Williamson received the following mix of awards: options (10%); performance share units (45%) and restricted stock units (45%). Mr. Wittwer received the following mix of awards: options (50%) and restricted stock units (50%). The values used for stock options, performance share units and restricted stock units for the above formulas were the estimated values used in determining the August 15, 2016 grants.  For financial reporting purposes, the values used were determined using methodology based on FASB ASC 718. The values calculated for 2016, for financial reporting purposes, were $7.24 per TDS stock option, $29.45 per TDS performance share unit award and $27.87 per TDS restricted stock unit.
  This discretionary award was made in order to recognize named executive officer’s for their performance.  The amount of the award was determined by calculating the difference between the number of RSUs that would have been awarded had RSUs comprised 50% of the target and paid out at 142% and the number of RSUs that that were awarded which comprised 45% of the target and paid out at 142%.

The Company/Business Unit Performance percentage in the above table represents the overall performance of TDS (or in the case of Mr. Wittwer, TDS Telecom). The overall company performance for TDS in 2015 was 142%. The business unit performance for TDS Telecom in 2015 was 106%.

The individual performance percentage in the above table is based on each officer's individual performance assessment relating to 2015.

The individual performance percentage used for the TDS President and CEO was based on the Compensation Committee's subjective judgment of the individual performance of the TDS President and CEO in 2015.

The individual performance percentage used for each of Douglas D. Shuma, Scott H. Williamson and David A. Wittwer was based on the Compensation Committee's subjective judgment of the individual performance of such officers, considering the TDS President and CEO's evaluation and recommendation to the Compensation Committee for such officers with respect to 2015.

Mr. Meyers participates in the U.S. Cellular long-term incentive plans.

Analysis of Compensation

The following table identifies the percentage of each element of total compensation of each of the named executive officers based on the Summary Compensation Table for 2016:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Salary	20.7%	12.9%	31.3%	27.6%	22.7%
Bonus	18.6%	13.7%	6.7%	5.5%	21.1%
Stock Awards	54.0%	36.1%	38.7%	46.8%	23.3%
Stock Options	6.0%	35.8%	4.4%	5.4%	29.8%
Non-Equity Incentive Plan Compensation	0.0%	0.0%	13.9%	11.1%	0.0%
Other	0.7%	1.5%	5.0%	3.6%	3.1%
	100.0%	100.0%	100.0%	100.0%	100.0%

As indicated in the Summary Compensation Table, LeRoy T. Carlson, Jr.'s total compensation for 2016 was $6,540,381 and the total compensation for the other named executive officers for 2016 ranged from a high of $2,779,637 to a low of $1,379,850 (excluding Mr. Meyer’s whose compensation is not set by the TDS Compensation Committee). Accordingly, Mr. Carlson's total compensation for 2016 is approximately 2.4 times greater than the total compensation of the highest compensated named executive officer with respect to 2016.

TDS recognizes that its compensation practices must be competitive in order to attract and retain high quality management.   TDS considers the compensation practices of peers and other companies with similar characteristics.

The Compensation Committee believes that the elements of compensation and total compensation of the above named executive officers of TDS were set at an appropriate level considering the foregoing principles.

Other Benefits and Plans Available to Named Executive Officers

The named executive officers participate in certain other benefits and plans, as described below.

To attract and retain high quality management, TDS' compensation packages are designed to compete with other companies for talented employees. The Compensation Committee believes that the named executive officers must be offered a competitive compensation package, including benefits and plans.  Benefits and plans are an important part of the mix of compensation but do not otherwise significantly affect decisions relating to other elements of annual or long-term compensation.

Deferred Salary and Bonus under Deferred Compensation Arrangements

Deferred Salary and/or Bonus Arrangements.     The named executive officers are permitted to defer salary and/or bonus into an interest-bearing arrangement pursuant to deferred compensation agreements or plans. The entire amount of the salary earned is reported in the Summary Compensation Table in column (c) under "Salary," whether or not deferred. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under "Bonus," or in column (g) under "Non-Equity Incentive Plan Compensation," whether or not deferred. Pursuant to the agreement or plan, the officer's deferred compensation account is credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for amounts deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for amounts deferred as an employee of U.S. Cellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) in the Summary Compensation Table includes any portion of such interest that exceeded that calculated utilizing the rate specified by the Internal Revenue Service that is 120% of the applicable federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code) (such specified rate, the "AFR"), at the time each monthly interest rate was set. The deferred compensation accounts are paid at the time and in the form provided in the applicable plan or agreement, which permits certain distribution elections by the officer.

As indicated in the below tables, certain of the named executive officers have deferred a specified portion of their salaries or bonuses pursuant to the above-described arrangements. The executive is always 100% vested in all salary or bonus amounts that have been deferred and any interest credited with respect thereto. Accordingly, the executive is entitled to 100% of the amount deferred and all earnings thereon upon any termination. Such amounts are reported below in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below Table of Potential Payments upon Termination or Change in Control.

Deferred Bonus under Long-Term Incentive Plan ("LTIP").     In addition to being permitted to defer some or all of their bonuses into an interest-bearing arrangement as described immediately above, the named executive officers are also permitted to defer some or all of their bonuses pursuant to an LTIP. The entire amount of the bonus earned is reported in the Summary Compensation Table in column (d) under "Bonus," or in column (g) under "Non-Equity Incentive Plan Compensation," whether or not deferred. Deferred bonus is deemed invested, as applicable, in phantom TDS Common Shares under the applicable TDS LTIP and in phantom U.S. Cellular Common Shares under the applicable U.S. Cellular LTIP, as discussed below. The named executive officers receive a distribution of the deferred compensation account generally at the earlier of the date elected by the officer and the officer's separation from service (or, with respect to amounts subject to section 409A of the Internal Revenue Code, the seventh calendar month following the calendar month of the officer's separation from service). The named executive officers who defer bonus into phantom shares also receive a company match from TDS, other than the President and CEO of U.S. Cellular, who participates in and may receive a match from U.S. Cellular under the applicable U.S. Cellular LTIP, as described in the U.S. Cellular 2017 proxy statement.

As indicated in the below tables, certain of the named executive officers have deferred a specified portion of their bonuses pursuant to the above-described arrangements. The executive is always 100% vested in all bonus amounts that have been deferred and any dividends credited with respect thereto. Such amounts are reported below in the Nonqualified Deferred Compensation table and, because there would not be any increased benefit or accelerated vesting in the event of any termination or change in control, are not included in the below Table of Potential Payments upon Termination or Change in Control.

TDS 2011 LTIP

Long-term compensation awards under the TDS 2011 LTIP were discussed above in this Compensation Discussion and Analysis. Under the TDS 2011 LTIP, TDS is authorized to grant incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), bonus stock awards, restricted stock awards, restricted stock unit awards, performance share awards and employer match awards for deferred bonus. The following provides certain additional information relating to the TDS 2011 LTIP.

TDS adopted the TDS 2011 LTIP to replace the TDS 2004 LTIP for awards granted after January 24, 2012. A total of six million Common Shares were initially reserved for issuance under the TDS 2011 LTIP and an additional five million Common Shares were reserved following approval by shareholders at the 2014 Annual Meeting.

Under the TDS 2011 LTIP, if they elect, executives are permitted to defer receipt of all or a portion of their annual bonuses earned in 2013 or thereafter and to receive stock unit matches on the amount deferred. Deferred compensation is deemed invested in phantom TDS Common Shares, and the TDS match amounts depend on the amount of annual bonus that was deferred into stock units. Vested stock units are credited with dividend equivalents.

If the officer enters into competition with, or misappropriates confidential information of, TDS or any affiliate thereof, or the officer's employment with TDS or any affiliate thereof is terminated on account of the officer's negligence or willful misconduct, then all awards held by the officer under the TDS 2011 LTIP shall terminate and be forfeited. In addition, the TDS 2011 LTIP provides that the Compensation Committee may impose other conditions on an award, and pursuant thereto, certain awards under the plan have been granted subject to forfeiture in the event of the officer's violation of non-solicitation and non-disparagement agreements. Also see "Clawback" below.

The TDS 2011 LTIP and related award agreements provide various rights upon resignation (with prior consent of the TDS board of directors), retirement, special retirement, disability, death, or other termination or separation from service, and upon a change in control thereunder, as summarized below. See the below Table of Potential Payments upon Termination or Change in Control for additional information.

The TDS 2011 LTIP provides that if an outstanding award expires or terminates unexercised or is canceled or forfeited, then the shares subject to such outstanding award would again be available under the plan. The TDS 2011 LTIP also provides that if a share subject to an award is not delivered by reason of the settlement of such award in cash, then such share shall again be available under the plan. However, the TDS 2011 LTIP expressly provides that such "share recycling" will not occur in the event the option exercise price or tax withholding with respect to an award is satisfied by the delivery or netting of shares, rather than the payment of cash.

The 2011 LTIP broadly prohibits, without shareholder approval and other than in connection with a change in control, "repricings," including the reduction of the exercise price of an outstanding stock option or the base price of an outstanding SAR or the cash buyout of underwater stock options.

The 2011 LTIP does not have a provision automatically replenishing the shares available under the plan without shareholder approval, known as an "evergreen" provision.

Change in Control

The following summarizes the change in control provisions of the 2011 LTIP:

Notwithstanding any other provision in the 2011 LTIP or any agreement, in the event of a 2011 LTIP Change in Control (as described below), the board of directors (as constituted prior to the 2011 LTIP Change in Control) may in its discretion, but will not be required to, make such adjustments to outstanding awards under the 2011 LTIP as it deems appropriate, including without limitation, (i) accelerating the vesting or exercisability of some or all outstanding awards, and/or to the extent legally permissible, causing any applicable restriction or performance period to lapse in full or part; (ii) causing any applicable performance measures to be deemed satisfied at the target, maximum or any other level determined by the board of directors (as constituted prior to the 2011 LTIP Change in Control); (iii) requiring that the shares of stock into which Common Shares are converted pursuant to the 2011 LTIP Change in Control be substituted for some or all of the Common Shares subject to outstanding awards, with an appropriate adjustment as determined by the Compensation Committee; and/or (iv) requiring outstanding awards, in whole or part, to be surrendered to TDS in exchange for a payment of cash, shares of capital stock of the company resulting from or succeeding to the business of TDS in connection with the 2011 LTIP Change in Control, or the parent thereof, or a combination of cash and shares.

The definition of Change in Control is set forth in Section 8.9(b) of the TDS 2011 LTIP. Generally, a "Change in Control" is defined in the Plan as: (i) an acquisition by a person or entity of the then outstanding securities of TDS (the "Outstanding Voting Securities") (x) having sufficient voting power of all classes of capital stock of TDS to elect at least 50% or more of the members of the TDS board of directors or (y) having 50% or more of the combined voting power of the Outstanding Voting Securities entitled to vote generally on matters (without regard to the election of directors), subject to certain exceptions; (ii) unapproved changes in the majority of the members of the TDS board of directors; (iii) certain corporate restructurings, including certain reorganizations, mergers, consolidations or sales or other dispositions of all or substantially all of the assets of TDS; or (iv) approval by the shareholders of TDS of a plan of complete liquidation or dissolution of TDS.

The foregoing outlines the potential effect of a 2011 LTIP Change in Control relating to all awards available under the 2011 LTIP. However, TDS currently only has outstanding under the 2011 LTIP restricted stock units, performance share awards (granted in the form of performance share units), options and phantom stock units related to deferred compensation accounts.

Because a 2011 LTIP Change in Control would or may result in the acceleration of vesting of stock options, restricted stock units, performance share unit awards, and bonus match units, the effects of such accelerated vesting in such event are included in the below Table of Potential Payments upon Termination or Change in Control.

A copy of the TDS 2011 LTIP was filed with the SEC as Exhibit B to TDS' Notice of Annual Meeting of Shareholders and Proxy Statement dated April 18, 2014 and a copy of Amendment Number One to the TDS 2011 LTIP was filed with the SEC as Exhibit A to TDS' Notice of Annual Meeting of Shareholders and Proxy Statement dated April 18, 2014.

TDS 2004 LTIP

Under the TDS 2004 LTIP, TDS was previously authorized to grant incentive stock options, nonqualified stock options, SARs, bonus stock awards, restricted stock awards, restricted stock unit awards, performance share awards and employer match awards for deferred bonus. As described above, TDS adopted the TDS 2011 LTIP to replace the TDS 2004 LTIP for awards granted after January 24, 2012, the effective time of the Reclassification, except as they relate to deferred bonus for calendar years commencing prior to January 1, 2013 for which elections were made prior to such effective time. Deferred bonus for calendar years commencing prior to January 1, 2013 is subject to the TDS 2004 LTIP. No additional awards will be granted under the TDS 2004 LTIP. Only options and phantom stock units related to deferred compensation accounts are outstanding under the TDS 2004 LTIP. These awards were subject to vesting periods specified at the time of grant and now are fully vested.

The 2004 LTIP prohibits, without shareholder approval, a "repricing" involving the reduction of the exercise price of an outstanding stock option.

Change in Control

In the event of a 2004 LTIP Change in Control pursuant to clause (iii) in the next paragraph below, there may be substituted for each Common Share under the TDS 2004 LTIP the number and class of shares into which each outstanding Common Share is converted pursuant to such 2004 LTIP Change in Control, with an appropriate adjustment as determined by the Compensation Committee.

Generally, a "2004 LTIP Change in Control" is defined in the 2004 LTIP as: (i) an acquisition by a person or entity of 25% or more of the combined voting power of the then outstanding securities of TDS entitled to vote generally on matters (without regard to the election of directors), subject to certain exceptions; (ii) unapproved changes in the majority of the members of the board of directors; (iii) certain corporate restructurings, including certain reorganizations, mergers, consolidations or sales or other dispositions of all or substantially all of the assets of TDS; or (iv) approval by the shareholders of TDS of a plan of complete liquidation or dissolution of TDS.

Because awards outstanding under the TDS 2004 LTIP are fully vested, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control with respect to such awards. A copy of the 2004 LTIP was filed with the SEC as Exhibit 10.1 to TDS' Current Report on Form 8-K dated April 11, 2005, and amendments to TDS' 2004 LTIP were filed with the SEC as Exhibits to TDS' Current Reports on Form 8-K dated December 10, 2007 and December 22, 2008.

U.S. Cellular LTIPs

The U.S. Cellular President and CEO does not participate in the TDS LTIPs. Instead, the U.S. Cellular President and CEO is eligible to participate in the U.S. Cellular LTIPs. The Meyers Letter Agreement specifies the terms of certain equity awards granted to Mr. Meyers under the U.S. Cellular 2013 LTIP in 2013 and annually prior to June 22, 2019. See footnote (2) to the Summary Compensation Table. Mr. Meyers received grants of equity awards under the U.S. Cellular 2013 LTIP in 2016. The U.S. Cellular LTIPs are described in U.S. Cellular's 2017 proxy statement.

SERP

Each of the named executive officers participates or formerly participated in a supplemental executive retirement plan or SERP, which is a non-qualified defined contribution plan. The SERP is not intended to provide substantial benefits other than to replace the benefits which cannot be provided under the TDS Pension Plan as a result of tax law limitations on the amount and types of annual employee compensation which can be taken into account under a tax qualified pension plan. The SERP is unfunded. The amount of the SERP contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. Participants are credited with interest on balances of the SERP. Pursuant to SEC rules, column (h) of the Summary Compensation Table includes any portion of interest earned under the SERP calculated utilizing a rate that exceeds the AFR at the time the rate was set.

A participant is entitled to distribution of his or her entire account balance under the SERP if the participant has a separation from service without cause, after either (a) his or her attainment of age 65; or (b) his or her completion of at least ten years of service. If a participant has a separation from service under circumstances other than those set forth in the preceding sentence, without cause, the participant will be entitled to distribution of 10% of his or her account balance for each year of service up to ten years. Upon a separation from service under circumstances that permit payments under the SERP, the participant will be paid his or her vested account balance in one of the following forms as elected by the participant prior to the first day of the first plan year in which the participant commences participation in the SERP: (a) a single lump sum or (b) annual installments over a period of 5, 10, 15, 20 or 25 years. The SERP does not include any provision that would increase benefits or accelerate amounts upon any termination or change in control and, accordingly, no amount is included in the below Table of Potential Payments upon Termination or Change in Control. The balance of the SERP as of December 31, 2016 for each named executive officer is set forth below in the "Nonqualified Deferred Compensation" Table.

Perquisites

TDS does not provide any significant perquisites to its officers. See note (i) under "Explanation of Columns" under the Summary Compensation Table for information about perquisites provided to the named executive officers. In addition, TDS has no formal plan, policy or procedure pursuant to which executive officers are entitled to any perquisites following termination or change in control. However, from time to time, TDS may enter into employment, retirement, severance or similar agreements that may provide for certain limited perquisites. See the description of the Meyers Letter Agreement in footnote (2) to the Summary Compensation Table. Perquisites and personal benefits represent a relatively insignificant portion of the named executive officers' total compensation. Accordingly, they do not materially influence the Compensation Committee's consideration in setting compensation.

Other Generally Applicable Benefits and Plans

Tax-Deferred Savings Plan

TDS sponsors the Tax-Deferred Savings Plan (TDSP), a tax-qualified defined contribution plan under Sections 401(a) and 401(k) of the Internal Revenue Code. This plan is available to employees of TDS and participating subsidiaries which have adopted the TDSP, including U.S. Cellular. Employees contribute amounts from their compensation, and TDS and participating employers make matching contributions to the plan in cash equal to 100% of an employee's contributions up to the first 3% of such employee's compensation, and 40% of an employee's contributions up to the next 2% of such employee's compensation. Participating employees have the option of investing their contributions and their employer matching contributions in a TDS Common Share fund, a U.S. Cellular Common Share fund and certain unaffiliated funds.  Contributions into common stock funds are limited to no more than 20%, combined.

The amount of the matching contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

Under the TDS Tax-Deferred Savings Plan, employees are always fully vested in their employee contributions, but are subject to a two year graduated vesting schedule (34% vesting at one year of service and 100% vesting at two years of service) for employer matching contributions. Vesting in employer matching contributions is not accelerated upon a change in control or termination event, except a termination by reason of death, total and permanent disability, or after an employee attains age 65. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) a lump sum (full or partial) or (b) a series of annual or more frequent installments. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees, and benefits are not enhanced upon any termination (other than a termination by reason of death, total and permanent disability or after an employee attains age 65) or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Pension Plan

TDS sponsors a tax-qualified noncontributory defined contribution Pension Plan for the eligible employees of TDS and its participating subsidiaries, including U.S. Cellular. Under this plan, pension costs are calculated separately for each participant based on the applicable pension formula, and are funded annually by TDS and its participating subsidiaries. The Pension Plan is designed to provide retirement benefits for eligible employees of TDS and its participating subsidiaries. The amount of the contribution with respect to the executives identified in the Summary Compensation Table is included in column (i), "All Other Compensation," of the Summary Compensation Table. SEC rules do not require the Summary Compensation Table to include earnings or other amounts with respect to tax-qualified defined contribution plans.

Benefits under the TDS Pension Plan are subject to a five year graduated vesting schedule (20% vesting at two years of service, 40% vesting at three years of service, 60% vesting at four years of service and 100% vesting at five years of service). Vesting is not accelerated upon a change in control or termination event, except a termination of employment due to death, a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date as defined in the plan. The vested portion of an employee's account becomes payable following the employee's termination of employment as (a) an annuity or (b) a lump sum payment. This plan does not discriminate in scope, terms, or operation in favor of executive officers and is available generally to all employees of participating employers (subject to certain restrictions for employees hired after December 31, 2014), and benefits are not enhanced upon any termination (except due to death, a total and permanent disability or after the employee has attained his or her Early or Normal Retirement Date) or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Retiree Welfare Benefits

TDS sponsors retiree medical and life insurance plans for eligible retirees of TDS and subsidiaries of TDS which have adopted the plans. These plans do not discriminate in scope, terms, or operation in favor of executive officers and are available generally to all eligible employees of participating employers, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Welfare Benefits during Employment

TDS also provides customary health and welfare and similar plans for the benefit of its employees. These group life, health, disability, medical reimbursement and/or similar plans do not discriminate in scope, terms or operation in favor of executive officers and are available generally to all employees, and benefits are not enhanced upon any termination or change in control. Accordingly, no amounts are reported in the below Table of Potential Payments upon Termination or Change in Control.

Impact of Accounting and Tax Treatments of Particular Forms of Compensation

The Compensation Committee considers the accounting and tax treatments of particular forms of compensation. Accounting treatments do not significantly impact the Compensation Committee's determinations of the appropriate compensation for TDS executive officers. The Compensation Committee considers the accounting treatments primarily to be informed and to confirm that company personnel understand and recognize the appropriate accounting that will be required with respect to compensation.

The Compensation Committee places more significance on the tax treatments of particular forms of compensation, because these may involve an actual cash expense to the company or the executive.

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code provides a one million dollar annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's principal executive officer ("PEO") and the corporation's three most highly compensated officers, exclusive of the corporation's PEO and principal financial officer. In evaluating whether to structure executive compensation components as performance-based compensation under Section 162(m) and thus, exempt from the one million dollar deduction limit, TDS considers the net cost, and its ability to effectively administer executive compensation to promote corporate goals and in the long-term interest of shareholders. As noted above, TDS is adopting the Telephone and Data Systems, Inc. Incentive Plan and requesting shareholders to approve the plan, including the material terms of the performance measures to be used for certain incentive compensation awards under the plan, so that certain compensation paid under such plan may qualify as performance-based compensation and be deductible under Section 162(m) of the Internal Revenue Code.  However, TDS believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote corporate goals. Accordingly, although TDS considers the deductibility of particular forms of compensation, TDS may approve elements of compensation that are consistent with the objectives of our executive compensation program, but that may not be fully deductible. Furthermore, Section 162(m) and the regulations thereunder have uncertainties and any attempted compliance or deduction may be challenged by the IRS. There can be no assurance that any amount of compensation will be deductible under Section 162(m).

TDS generally does not have any arrangements with its executive officers pursuant to which it has agreed to "gross-up" payments due to taxes or to otherwise reimburse officers for the payment of taxes, except with respect to certain reimbursements related to Mr. Meyers' retiree medical benefits as noted below, and certain perquisites.

Clawback

Depending on the facts and circumstances, TDS may seek to adjust or recover awards or payments if the relevant TDS performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Under the Dodd-Frank Act, TDS will be required to adopt a formal clawback policy that satisfies SEC and NYSE requirements after the requirements are adopted.

TDS Policy on Stock Ownership

TDS does not have a formal policy relating to stock ownership by executive officers. However, because the President and CEO of TDS, the President and CEO of U.S. Cellular and the President and CEO of TDS Telecom are also directors of TDS, they are subject to the stock ownership guidelines applicable to directors. See "Corporate Governance—Stock Ownership Guidelines" above. In addition, it should be noted that the President and CEO of TDS is a substantial shareholder of TDS. See "Security Ownership of Certain Beneficial Owners and Management" below.

TDS' Policy Regarding Insider Trading and Confidentiality provides that persons subject to such policy may not, under any circumstances, trade options for, pledge, or sell "short," any securities of TDS or U.S. Cellular, and may not enter into any hedging, monetization or margin transactions with respect to any such securities. The Dodd-Frank Act instructs the SEC to adopt rules requiring public companies to include a proxy statement disclosure of their policies regarding hedging of company equity securities by directors or employees. TDS will review such rules after they are finalized to determine if it will make any changes to its policies.

Compensation Committee Report

The Compensation Committee of the board of directors of TDS oversees TDS' compensation program on behalf of the board of directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth above in this 2017 Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the board of directors that the above Compensation Discussion and Analysis be included in TDS' Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and TDS' 2017 Proxy Statement related to the 2017 Annual Meeting.

This Compensation Committee Report is submitted by:

Christopher D. O'Leary, Chair	George W. Off	Gary L. Sugarman	Herbert S. Wander

Risks from Compensation Policies and Practices

TDS does not believe that risks arising from TDS' compensation policies and practices for its employees, including non-executive officers, are reasonably likely to have a material adverse effect on TDS. The following describes the process undertaken to reach the conclusion, and the basis for the conclusion, that TDS' compensation policies and practices are not reasonably likely to have a material adverse effect on TDS.

With respect to compensation in 2016, representatives of TDS took the steps set forth below to assess the risks associated with TDS' compensation policies and practices. Various elements of compensation (including plans and arrangements) provided to executive officers, non-executive officers and all other employees were identified and cataloged. The potential risks associated with each element of compensation were identified and evaluated for materiality and likelihood. Controls and potential mitigating factors were then identified and evaluated. Based on this process, documentation was prepared which maps and identifies TDS' various compensation elements, describes their characteristics and purposes, identifies potential risks associated with each compensation element, and then describes controls and mitigating factors. This documentation was used to evaluate the potential risks of the various elements of compensation, which are summarized below.

In addition, TDS considered the following processes and matters. TDS has internal controls in place and has processes to identify deficiencies, including significant deficiencies and material weaknesses. These processes have not identified any compensation policies or practices that are reasonably likely to have a material adverse effect on TDS. TDS also has an Enterprise Risk Management process (as described above under Corporate Governance—Board Role in Risk Oversight) that has not identified any compensation policies or practices that are reasonably likely to have a material adverse effect on TDS. In addition, in connection with its process to review and identify risks for its Annual Report on Form 10-K, TDS did not identify any compensation policies or practices that are reasonably likely to have a material adverse effect on TDS. Furthermore, TDS has not had any incident in which TDS' compensation policies and practices have resulted in a material adverse effect on TDS. Although TDS' compensation policies and practices have evolved over time, their risk characteristics have not changed in any material respect for several years. TDS does not believe that its compensation policies and practices are unusual in any significant respect and believes that they are comparable in many respects with those of many other commercial public companies. TDS' compensation policies and practices have been developed over time with the assistance of its nationally-recognized compensation consultant, Willis Towers Watson. Such policies and practices also have been reviewed by the Compensation Committee's independent compensation consultant, Compensation Strategies.

TDS believes that its policies and practices of compensating its employees, including non-executive officers, as they relate to risk management practices and risk-taking incentives, involve less risk than its compensation policies and practices relating to executive officers, as discussed in the above Compensation Discussion and Analysis. As discussed therein, TDS does not believe that its compensation policies and practices relating to executive officers are reasonably likely to have a material adverse effect on TDS. To an even greater extent, TDS does not believe that its compensation policies and practices relating to its employees, including non-executive officers, are reasonably likely to have a material adverse effect on TDS, for the reasons discussed below.

As a company engaged in Wireless, Wireline, Cable and HMS businesses, TDS faces general business risks similar to many other businesses and certain other risks specific to such businesses (as disclosed in TDS' most recent Annual Report on Form 10-K). Both of TDS' principal business units, U.S. Cellular and TDS Telecom, are primarily telecommunications companies, and TDS does not have any business units that have significantly different risk profiles from TDS' risk profile (such as a business unit involved in finance, securities, investing, speculation or similar activities), or where compensation expense is a dominant percentage of the business unit's revenues or with a risk and reward structure that varies significantly from the overall risk and reward structure of TDS. In general, TDS and both of its principal business units have similar compensation policies and practices.

The general design philosophy of the compensation policies and practices for employees, including non-executive officers, of TDS and its business units is similar to the design philosophy discussed with respect to executive officers in the Compensation Discussion and Analysis above. In addition to such executive officers, the employees whose behavior would be most affected by the incentives established by such policies and practices are the non-executive officers and director-level employees of TDS and each of its principal business units.

Similar to the compensation of executive officers, non-executive officers and director-level employees are compensated using a mix of short and long-term compensation. Each such employee receives a substantial portion of compensation in the form of a fixed salary, which does not encourage any risk taking, and may receive a portion of compensation as long-term incentive compensation, which discourages short-term risk taking.

A portion of the long-term incentive compensation of such employees may include restricted stock units, which retain value even if stock prices decline to some degree. As a result, as long as the stock continues to have some value, such awards will not expire without value and, as a result, do not encourage risk taking to attempt to avoid having awards expire without value, as could occur with stock options. Although such employees may also receive stock options, an exercise period that is generally ten years reduces the potential for excessive risk taking and, in any event, options are only one of several elements of compensation.

Although employees, including non-executive officers, may be entitled to an annual bonus and/or an award of performance share units that relate, in part, to company performance, such bonuses and awards are limited and represent only a portion of compensation. Also, such compensation is not designed to compensate non-executive employees for results that might be achieved by taking significant risks because non-executive employees do not have the authority to take significant risks. TDS and its business units are subject to an authorization policy that requires various levels of approvals for employees to take action depending on the dollar amount involved, and internal controls, procedures and processes to monitor and review such actions. Under such policy, actions that could have a material effect on TDS would need to be approved by the board of directors and/or one or more executive officers of TDS and/or such business units. TDS' compensation policies and practices relating to non-executive employees are not designed to provide incentives to such employees to take action which they have no authority to take. In addition, there is a significant amount of discretion in awarding bonuses and awards as well as other compensation and, as a result, such compensation could be reduced, or not awarded or not increased, if an employee undertook unauthorized risk. Also, depending on the facts and circumstances, TDS may seek to adjust or recover awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

As a result, considering the foregoing, TDS does not believe that its compensation policies and practices for employees, including non-executive officers, provide incentives to such employees to undertake risks that are reasonably likely to have a material adverse effect on TDS.

Compensation Tables

Summary of Compensation

The following table summarizes the compensation earned by the named executive officers in 2016, 2015 and 2014. Compensation reported under "Stock Awards" and "Option Awards" in the below table represents grant date values as required by SEC rules, and does not represent currently realized or realizable compensation. The named executive officers will not realize cash from such awards unless and until any stock awards, including restricted stock unit and performance share unit awards, are vested and the shares received upon vesting are sold for cash, or unless and until any stock options become exercisable, are exercised and the shares received upon exercise are sold for cash There is no assurance that this will occur. In general, awards are subject to a risk of forfeiture, and no shares subject to restricted stock unit or performance share unit awards will be issued unless the vesting conditions are satisfied (including, in the case of performance share units awards, the performance threshold is achieved), and the options will expire if not exercised during their term, which may occur if the stock price does not appreciate and/or remain above the exercise price during the option's term. The compensation actually realized by a named executive officer may be more or less than the amount reported in the below Summary Compensation Table depending on the performance of the TDS stock price. With respect to 2016, the amount of compensation realized by each named executive officer can be approximated by (i) deducting from the "Total" in the 2016 Summary Compensation Table the amounts reported in the "Stock Awards" and "Option Awards" columns for such officer, and (ii) adding the values realized in 2016 by such officer from the 2016 Option Exercises and Stock Vested table below. However, other unrealized components of compensation also may be included in the Summary Compensation Table, such as retirement plan contributions that are subject to a vesting schedule.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
LeRoy T. Carlson, Jr. 1, [6,7]	2016	$1,352,700	$1,217,400	$3,534,346	$389,401	$–	$8,654	$37,880	$6,540,381
President and CEO of TDS	2015	$1,352,700	$1,400,000	$1,463,182	$1,809,161	$–	$4,278	$37,841	$6,067,162
	2014	$1,352,700	$900,000	$1,245,634	$1,948,251	$–	$4,826	$22,974	$5,474,385

Kenneth R. Meyers [2,6,7]	2016	$948,000	$1,007,200	$2,656,905	$2,634,164	$–	$26,056	$79,508	$7,351,833
President and CEO of U.S. Cellular	2015	$905,300	$964,000	$1,982,307	$1,978,484	$–	$16,911	$82,325	$5,929,327
	2014	$865,300	$743,000	$1,763,012	$1,754,325	$–	$10,684	$84,886	$5,221,207

Douglas D. Shuma [3,6,7]	2016	$432,500	$92,358	$533,990	$61,016	$191,142	$1,305	$67,539	$1,379,850
Senior Vice President-Finance and	2015	$417,000	$88,226	$193,091	$240,271	$227,974	$519	$66,258	$1,233,339
Chief Accounting Officer of TDS	2014	$377,950	$92,230	$142,468	$220,031	$102,570	$475	$57,010	$992,734

Scott H. Williamson [4,7]	2016	$663,000	$133,449	$1,126,271	$128,698	$266,451	$8,282	$79,146	$2,405,297
Senior Vice President-Acquisitions and	2015	$645,000	$123,735	$452,102	$562,579	$320,565	$3,913	$81,527	$2,189,421
Corporate Development of TDS	2014	$627,500	$162,004	$378,912	$606,114	$177,896	$4,230	$80,720	$2,037,376

David A. Wittwer [5,7]	2016	$631,000	$586,100	$648,503	$828,636	$–	$24,181	$61,217	$2,779,637
President and CEO of TDS Telecom	2015	$608,000	$507,300	$745,908	$731,419	$–	$19,331	$59,965	$2,671,923
	2014	$587,000	$490,000	$729,673	$746,431	$–	$14,402	$49,371	$2,616,877

Explanation of Columns:

  Pursuant to SEC rules, includes the following "named executive officers": all individuals serving as TDS' principal executive officer or acting in a similar capacity during the last completed fiscal year; all individuals serving as the principal financial officer or acting in a similar capacity during the last completed fiscal year; and the three most highly compensated executive officers other than the foregoing who were serving as executive officers at the end of the last completed fiscal year, including executive officers of subsidiaries. The determination as to which executive officers are most highly compensated is made by reference to total compensation for the last completed fiscal year as set forth in column (j), reduced by any amount in column (h).
  For additional details relating to 2015, see the TDS proxy statement filed with the SEC on Schedule 14A on April 13, 2016. For additional details relating to 2014, see the TDS proxy statement filed with the SEC on Schedule 14A on April 17, 2015.
  Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year, whether or not paid in such year. Only Kenneth R. Meyers deferred a portion of his 2016 base salary, all of which salary is included in column (c) whether or not deferred. Mr. Meyers deferred 11% of his 2016 salary to an interest-bearing account. The total amount of salary deferred in 2016 was $113,323. See "Information Regarding Nonqualified Deferred Compensation" below.
  Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year, whether or not paid in such year.

LeRoy T. Carlson, Jr. deferred 20% of his 2015 bonus paid in 2016 into TDS phantom stock. Kenneth R. Meyers deferred 25% of his 2015 bonus paid in 2016 into U.S. Cellular phantom stock, and 25% of such bonus into an interest-bearing arrangement. In the case of the deferrals by Mr. Carlson, the amount deferred was deemed invested in phantom stock units in TDS Common Shares and in the case of Mr. Meyers, the amount deferred was deemed invested in phantom stock units in USM Common Shares. See "Information Regarding Nonqualified Deferred Compensation" below. The entire amount of bonus, including any amount deferred, is included in the Summary Compensation Table above.

The following is a summary of the amount of bonus for 2015 performance paid in 2016 and the amount deferred (shares with respect to Mr. Carlson are TDS Shares and shares with respect to Mr. Meyers are USM Shares):

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers
Total 2015 Bonus Paid in 2016	$1,400,000	$964,000
Percentage Deferred to Interest Account	0%	25%
Amount Deferred to Interest Account	$–	$241,000
Percentage Deferred to Phantom Stock	20%	25%
Amount Deferred to Phantom Stock	$280,000	$241,000
Number of Underlying Shares	10,021	5,833
Company Match—see Note (e) below	$70,000	$60,250
Number of Underlying Shares	2,505	1,458

The bonus was paid and the related phantom stock awards were granted in March 2016.

The foregoing dollar amounts of the Company Match awarded in 2016 are included in column (e), Stock Awards. See note (e) below.

LeRoy T. Carlson, Jr., deferred 15% of his 2016 bonus paid in 2017 into TDS phantom stock.  Kenneth R. Meyers deferred 25% of his 2016 bonus paid in 2017 into U.S. Cellular phantom stock and 25% of such bonus into an interest-bearing arrangement.

This will be reflected in next year's proxy statement.

e.    Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, as reflected in the below table of "Grants of Plan-Based Awards." In the case of restricted stock units, in accordance with FASB ASC 718, such value is reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to such shares (because restricted stock units do not receive credit for dividends prior to vesting). In the case of performance share units, the amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC 718 (excluding the effect of estimated forfeitures). Assumptions made in the valuation of the stock awards in this column are described in Note 17—Stock-Based Compensation in TDS' financial statements for the year ended December 31, 2016  included in the accompanying Annual Report to Shareholders for the year ended December 31, 2016, which is also included as Exhibit 13 to the TDS Annual Report on Form 10-K for the year ended December 31, 2016.

Includes the aggregate grant date fair value computed in accordance with FASB ASC 718 relating to restricted stock units in TDS Common Shares under the TDS 2011 LTIP and/or relating to restricted stock units in USM Common Shares under the U.S. Cellular 2013 LTIP. See "Information Regarding Plan-Based Awards" below for vesting and other information.

Also, as noted in note (d) above, includes the aggregate grant date fair value computed in accordance with FASB ASC 718 relating to phantom stock bonus match units awarded to such officer in 2016 with respect to deferred bonus compensation. Vested TDS phantom stock units are credited with dividend equivalents. U.S. Cellular does not currently pay regular dividends. For information relating to U.S. Cellular, see U.S. Cellular's 2017 proxy statement.

As noted above, LeRoy T. Carlson, Jr. and Kenneth R. Meyers deferred part of their 2015 bonus which was paid in 2016  and Mr. Carlson received a stock unit match in phantom TDS Common Shares in 2016  and Mr. Meyers received a stock unit match in phantom USM Common Shares in 2016. Column (e) above includes the aggregate grant date fair value computed in accordance with FASB ASC 718 related to such awards in 2016. See "Information Regarding Nonqualified Deferred Compensation" below.

Pursuant to SEC rules and interpretations, column (e) includes the grant date value of stock awards even if the awards are subsequently forfeited.

The amounts included in this column also include the grant date value of performance share unit awards made during 2016, calculated based on the probable satisfaction of the performance conditions for such awards ("Grant Date Value").   This value is the same as the amount included in the 2016 Grants of Plan-Based Awards Table below.  As required by SEC rules, in addition to the Grant Date Value, this footnote to the Summary Compensation Table also shows the maximum value of these awards at the grant date if the highest level of performance is achieved for these performance share unit awards ("Maximum Value").

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Grant Date Value (100%)	$1,338,267	–	$206,268	$435,065	–
Maximum Value (200%)	$2,676,534	–	$412,536	$870,130	–

The dates on which the performance share units were  granted in 2016, the performance period and other information relating to such awards are set forth below under "Grants of Plan-Based Awards."

f.     Represents the aggregate grant date fair value computed in accordance with FASB ASC 718, as reflected in the below table of "Grants of Plan-Based Awards." The dates on which the options granted in 2016  become exercisable and expire are set forth below under "Grants of Plan-Based Awards." Assumptions made in the valuation of the option awards in this column are described in Note 17—Stock-Based Compensation, in TDS' financial statements for the year ended December 31, 2016 included in the accompanying Annual Report to Shareholders for the year ended December 31, 2016, which is also included as Exhibit 13 to the TDS Annual Report on Form 10-K for the year ended December 31, 2016.

Pursuant to SEC rules and interpretations, column (f) includes the grant date value of stock option awards even if the awards are subsequently forfeited.

g.    Represents the portion of the bonus that represents non-equity incentive plan compensation pursuant to SEC rules. See the discussion under "Bonus" in the above Compensation Discussion and Analysis and in Note (7) below to the above Summary Compensation Table.

h.    As required by SEC rules, column (h) includes the portion of interest that exceeded the amount calculated utilizing the AFR at the time the interest rate was set. Each of the named executive officers currently participates (or formerly participated) in a supplemental executive retirement plan or SERP. The interest rate under the SERP for 2016  was set as of the last trading date of 2015 at 4.2398% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 3.13% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2016  includes the portion of such interest that exceeded that calculated utilizing the AFR at the time the interest rate was set. In addition, column (h) includes interest on any deferred salary or bonus that exceeded that calculated utilizing the AFR, as indicated in the below table. Interest on deferred salary or bonus is compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary or bonus deferred as an employee of TDS (twenty-year Treasury Bond rate for salary or bonus deferred as an employee of U.S. Cellular), plus 1.25 percentage points.

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Excess Earnings:
SERP	$8,654	$9,590	$1,305	$8,282	$3,086
TDS Deferred Salary and Bonus	–	11,398	–	–	21,095
U.S. Cellular Deferred Salary and Bonus	–	5,068	–	–	–
Total Excess Earnings	$8,654	$26,056	$1,305	$8,282	$24,181

Column (h) does not include any changes in pension values because TDS and U.S. Cellular do not have any defined benefit pension plans (including supplemental defined benefit pension plans). The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan which, under SEC rules, are not required to be reflected in column (h). Both the TDS Tax-Deferred Savings Plan (TDSP) and the TDS Pension Plan are tax-qualified defined contribution plans and the supplemental executive retirement plan (SERP) is a non-qualified defined contribution plan.

i.     Does not include any discount amount under the TDS dividend reinvestment plans because such discounts are available generally to all security holders of TDS.

Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is $10,000 or more. Perquisites do not include expenditures that are used exclusively for business purposes.

Includes the following: (1) if applicable, the total of perquisites and personal benefits if they equal or exceed $10,000, summarized by type, or specified for any perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for each officer, in each case, valued on the basis of the aggregate incremental cost of such perquisite or personal benefit to TDS, including any related tax gross up (if the total amount is less than $10,000, the following indicates "N/A") and (2) contributions by TDS for the benefit of the named executive officer under (a) the TDS Tax-Deferred Savings Plan, which is referred to as the TDSP, (b) the TDS Pension Plan and (c) the TDS supplemental executive retirement plan, which is referred to as the SERP:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Perquisites (if $10,000 or more):
Corporate automobile allowance and related expenses	$17,500	$10,394	$11,966	$11,728	–
Other (Club Dues and Health and Fitness Reimbursements)	–	2,500	–	–	–
Travel allowance	–		–	–	$9,200
Tax gross up relating to corporate automobile allowance and travel allowance	$10,310	$3,544	$4,150	$4,648	$9,054
Total Perquisites if $10,000 or more	$27,810	$16,438	$16,116	$16,376	$18,254
Contributions to Benefit Plans
TDSP	$10,070	$10,070	$10,070	$10,070	$10,070
Pension Plan	–	$12,345	$12,345	$21,200	$17,393
SERP	–	$40,655	$29,008	$31,500	$15,500
Total, including perquisites if $10,000 or more	$37,880	$79,508	$67,539	$79,146	$61,217

TDS and its subsidiaries do not provide any significant perquisites to their executive officers. Perquisites are valued based on the incremental cost to TDS. No amount is reported if the executive officer reimburses the cost to TDS. In 2016, perquisites primarily included an automobile allowance and related expenses to certain executive officers, and an allowance for travel, meals and accommodations for an executive officer and his spouse to attend company-sponsored awards banquets. Also, TDS and U.S. Cellular reimbursed the officers' additional taxes related to the automobile allowance and the travel allowance.

TDS and U.S. Cellular purchase tickets to various sporting, civic, cultural, charity and entertainment events. They use these tickets for business development, partnership building, charitable donations and community involvement. If not used for business purposes, they may make these tickets available to employees, including the named executive officers, as a form of recognition and reward for their efforts. Because such tickets have already been purchased, we do not believe that there is any aggregate incremental cost to TDS or U.S. Cellular if a named executive officer uses a ticket for personal purposes.

The TDSP and Pension Plan are tax-qualified defined contribution retirement plans that do not discriminate in scope, terms or operation in favor of executive officers and are available generally to all eligible employees of participating employers. TDS and its participating subsidiaries make annual employer contributions to the plans for each participant.

The SERP is a non-qualified defined contribution plan that is available only to board-approved officers. This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits under the TDS Pension Plan caused by limitations under the Internal Revenue Code for tax qualified pension plans, including the limitation on annual employee compensation which can be considered. TDS and its participating subsidiaries make annual employer contributions for each participant.

j.     Represents the dollar value of total compensation for the fiscal year based on the sum of all amounts reported in columns (c) through (i). See the above Compensation Discussion and Analysis for a discussion of the proportions of each of the compensation elements to total compensation.

Footnotes:

1.    LeRoy T. Carlson, Jr., as President and CEO of TDS, is included in the above table as TDS' principal executive officer. He is also Chairman of U.S. Cellular and TDS Telecom. TDS does not have any employment, severance or similar agreement with LeRoy T. Carlson, Jr. Mr. Carlson is the brother of non-executive Chairman of the Board and director, Walter C. D. Carlson, director, Letitia G. Carlson, MD, and director, Prudence E. Carlson.

2.    Kenneth R. Meyers, as President and CEO of U.S. Cellular, is included in the above table as one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS who was serving as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries.  The following is a brief description of a letter agreement with Mr. Meyers effective June 22, 2013 (the "Meyers Letter Agreement") which was filed as Exhibit 10.1 to U.S. Cellular’s Current Report on Form 8-K dated July 25, 2013:

i.      Annual Equity Awards: The Meyers Letter Agreement provides that the U.S. Cellular Chairman will recommend that the U.S. Cellular Long-Term Incentive Compensation Committee approve (and pursuant to such recommendation, the U.S. Cellular Long-Term Incentive Compensation Committee approved) the following terms with respect to annual equity awards granted to Mr. Meyers on or before June 22, 2019 (the "Pre-June 22, 2019 Annual Awards"). Provided that Mr. Meyers remains employed by U.S. Cellular through June 22, 2019 and satisfies the Equity Conditions, following his retirement any Pre-June 22, 2019 Annual Awards will continue to vest in accordance with their original vesting schedules through the third anniversary of his retirement (subject to accelerated vesting to the extent provided in the standard form of award agreement maintained by U.S. Cellular at the time of grant). In addition, provided that he remains employed by the company through June 22, 2019 and satisfies the Equity Conditions, he will be eligible to exercise options granted to him on or before June 22, 2019, to the extent vested, through the earlier of (i) the third anniversary of his retirement date and (ii) the tenth anniversary of the date the option was granted. For purposes hereof, the "Equity Conditions" are that Mr. Meyers terminates without cause, performs reasonably requested consulting services and does not compete with the company or misappropriate the company's confidential information through the earlier of (i) the third anniversary of his retirement date and (ii) the tenth anniversary of the date the award was granted.

ii.     Retiree Medical and Life Insurance Benefits: Because the transfer of Mr. Meyers' employment from TDS to U.S. Cellular caused him to be ineligible for certain retiree medical and life insurance benefits that may have been available to him had he retired from TDS, U.S. Cellular agreed to make certain cash reimbursements or payments to Mr. Meyers following his retirement from U.S. Cellular pursuant to the terms and conditions specified in the Meyers Letter Agreement. The reimbursements related to retiree medical benefits will include a gross-up for additional taxes payable by Mr. Meyers as a result of such reimbursements.

iii.    Severance: The Meyers Letter Agreement provides that, in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019, U.S. Cellular shall pay him a severance amount equal to his then current annual base salary.

Further information about Mr. Meyers' compensation is included in the U.S. Cellular 2017 proxy statement.

3.    Douglas D. Shuma is included in the above table because he is TDS' principal financial officer. Mr. Shuma was appointed Senior Vice President—Finance and Chief Accounting Officer in 2015. Prior to that, he was Senior Vice President and Controller of TDS since 2007. TDS does not have any employment, severance or similar agreement with Douglas D. Shuma.

4.    Scott H. Williamson, Senior Vice President—Acquisitions and Corporate Development of TDS, is one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS who was serving as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries. TDS does not have any employment, severance or similar agreement with Scott H. Williamson.

5.    David A. Wittwer, President and CEO of TDS Telecom, is one of the three most highly compensated executive officers other than the principal executive officer or principal financial officer of TDS who was serving as an executive officer at the end of the last completed fiscal year, including executive officers of subsidiaries. TDS does not have any employment, severance or similar agreement with David A. Wittwer.

6.    Each of LeRoy T. Carlson, Jr., Kenneth R. Meyers and Douglas D. Shuma is also an executive officer and director of U.S. Cellular. Effective June 22, 2013, Mr. Meyers was appointed President and CEO of U.S. Cellular. Prior to that date, he received his compensation from TDS as the Executive Vice President and CFO of TDS and did not receive any compensation directly from U.S. Cellular. After that date, Mr. Meyers received compensation directly from U.S. Cellular. Although Mr. Carlson, Chairman of U.S. Cellular, and Douglas D. Shuma, Chief Accounting Officer of U.S. Cellular, were officers of U.S. Cellular in 2016, they were compensated by TDS in connection with their services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of their compensation expense incurred by TDS is allocated to U.S. Cellular by TDS, along with the allocation of other compensation expense and other expenses of TDS. This allocation by TDS to U.S. Cellular is done in the form of a single management fee pursuant to an Intercompany Agreement between TDS and U.S. Cellular. There is no identification or quantification of the compensation of such persons to U.S. Cellular, or of any other allocated expense in this management fee. The management fee is recorded as a single expense by U.S. Cellular, U.S. Cellular does not obtain details of the components that make up this fee and does not segregate this fee or allocate any part of the management fee to other accounts such as compensation expense. All of the compensation of LeRoy T. Carlson, Jr. and Douglas D. Shuma in 2016 was approved by the TDS Compensation Committee and none of it was subject to approval by any U.S. Cellular directors or officers. Accordingly, all of such compensation expense incurred by TDS is reported in the above table by TDS and is not reported by U.S. Cellular. U.S. Cellular discloses the amount of the management fee that it pays to TDS in its proxy statement together with a description of the Intercompany Agreement.

7.    The following summarizes the bonus amounts in the 2016 row in the Summary Compensation Table for the named executive officers that were paid a bonus in 2017 for 2016 performance:

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Bonus paid in 2017 for 2016 Performance	$1,217,400	$1,007,200	$283,500	$399,900	$586,100
Less amount reported as Non-Equity Incentive Plan Compensation	–	–	$191,142	$266,451	–
Total Amount reported as Bonus for 2016	$1,217,400	$1,007,200	$92,358	$133,449	$586,100

Unlike the bonus program for certain other executive officers, which provides that a specified percentage of an officer's bonus will be determined based on company performance and on individual performance, the bonus guidelines for the President and CEO of TDS (LeRoy T. Carlson, Jr.), do not provide such specificity and provide that the entire amount of the bonus is discretionary. Accordingly, the entire amount of the bonus for LeRoy T. Carlson, Jr. is reported under the "Bonus" column of the Summary Compensation Table. This approach is also used for the bonuses paid to Kenneth R. Meyers and David A. Wittwer.

Information Regarding Plan-Based Awards

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding plan-based awards in 2016.

2016 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
LeRoy T. Carlson, Jr.
Awards in TDS Shares[2]
TDS Restricted Stock Units	8/15/16							76,273			$2,126,079
TDS Phantom Stock Match Units for 2015 Bonus paid in 2016[4]	3/11/16							2,505			$70,000
TDS Performance Share Units[2]	8/15/16				4,544	45,442	90,884				$1,338,267
Total Grant Date Value of Stock Awards											$3,534,346
TDS Options	8/15/16								53,800	$29.45	$389,401
Total Grant Date Value of All Awards											$3,923,747
Kenneth R. Meyers
Awards in USM Common Shares[3]
USM Restricted Stock Units	4/1/16							56,609			$2,596,655
USM Phantom Stock Match Units for 2015 Bonus paid in 2016[4]	3/12/16							1,458			$60,250
Total Grant Date Value of Stock Awards								58,067			$2,656,905
USM Options	4/1/16								206,300	$45.87	$2,634,164
Total Grant Date Value of All Awards											$5,291,069
Douglas D. Shuma
Non-Equity Incentive Plan Awards[1]	N/A	$12,488	$166,500	$320,513
Awards in TDS Shares[2]
TDS Restricted Stock Units	8/15/16							11,757			$327,722
TDS Performance Share Units[2]	8/15/16				701	7,004	14,008				$206,268
Total Grant Date Value of Stock Awards											$533,990
TDS Options	8/15/16								8,430	$29.45	$61,016
Total Grant Date Value of All Awards											$595,006

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Scott H. Williamson
Non-Equity Incentive Plan Awards[1]	N/A	$17,408	$232,100	$446,793
Awards in TDS Shares[2]
TDS Restricted Stock Units	8/15/16							24,797			$691,206
TDS Performance Share Units[2]	8/15/16				1,477	14,773	29,546				$435,065
Total Grant Date Value of All Awards											$1,126,271
TDS Options	8/15/16								17,781	$29.45	$128,698
Total Grant Date Value of All Awards											$1,254,969
David A. Wittwer
Awards in TDS Shares[2]
TDS Restricted Stock Units	8/15/16							23,265			$648,503
TDS Options	8/15/16								114,485	$29.45	$828,636
Total Grant Date Value of All Awards											$1,477,139

Explanation of Columns:

a.    Includes the persons identified in the Summary Compensation Table.

b.    Represents the date on which the TDS Compensation Committee, or in the case of U.S. Cellular awards, the date on which the U.S. Cellular Long-Term Incentive Compensation Committee, took action or was deemed to take action to grant the equity-based awards.

c.-e.These columns relate to non-equity incentive plan awards, as defined by SEC rules. See Note (1) below.

f.-h. These columns are included pursuant to Item 402(d) of Regulation S-K relating to equity incentive plan awards. The 2016 performance share units are equity incentive plan awards. The amounts shown under these columns reflect the Threshold, Target, and Maximum number of TDS Common Shares that may be earned by each officer as a result of the 2016 performance share units granted to such officer under the award. The actual number of TDS Common Shares to be delivered as a result of these 2016 performance share units will be determined by the performance of TDS during the three-year performance period of 2016, 2017, and 2018, as measured against three performance criteria selected by the Compensation Committee as discussed above.

i.     With respect to TDS awards, includes the number of TDS Common Shares underlying restricted stock units awarded pursuant to the TDS 2011 LTIP. The TDS restricted stock units will become vested on May 11, 2019. With respect to U.S. Cellular awards, includes the number of USM Common Shares underlying restricted stock units granted pursuant to the U.S. Cellular 2013 LTIP. The USM restricted stock units will become vested on the third anniversary of the grant date, or on April 1, 2019.

Under the TDS 2011 LTIP, executives (other than the U.S. Cellular President and CEO) were permitted to elect to defer receipt of all or a portion of their annual bonuses and to receive stock unit matches on the amount deferred. Deferred compensation was deemed invested in phantom TDS Common Shares. Participants received (i) a 25% stock unit match for amounts deferred up to 50% of their total annual bonus and (ii) a 33% stock unit match for amounts deferred that exceeded 50% of their total annual bonus. The match stock units vest ratably at a rate of one-third per year over three years. The value of phantom stock bonus match units with respect to such officer is included in column (e), "Stock Awards," of the above Summary Compensation Table. After vesting, the match stock units are credited with dividend equivalents. The U.S. Cellular President and CEO may elect to defer bonus into phantom USM Common Shares under the U.S. Cellular LTIPs. U.S. Cellular does not currently pay regular dividends. For information relating to similar provisions under the U.S. Cellular LTIPs, see U.S. Cellular's proxy statement.

j.     Except with respect to the U.S. Cellular President and CEO, represents the number of TDS Common Shares underlying options awarded during the year pursuant to the TDS 2011 LTIP. The TDS options were granted on August 15, 2016 at an exercise price of $29.45 per share, which was the closing price of a TDS Common Share on the grant date. The TDS options become exercisable on May 11, 2019, and are exercisable until August 15, 2026.

In the case of Mr. Meyers, represents USM Common Shares underlying options awarded during 2016 under the U.S. Cellular 2013 LTIP. Such 2016 USM Options were granted on April 1, 2016, become exercisable ratably on each of April 1, 2017, April 1, 2018 and April 1, 2019, and are exercisable until April 1, 2026 at the exercise price of $45.87 per share.

k.    Represents the per-share exercise price of the options granted in column (j). Such exercise price is not less than the closing market price of the underlying security on the date of the grant.

l.     Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. In the case of the restricted stock units, such value is reduced by the estimated value of the discounted cash flows of dividends that would normally be received with respect to the underlying shares (because restricted stock units do not receive credit for dividends prior to vesting).  In the case of 2016 performance share units, the amounts in this column were determined in accordance with FASB ASC 718 based upon the probable outcome of the applicable performance conditions.

Pursuant to SEC rules and interpretations, this table includes the grant date value of stock awards and options even if the awards are subsequently forfeited.

Footnotes:

1.    Represents amounts payable under the 2016 Officer Bonus Program. The bonus guidelines for the President and CEO of TDS do not formally provide for a Threshold, Target or Maximum bonus based on specified performance measures. In addition, the bonuses payable to the TDS Telecom President and CEO and the U.S. Cellular President and CEO were not formulaic and were paid in the discretion of the TDS President and CEO and the TDS Compensation Committee in the case of the TDS Telecom President and CEO, and in the discretion of the Chairman of U.S. Cellular in the case of the U.S. Cellular President and CEO. Accordingly, no portion of the bonus payable to such officers is considered non-equity incentive plan compensation. The above amounts for the other officers relate to the bonus with respect to 2016 performance that was paid in 2017 that was calculated based on company performance. The Threshold amount represents the minimum bonus for company performance that would have been paid for 2016 if only the consolidated capital spending measure (with a weight of 15%) equaled or exceeded the minimum threshold goal for such measure in 2016 (in which case the prorated payout of the target with respect to such measure would be 50%, which is the minimum payout level). Thus, the Threshold amount is 7.5% (calculated as 15% × 50%) of the Target amount. The Target amount represents the bonus for company performance that would have been paid for 2016 if the target was achieved for each company performance measure in 2016 by TDS. The Maximum amount represents the maximum bonus for company performance that would have been paid for 2016 if each company performance measure for 2016 equaled or exceeded 192.5% of its target in 2016. The following shows the calculation of the actual amount of non-equity incentive plan compensation in 2016 for the subject TDS named executive officers for reference for comparison to the Target and Maximum above. Certain amounts below are rounded.

		Formula	Douglas D. Shuma	Scott H. Williamson
a	2016 base salary		$432,500	$663,000
b	2016 target bonus percentage		55%	50%
c	Target bonus for 2016	a × b	$237,875	$331,500
d	Percentage of 2016 target bonus based on company performance		70%	70%
e	Target bonus for company performance	c × d	$166,500	$232,100
f	Amount of threshold bonus for company performance	e × 7.5%	$12,488	$17,408
g	Amount of maximum bonus for company performance	e × 192.5%	$320,513	$446,793
h	Calculation of amount reported under "Non-Equity Incentive Plan Compensation" column based on company performance in 2016	e × 114.8%	$191,142	$266,451

2.    Pursuant to the TDS 2011 LTIP on the date specified, the TDS Compensation Committee granted such executive officer restricted stock units and performance share units to be settled in TDS Common Shares and options to purchase TDS Common Shares.  The aggregate grant date fair value computed in accordance with FASB ASC 718 of the stock awards is reported in the Summary Compensation Table in column (e) and the aggregate grant date fair value computed in accordance with FASB ASC 718 of the option awards is reported in the Summary Compensation Table in column (f).  Dividends are not earned with respect to shares underlying restricted stock units until the award becomes vested and the shares are issued or on shares underlying options until such options are exercised and the shares are issued.  The performance share units accumulate dividend equivalents throughout the performance period (in the form of additional share units).  The dividend equivalents that accumulate are forfeitable and will be issued when the performance share unit award becomes vested and the shares are issued.

Pursuant to the TDS 2011 LTIP, on the date specified, executives who deferred all or a portion of their 2015 bonuses under the bonus deferral and employer match program received phantom stock match units. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the phantom stock match units is reported in the Summary Compensation Table under "Stock Awards" in column (e).

3.    Pursuant to the U.S. Cellular 2013 LTIP, on the date specified, the U.S. Cellular Long-Term Incentive Compensation Committee granted Mr. Meyers restricted stock units to be settled in USM Common Shares and options to purchase USM Common Shares. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the stock awards is reported in the Summary Compensation Table in column (e) and the aggregate grant date fair value computed in accordance with FASB ASC 718 of the option awards is reported in the Summary Compensation Table in column (f). U.S. Cellular does not currently pay regular dividends.

Pursuant to the U.S. Cellular 2013 LTIP, on the date specified, Mr. Meyers received phantom stock match units in connection with the deferral of a portion of his 2015 bonus. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the phantom stock match units is reported in the Summary Compensation Table under "Stock Awards" in column (e).

4.    Represents the number of phantom stock units in TDS Common Shares awarded to such officer with respect to the company match related to deferred bonus compensation, except that with respect to Kenneth R. Meyers, represents the number of phantom stock units in USM Common Shares. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards." See the "Nonqualified Deferred Compensation" table below for information regarding bonus phantom stock and dividend equivalents credited to the named executive officers.

5.    Beginning in 2016, TDS granted performance share unit awards to certain TDS executive officers.  Each recipient may be entitled to TDS Common Shares equal to 0% to 200% of a communicated target award depending on the achievement of predetermined performance measures over a three year period.  Performance measures for the 2016 awards were Total Revenue, Return on Capital and Relative Total Shareholder Return compared to a defined peer group.  Performance share unit awards accumulate dividends (in the form of additional performance share units) which are forfeitable if the performance metrics are not achieved. The Threshold percentage for each of the performance measures is 50%.  However, it is not necessary to achieve each performance measure for an award to vest.  It is sufficient that only one of the three performance measures is equal to or greater than the Threshold for the award to vest in part.  With respect to performance share units, the minimum Threshold amount at which shares will be issued assumes that the Total Revenue and Return on Capital measures are not achieved, and that only the Relative Total Shareholder Return measure (with a weight of 20%) equals or exceeds the minimum threshold goal for such measure (in which case the prorated payout of the Target with respect to such measure would be 50% of the Target for this measure, which is the minimum payout level). Thus, the Threshold amount is 10% (calculated as 20% × 50%) of the Target amount. The Maximum amount represents the maximum number of TDS Common Shares that would be delivered for company performance if each company performance measure equals or exceeds 200% of Target.

Information Regarding Outstanding Equity Awards at Year End

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding outstanding equity awards at year end. The information reported below reflects adjustments for the Reclassification to outstanding equity awards on January 24, 2012. The adjustments made to outstanding equity awards in connection with the Reclassification were described in TDS' proxy statement dated April 16, 2012 as filed with the SEC on Schedule 14A on such date.

2016 Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
LeRoy T. Carlson, Jr.[1]
Options:
2016 TDS Options[2]		53,800	$29.45	8/15/26
2015 TDS Options[3]		236,100	$29.26	5/11/25
2014 TDS Options[4]		225,000	$26.83	5/16/24
2013 TDS Options[5]	186,000		$22.60	5/10/23
2012 TDS Options[6]	309,200		$20.79	5/16/22
2011 TDS Options[7]	230,000		$29.94	5/13/21
2010 TDS Options[8]	250,000		$26.66	5/25/20
2009 TDS Options[9]	244,000		$26.95	5/21/19
2008 TDS Options[10]	226,425		$35.35	5/21/18
2007 TDS Options[11]	179,653		$59.45	7/2/17
Stock Awards:
2016 TDS RSUs[12]					76,273	$2,202,002
2015 TDS RSUs[13]					51,761	$1,494,340
2014 TDS RSUs[14]					47,996	$1,385,645
TDS Bonus Match not vested [23]					2,131	$61,522
Performance Share Units:
2016 TDS PSUs[24]							45,442	$1,311,911

Total TDS	1,625,278	514,900			178,161	$5,143,508	45,442	$1,311,911
Kenneth R. Meyers[1]
Options:
2013 TDS Options[5]	177,319		$22.60	5/10/23
2012 TDS Options[6]	225,300		$20.79	5/16/22
2011 TDS Options[7]	121,200		$29.94	5/13/21
2010 TDS Options[8]	132,500		$26.66	5/25/20
2009 TDS Options[9]	129,400		$26.95	5/21/19
2008 TDS Options[10]	93,000		$35.35	5/21/18
2007 TDS Options[11]	52,942		$59.45	7/2/17
2016 USM Options[15]	–	206,300	$45.87	4/1/26
2015 USM Options[16]	66,359	132,716	$36.42	4/1/25
2014 USM Options[17]	109,484	54,741	$41.22	4/1/24
2013 USM Initial CEO Options[18]		125,000	$39.71	7/31/23
Stock Awards:
2016 USM RSUs[19]					56,609	$2,474,945
2015 USM RSUs[20]					53,154	$2,323,893
2014 USM RSUs[21]					41,764	$1,825,922
2013 USM Initial CEO RSUs[22]					45,000	$1,967,400
USM Bonus Match not vested[23]					1,416	$61,908
Total TDS	931,661	–			–	–	–	–
Total USM	175,843	518,757			197,943	$8,654,068	–	–

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Douglas D. Shuma[1]
Options:
2016 TDS Options[2]		8,430	$29.45	8/15/26
2015 TDS Options[3]		31,356	$29.26	5/11/25
2014 TDS Options[4]		25,411	$26.83	5/16/24
2011 TDS Options[7]	21,500		$29.94	5/13/21
2008 TDS Options[10]	15,300		$35.35	5/21/18
Stock Awards:
2016 TDS RSUs[12]					11,757	$339,425
2015 TDS RSUs[13]					6,992	$201,859
2014 TDS RSUs[14]					5,638	$162,769
Performance Share Units:
2016 TDS PSUs[24]							7,004	$202,205
Total TDS	36,800	65,197			24,387	$704,053	7,004	$202,205
Scott H. Williamson[1]
Options:
2016 TDS Options[2]		17,781	$29.45	8/15/26
2015 TDS Options[3]		73,418	$29.26	5/11/25
2014 TDS Options[4]		69,999	$26.83	5/16/24
2013 TDS Options[5]	111,542		$22.60	5/10/23
2012 TDS Options[6]	129,500		$20.79	5/16/22
2011 TDS Options[7]	80,800		$29.94	5/13/21
2010 TDS Options[8]	91,200		$26.66	5/25/20
2009 TDS Options[9]	90,700		$26.95	5/21/19
2008 TDS Options[10]	68,500		$35.35	5/21/18
2007 TDS Options[11]	56,998		$59.45	7/2/17
Stock Awards:
2016 TDS RSUs[12]					24,797	$715,889
2015 TDS RSUs[13]					16,371	$472,631
2014 TDS RSUs[14]					14,995	$432,906
Performance Share Units:
2016 TDS PSUs[24]							14,773	$426,497
Total TDS	629,240	161,198			56,163	$1,621,426	14,773	$426,497

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#)	(#)	($)		(#)	($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
David A. Wittwer[1]
Options:
2016 TDS Options[2]		114,485	$29.45	8/15/26
2015 TDS Options[3]		95,452	$29.26	5/11/25
2014 TDS Options[4]		86,204	$26.83	5/16/24
2011 TDS Options[7]	89,600		$29.94	5/13/21
2010 TDS Options[8]	92,800		$26.66	5/25/20
2009 TDS Options[9]	89,500		$26.95	5/21/19
2008 TDS Options[10]	68,500		$35.35	5/21/18
2007 TDS Options[11]	43,077		$59.45	7/2/17
Stock Awards:
2016 TDS RSUs[12]					23,265	$671,661
2015 TDS RSUs[13]					27,010	$779,779
2014 TDS RSUs[14]					28,876	$833,650
Total TDS	383,477	296,141			79,151	$2,285,089	–	–

Explanation of Columns:

a.    Includes the persons identified in the Summary Compensation Table.

b.    Includes, on an award-by-award basis, the number of securities underlying unexercised options that were exercisable as of December 31, 2016. Represents awards with respect to TDS Common Shares or awards with respect to USM Common Shares, as indicated.

c.    Includes, on an award-by-award basis, the number of securities underlying unexercised options that were unexercisable as of December 31, 2016. Represent awards with respect to TDS Common Shares or awards with respect to USM Common Shares, as indicated.

d.    This column as set forth in Item 402(f) of Regulation S-K relating to equity incentive plan option awards is not applicable because the named executive officers did not receive any equity incentive plan option awards, as defined by SEC rules. Accordingly, such column is not included above.

e.    Represents the exercise prices of the awards identified in columns (b) and (c).

f.     Represents the expiration dates of the awards identified in columns (b) and (c).

g.    Represents, on an award-by-award basis, the total number of shares underlying stock awards that had not vested as of December 31, 2016.

h.    With respect to TDS awards, represents the market value of TDS Common Shares underlying stock awards that had not vested as of December 31, 2016, calculated using the closing price of TDS Common Shares of $28.87 on December 30, 2016 (because December 31, 2016 was not a trading day). With respect to U.S. Cellular awards, represents the market value of USM Common Shares underlying stock awards that had not vested as of December 31, 2016, calculated using the closing price of USM Common Shares of $43.72 on December 30, 2016 (because December 31, 2016 was not a trading day).

i – j.These columns are included pursuant to Item 402(f) of Regulation S-K relating to equity incentive plan awards.  Column (i) represents the total number of shares, units or rights awarded under any equity incentive plan that had not vested and that had not been earned.  Column (i) represents the aggregate market or payout value of shares in column (i), calculated using the closing price of TDS Common Shares of $28.87 on December 30, 2016.

Footnotes:

The following provides additional information with respect to outstanding equity awards at year end. Number references correspond to numbers in the above table. The following discloses the date that options are scheduled to become exercisable and that restricted stock units, performance share units and phantom stock match units are scheduled to become vested.

1.    With respect to TDS awards, information is presented as to the number of TDS Common Shares underlying options or stock awards. Dividends are not earned with respect to TDS shares underlying restricted stock units until the award becomes vested and the shares are issued, on TDS shares underlying options until such options are exercised and the shares are issued and on TDS shares underlying phantom stock match units until such units become vested. The performance share units accumulate dividends (in the form of additional performance shares units) which are forfeitable if the performance metrics are not achieved. With respect to U.S. Cellular awards, information is presented as to the number of USM Common Shares underlying options or stock awards. U.S. Cellular does not currently pay any regular dividends.

  Such 2016 TDS Options were granted on August 15, 2016, become exercisable on May 11, 2019, and are exercisable until August 15, 2026 at the exercise price of $29.45 per share.
  Such 2015 TDS Options were granted on May 11, 2015, become exercisable on May 11, 2018, and are exercisable until May 11, 2025 at the exercise price of $29.26 per share.
  Such 2014 TDS Options were granted on May 16, 2014, become exercisable on May 16, 2017, and are exercisable until May 16, 2024 at the exercise price of $26.83 per share.
  Such 2013 TDS Options were granted on May 10, 2013, became exercisable on May 10, 2016, and are exercisable until May 10, 2023 at the exercise price of $22.60 per share.
  Such 2012 TDS Options were granted on May 16, 2012, became exercisable with respect to one third of such options on each of May 16, 2013, May 16, 2014 and May 16, 2015, and are exercisable until May 16, 2022 at the exercise price of $20.79 per share.
  Such 2011 TDS Options were granted on May 13, 2011, became exercisable with respect to one third of such options on each of May 13, 2012, May 13, 2013 and May 13, 2014, and are exercisable until May 13, 2021 at the exercise price of $29.94 per share.
  Such 2010 TDS Options were granted on May 25, 2010, became exercisable with respect to one third of such options on each of May 25, 2011, May 25, 2012 and May 25, 2013, and are exercisable until May 25, 2020 at the exercise price of $26.66 per share.
  Such 2009 TDS Options were granted on May 21, 2009, became exercisable with respect to one third of such options on each of May 21, 2010, May 21, 2011 and May 21, 2012, and are exercisable until May 21, 2019 at the exercise price of $26.95 per share.
  Such 2008 TDS Options were granted on August 26, 2008, became exercisable with respect to one third of such options on each of August 26, 2009, August 26, 2010 and August 26, 2011, and are exercisable until May 21, 2018 at the exercise price of $35.35 per share.
  Such 2007 TDS Options were granted on July 2, 2007, became exercisable on December 15, 2007 and are exercisable until July 2, 2017 at the exercise price of $59.45 per share.
  Such 2016 TDS Restricted Stock Units were granted on August 15, 2016 and will become vested on May 11, 2019.
  Such 2015 TDS Restricted Stock Units were granted on May 11, 2015 and will become vested on May 11, 2018.
  Such 2014 TDS Restricted Stock Units were granted on May 16, 2014 and will become vested on May 16, 2017.

  Such 2016 USM Options were granted on April 1, 2016, become exercisable with respect to one third of such options on each of April 1, 2017, April 1, 2018 and April 1, 2019, and are exercisable until April 1, 2026 at the exercise price of $45.87 per share.
  Such 2015 USM Options were granted on April 1, 2015, become exercisable with respect to one third of such options on each of April 1, 2016, April 1, 2017 and April 1, 2018, and are exercisable until April 1, 2025 at the exercise price of $36.42 per share.
  Such 2014 USM Options were granted on April 1, 2014, become exercisable with respect to one third of such options on each of April 1, 2015, April 1, 2016 and April 1, 2017, and are exercisable until April 1, 2024 at the exercise price of $41.22 per share.
  The USM Initial CEO Options (as discussed in Note 2 under the Summary Compensation Table above) were granted on July 31, 2013, become exercisable on June 22, 2019, and are exercisable until July 31, 2023 at an exercise price of $39.71 per share.
  Such 2016 USM Restricted Stock Units were granted on April 1, 2016 and will become vested on April 1, 2019.
  Such 2015 USM Restricted Stock Units were granted on April 1, 2015 and will become vested on April 1, 2018.
  Such 2014 USM Restricted Stock Units were granted on April 1, 2014 and will become vested on April 1, 2017.
  The USM Initial CEO RSUs (as discussed in Note 2 under the Summary Compensation Table above) were granted on July 31, 2013 and become vested on June 22, 2019.
  Represents phantom stock match units awarded to such officer with respect to deferred bonus compensation. See "Information Regarding Nonqualified Deferred Compensation" below. Represents the number of TDS Common Shares (or USM Common Shares if indicated) underlying phantom stock match units that have not vested. One-third of the phantom stock bonus match units become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such officer is an employee of TDS or an affiliate on such date.
  Represents 2016 performance share unit awards.  Each recipient may be entitled to TDS Common Shares equal to 0% to 200% of a communicated target award depending on the achievement of predetermined performance measures over a three year period.  Performance measures for the 2016 awards were Total Revenue, Return on Capital and Relative Total Shareholder Return compared to a defined peer group.  Performance share unit awards accumulate dividends (in the form of additional performance share units) which are forfeitable if the performance metrics are not achieved. The Threshold percentage for each of the performance measures is 50%.  However, it is not necessary to achieve each performance measure for the award to vest.  It is sufficient that only one of the three performance measures is equal to or greater than the Threshold for the award to vest in part. The TDS Common Shares to be delivered as a result of TDS’ performance over the three-year performance period ending December 31, 2018 are not scheduled to vest until December 31, 2018. Under the terms of the 2016 Performance Share Award Agreement, the vested shares will be delivered within 60 days after December 31, 2018.  Under SEC regulations, the number of shares reported in column (i) is to be based on achieving Threshold performance goals for the most recent fiscal year (2016), except that if the 2016 performance has exceeded the Threshold, the disclosure is to be based on the next higher performance measure (either Target or Maximum) that exceeds such 2016 performance.  Accordingly, because the overall performance for 2016 exceeded the Threshold but did not exceed the Target, the number of shares included in column (i) above is the Target number of shares.

Information Regarding Option Exercises and Stock Vested in 2016

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding option exercises and stock vested in 2016

2016 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
LeRoy T. Carlson, Jr. [1,3,8]
TDS Options Exercised (Exercise Date):	–	–
TDS Stock Awards Vested:
2013 Restricted Stock Units (5/10/16)			62,719	$1,758,641
TDS Bonus Match Units [4,5]			1,746	$50,407
Total TDS	–	$–	64,465	$1,809,048
Kenneth R. Meyers [1,2,3,8]
TDS:
TDS Options Exercised (Exercise Date):	–	–
TDS Stock Awards Vested:
2013 Restricted Stock Units (5/10/16)			29,909	$838,648
TDS Bonus Match Units [4,5]			606	$17,495
U.S. Cellular:
USM Options Exercised (Exercise Date):	–	–
USM Stock Awards Vested:			–	–
USM Bonus Match Units [4,5]			907	$39,654
Total TDS	–	$–	30,515	$856,144
Total USM	–	$–	907	$39,654
Douglas D. Shuma [1,3,8]
TDS Options Exercised (Exercise Date):
2012 Options (12/8/16)[6]	24,533	$204,711
2013 Options (12/8/16)[6]	29,814	$194,814
TDS Stock Awards Vested:
2013 Restricted Stock Units (5/10/16)			5,486	$153,827
Total TDS	54,347	$399,524	5,486	$153,827
Scott H. Williamson [1,3,8]
TDS Options Exercised (Exercise Date):	–	–
TDS Stock Awards Vested:
2013 Restricted Stock Units (5/10/16)			19,079	$534,975
Total TDS	–	$–	19,079	$534,975
David A. Wittwer [1,3,8]
TDS Options Exercised (Exercise Date):
2012 Options (3/31/16)[7]	52,800	$480,991
2013 Options (8/8/16) [6,7]	109,791	$880,721
TDS Stock Awards Vested:
2013 Restricted Stock Units (5/10/16)			21,402	$600,112
Total TDS	162,591	$1,361,712	21,402	$600,112

Explanation of Columns:

a.    Includes the persons identified in the Summary Compensation Table.

b.    Represents the gross number of securities for which options were exercised (before withholding any shares to pay the exercise price or taxes).

c.    Represents the aggregate dollar value realized upon exercise of options, based on the difference between the market price of the underlying securities at exercise and the exercise price of the options.

d.    Represents the gross number of shares of stock that have vested (before withholding any shares to pay taxes) This includes shares underlying restricted stock units and any company-match phantom stock units relating to deferred bonuses that became vested in 2016. There were no performance share unit awards that vested in 2016.  TDS first granted performance share unit awards in 2016 and these are not scheduled to vest until after performance is determined for the three year period of 2016, 2017 and 2018.

e.   Represents the aggregate dollar value realized upon vesting of stock, calculated by multiplying the number of units by the market price of the underlying securities on the vesting date.

Footnotes:

1.    Except with respect to Kenneth R. Meyers to the extent indicated, information is presented as to the number of TDS Common Shares underlying options or stock awards.

2.    With respect to Kenneth R. Meyers to the extent indicated, represents USM Common Shares underlying options or stock awards.

3.    Taxes were paid by the withholding of TDS Common Shares by TDS (or USM Common Shares by U.S. Cellular) having a value equal to the tax withholding amount and in the case of stock options, the exercise price of such options was paid by the withholding of TDS Common Shares by TDS (or USM Common Shares by USM) having a value equal to the aggregate exercise price.

4.    Pursuant to the TDS 2011 LTIP (or the U.S. Cellular LTIPs in the case of phantom stock units granted to the U.S. Cellular President and CEO under that plan), the company-match phantom stock units relating to deferred bonus vest one-third on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the award recipient is an employee of TDS or an affiliate on such date. The stock price used to calculate the value realized on vesting was the closing price of TDS Common Shares of $28.87 (or the closing price of USM Common Shares of $43.72 for USM phantom stock units) on December 31, 2016. See "Information Regarding Nonqualified Deferred Compensation" below.

5.    Vested TDS phantom stock units are credited with dividend equivalents. U.S. Cellular does not currently pay regular dividends.

6.    On December 8, 2016 Mr. Shuma exercised stock options with respect to 24,533 and 29,814 Common Shares respectively.  The exercise prices per share were $20.79 and $22.60 respectively and the sales price per share was $29.1343 for both exercises.  The resulting value was $204,711 and $194,814 respectively.

  Mr. Wittwer exercised stock options with respect to 52,800 Common Shares on March 31, 2016 and 109,791 Common Shares on August 8, 2016. The exercise prices per share for such options were $20.79 and $22.60 respectively and the sales price on such dates were $29.8997 and $30.6218 per share, resulting in value of $480,992 and  $880,721 respectively upon exercise.
  See the Outstanding Equity Awards at Fiscal Year-End Table above for a description of the awards that continued to be held by the named executive officers at December 31, 2016.

From time to time, TDS and/or U.S. Cellular authorizes its executive officers to enter into plans under Section 10b5-1 of the Securities Exchange Act of 1934, as amended. These plans may include specific instructions for the broker to exercise stock options and/or sell stock on behalf of the executive based on a pre-determined schedule or formula. The purpose of such plans is to enable executive officers to recognize the value of their compensation and sell their holdings of TDS and/or U.S. Cellular common stock during periods in which the officer would otherwise be unable to buy or sell such stock because important information about TDS and/or U.S. Cellular has not been publicly released.

Information Regarding Pension Benefits

TDS and U.S. Cellular executive officers are covered by the Tax-Deferred Savings Plan (a tax-qualified defined contribution plan), the Pension Plan (a tax-qualified defined contribution plan) and the SERP (a non-qualified defined contribution supplemental plan), as discussed above. The company contributions for each of the named executive officers under these plans is disclosed in column (i), "All Other Compensation," of the Summary Compensation Table. TDS and U.S. Cellular do not have any defined benefit pension plans (including supplemental plans). The named executive officers only participate in tax-qualified defined contribution plans and a non-qualified defined contribution plan. Accordingly, the Pension Benefits table required to be provided by SEC rules is not applicable.

Information Regarding Nonqualified Deferred Compensation

The following table shows, as to the executive officers who are named in the Summary Compensation Table, certain information regarding nonqualified deferred compensation.

2016 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE
	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
LeRoy T. Carlson, Jr.
SERP[1]
Company contribution		$–
Interest up to AFR			$23,000
Interest above AFR			$8,654
Total Interest			$31,654
Balance at year end					$766,494

Bonus Deferral and Company Match into TDS Phantom Shares[3]
Deferral of 2015 Bonus paid in 2016— 10,021 TDS Shares	$280,000
Company Match for 2015 Bonus paid in 2016 of 2,505 TDS Shares		$70,000
Dividend Equivalents of 1,264 TDS Shares			$36,492
Changes in Value in 2016			$155,164
Distribution of 10,771 TDS Shares in 2016[4]				$(264,482)
Accumulated Balance at Year End:
64,643 vested TDS Shares					$1,866,243
2,131 unvested TDS Shares					$61,522
Aggregate Totals[5]	$280,000	$70,000	$223,310	$(264,482)	$2,694,259
Kenneth R. Meyers
SERP[1]
Company contribution		$40,655
Interest up to AFR			$25,489
Interest above AFR			$9,590
Total Interest			$35,079
Balance at year end					$890,079

Cash Compensation Deferral into Interest Account[2]
TDS Compensation deferred into Interest Account from prior years:
Interest up to AFR			$24,901
Interest above AFR			$11,398
Total Interest			$36,299
Balance at year end					$966,170

U.S. Cellular Compensation deferred into Interest Account:
Salary Deferred	$113,323
Deferred Bonus	$241,000
Interest up to AFR			$14,756
Interest above AFR			$5,068
Total Interest			$19,824
Balance at year end					$698,567

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE
	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Bonus Deferral and Company Match into TDS Phantom Shares[3]
Dividend Equivalents of 739 TDS Shares			$21,335
Changes in Value in 2016			$109,102
Accumulated Balance at Year End:
37,359 vested TDS Shares					$1,078,554
Bonus Deferral and Company Match into USM Phantom Shares[3]
Deferral of 2015 Bonus paid in 2016—5,833 USM Shares	$241,000
Company Match paid in 2016 of 1,458 USM Shares		$60,250
Changes in Value in 2016			$36,387
Accumulated Balance at Year End:
12,333 vested USM Shares					$539,199
1,416 unvested USM Shares					$61,908
Aggregate Totals[5]	$595,323	$100,905	$258,026	$–	$4,234,476
Douglas D. Shuma
SERP[1]
Company contribution		$29,008
Interest up to AFR			$3,469
Interest above AFR			$1,305
Total Interest			$4,774
Balance at year end					$144,606
Bonus Deferral and Company Match into TDS Phantom Shares[3]
Dividend Equivalents of 121 TDS Shares			$3,493
Changes in Value in 2016			$17,591
Accumulated Balance at Year End:
6,024 vested TDS Shares					$173,913
Aggregate Totals[5]	$–	$29,008	$25,858	$–	$318,519
Scott H. Williamson
SERP[1]
Company contribution		$31,800
Adjustment to 2015 Company Contribution		$14,619
Interest up to AFR			$22,012
Interest above AFR			$8,282
Total Interest			$30,294
Balance at year end					$765,350
Aggregate Totals[5]	$–	$46,419	$30,294	$–	$765,350

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE
	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
David A. Wittwer
SERP[1]
Company contribution		$15,100
Adjustment to 2015 Company Contribution		$(2,194)
Interest up to AFR			$8,203
Interest above AFR			$3,086
Total Interest			$11,289
Balance at year end					$288,459
Salary deferred to Interest Account in prior years[2]
Interest up to AFR			$46,231
Interest above AFR			$21,095
Total Interest			$67,326
Balance at year end					$1,794,546
Aggregate Totals[5]	$–	$12,906	$78,615	$–	$2,083,006

Explanation of Columns:

a.    Includes the persons identified in the Summary Compensation Table.

b.    Represents the dollar amount of executive contributions during the last fiscal year. With respect to any deferred salary, includes the actual dollar amount deferred. The entire amount of the salary earned in 2016 is included in column (c) of the Summary Compensation Table, whether or not deferred. The deferred salary account is paid at the time and in the form provided in the applicable plan or agreement, which permits certain distribution elections by the officer.

       With respect to deferred bonus, includes the actual dollar amount of bonus deferred. The entire amount of the bonus earned in 2016 is included in the Summary Compensation Table in column (d) or (g), whether or not deferred. The deferred bonus account is paid at the time and in the form provided in the applicable plan or agreement, which permits certain distribution elections by the officer.

c.    Represents the dollar amount of aggregate contributions by TDS or U.S. Cellular during the last fiscal year. With respect to the SERP, represents the actual dollar amount credited with respect to 2016 for the officer. This is the same as the amount included in column (i) of the Summary Compensation Table.

       With respect to the company match, represents the value of the shares underlying the phantom stock units awarded to such officer during 2016. This is the same as the amount included in column (e) of the Summary Compensation Table.

d.     Includes the dollar amount of aggregate interest or other earnings accrued during the last fiscal year. With respect to the SERP, represents the dollar amount credited to the officer's account in 2016, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. With respect to any salary or bonus deferred into an interest account, includes the amount of interest credited to the deferral account for 2016, of which any amount that is deemed to be above-market or preferential earnings as defined by SEC rules is included in column (h) of the Summary Compensation Table. The amount up to the AFR (as previously defined) is not deemed to be above-market or preferential, and is not included in the Summary Compensation Table. The amount above the AFR is deemed to be above-market or preferential and, therefore, is included in the Summary Compensation Table. With respect to the bonus deferral and company match, represents the dollar value of the phantom stock units credited to the account of the identified officer as dividend equivalents, based on the closing price of the underlying shares on December 30, 2016 (since December 31, 2016 was not a trading day). Also includes the changes in value of the bonus deferral units and company match units in 2016. This amount is not included in the Summary Compensation Table.

e.    Represents the aggregate dollar amount of any withdrawals by or distributions to the executive during the last fiscal year. Any such amounts represent withdrawals or distributions of company and/or employee contributions and/or earnings and are not included in 2016 compensation in the Summary Compensation Table.

f.     Represents the dollar value of the balance of the executive's account as of the end of the last fiscal year. With respect to the SERP, represents the actual dollar amount credited to the executive's account as of December 31, 2016. With respect to any deferred salary or any bonus deferred under any interest-bearing deferral arrangement, represents the actual dollar amount credited to the executive's account as of December 31, 2016. With respect to bonus deferral and company match under a phantom stock deferral arrangement, represents the dollar value of the number of phantom stock units credited to the executive's account as of December 31, 2016 based on the closing price of the underlying shares on December 30, 2016 (since December 31, 2016 was not a trading day). The stock price used for TDS shares was the closing price of a TDS Common Share of $28.87 on December 30, 2016. The stock price used for U.S. Cellular shares was the closing price of a U.S. Cellular Common Share of $43.72 on December 30, 2016. Column (f) includes certain amounts reported as 2016 compensation in the Summary Compensation Table, as indicated in notes to columns (b) through (d).

Footnotes:

1.    Each of the named executive officers participates or formerly participated in the SERP. Mr. Carlson did not receive a SERP contribution with respect to 2016 because, based on the terms of the TDS Pension Plan and SERP, his age and other factors, he is deemed to be fully funded with respect to his benefit under the TDS Pension Plan and SERP and thus no longer eligible for ongoing contributions to such plans. The "Adjustment to 2015 Company Contribution" represents the difference between the 2015 SERP contribution estimated for purposes of the 2016 proxy statement and the actual amount of the contribution for 2015.

This plan provides supplemental benefits to the TDS Pension Plan to offset the reduction of benefits caused by the limitations under the Internal Revenue Code for tax-qualified pension plans, including the limit on annual employee compensation which can be considered. The SERP is a non-qualified defined contribution plan and is unfunded. Such officers are credited with earnings on their balances in this non-qualified defined contribution plan. Under the SERP, the deferred balance is credited with an assumed rate of earnings on all amounts other than the contributions for the current year equal to the yield on ten year BBB rated industrial bonds for the last trading date of the prior year as quoted by Standard & Poor's. The interest rate under the SERP for 2016 was set as of the last trading date of 2015 at 3.8392% per annum, based on the yield on ten year BBB rated industrial bonds at such time. Such rate exceeded the AFR of 3.13% at such time. Accordingly, pursuant to SEC rules, column (h) of the Summary Compensation Table for 2016 includes the portion of such interest that exceeded that calculated utilizing the AFR at the time the interest rate was set.

See "Compensation Discussion and Analysis" for information relating to vesting and distribution of amounts under the SERP.

  Represents deferred salary and/or bonus accounts pursuant to interest-bearing deferred compensation agreements with Mr. Meyers and Mr. Wittwer. The other officers have not deferred any of their salaries or bonus under the interest-bearing deferral arrangements. All of the annual salary is reported in column (c) of the Summary Compensation Table, whether or not deferred. All of the annual bonus is reported in column (d) or (g) of the Summary Compensation Table, whether or not deferred. Pursuant to the agreements, the deferred accounts are credited with interest compounded monthly, computed at a rate equal to one-twelfth of the sum of the average thirty-year Treasury Bond rate for salary or bonus deferred as an employee of TDS or TDS Telecom, or the twenty-year Treasury Bond rate for salary or bonus deferred as an employee of U.S. Cellular, plus 1.25 percentage points, until the deferred compensation amount is paid to such person. As required by SEC rules, column (h) of the Summary Compensation Table includes the portion of such interest that exceeded interest calculated using the AFR at the time each monthly interest rate was set.

Only Kenneth R. Meyers deferred a portion of his salary in 2016.

3.    The amounts in column (b) represent deferrals of annual bonus under phantom stock deferral arrangements. All of the annual bonus earned is reported in the Summary Compensation Table, whether or not deferred.

The amounts in column (c) represent the value of company match units awarded to such officer. One-third of the phantom stock bonus match units vest with respect to a particular year's deferred bonus on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that the officer is an employee of TDS or U.S. Cellular or an affiliate on such date. If the officer continues as an employee during the entire vesting period, he or she will receive total bonus match units equal to the sum of (i) 25% of the amount deferred into phantom stock, up to 50% of such year's bonus, and (ii) 33% (33 1 / 3 % in the case of an officer employed by U.S. Cellular) of the amount deferred into phantom stock that exceeded 50% of such year's bonus (increased by any dividend equivalents issued with respect to vested phantom stock). The vesting of unvested phantom stock match units may accelerate under certain circumstances and the effects of such acceleration are disclosed in the "Potential Payments upon Termination or Change in Control" table below. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards."

A TDS officer will receive in shares an amount equal to his or her vested deferred compensation account balance at the earlier of the date elected by the officer and the officer's separation from service (or, with respect to amounts subject to section 409A of the Internal Revenue Code, the seventh calendar month following the calendar month of the officer's separation from service).

The U.S. Cellular President and CEO participates in the U.S. Cellular LTIPs. These plans permit or permitted participants to defer all or a portion of their annual bonus to a deferred compensation account. Deferred bonus is deemed invested in phantom USM Common Shares. The entire amount of the bonus earned is reported in the Summary Compensation Table, whether or not deferred. The aggregate grant date fair value computed in accordance with FASB ASC 718 of the match stock units is reported in the Summary Compensation Table in column (e) under "Stock Awards." For further information relating to U.S. Cellular company match awards, see U.S. Cellular's 2017 proxy statement. A U.S. Cellular officer generally will be paid or commence payment in shares of an amount equal to his or her vested phantom stock account balance at the earlier of the date elected by the officer and the officer's separation from service (or, with respect to amounts subject to section 409A of the Internal Revenue Code, the seventh calendar month following the calendar month of the officer's separation from service).

LeRoy T. Carlson, Jr. and Kenneth R. Meyers each deferred a portion of his 2015 bonus paid in 2016 into phantom stock.

4.    Represents a distribution to Mr. Carlson on January 6, 2016, of bonus deferral and related company match for the 2007 and 2013 bonuses paid. The distribution represented 10,771 Common Shares, having a value at the time of the distribution of $264,482. The distribution represents shares underlying phantom stock units relating to deferred bonus and the company match reported in prior years in the Summary Compensation Table under Bonus and Stock Awards, respectively. After deduction of shares for taxes, Mr. Carlson received a net of 7,674 Common Shares, plus cash for a fractional share.

5.    As required by SEC rules, the following is a summary of the amount of the above year-end total deferred compensation balances which includes compensation reported in the Summary Compensation Table in 2016 and in years prior to 2016. The below amounts do not include previously reported deferred compensation that has been distributed.

	LeRoy T. Carlson, Jr.	Kenneth R. Meyers	Douglas D. Shuma	Scott H. Williamson	David A. Wittwer
Aggregate Deferred Balances 12/31/15 (includes amounts reported as compensation in years prior to 2016)*	$2,385,430	$3,280,222	$263,653	$688,636	$1,991,485
Net amount reported in above table for 2016 (includes amounts reported as compensation in 2016)*	308,829	954,254	54,866	76,714	91,521
Aggregate Deferred Balances 12/31/16	$2,694,259	$4,234,476	$318,519	$765,350	$2,083,006

* Amounts included as compensation in the Summary Compensation Table are reported under the following columns: (b) Executive Contributions in Last FY—deferred salary and deferred bonus; (c) Registrant Contributions in Last FY—SERP company contribution and bonus match, and (d) Aggregate Earnings in Last FY—excess interest above AFR. Other amounts increase the Aggregate Balance at Last FYE in column (f), but are not included as compensation in the Summary Compensation Table, including interest up to the AFR, dividend equivalents and changes in value in 2016.

Potential Payments upon Termination or Change in Control

This section discusses, with respect to the executives identified in the Summary Compensation Table, each contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to such executive at, following, or in connection with any termination, including resignation, severance, retirement, disability or constructive termination, or a change in control of TDS or a change in the executive officer's responsibilities. However, this section does not discuss any such contract, agreement, plan or arrangement that does not discriminate in scope, terms or operation in favor of executive officers and that is available generally to all employees.

TDS does not have any plans or policies that provide for severance or other compensation or benefits to the named executive officers upon termination or a change in control other than the acceleration of vesting of option and stock awards upon certain events as discussed herein and other than any agreements described in the footnotes to the below Table of Potential Payments upon Termination or Change in Control. TDS may enter into agreements or arrangements with officers that provide for severance or other compensation or benefits under circumstances that are negotiated with an officer in connection with the employment or termination of employment of such officer. Any such agreement or arrangement is based on the facts and circumstances at the time relating to that particular employment relationship. As of December 31, 2016, the only such agreement with a named executive officer was the Meyers Letter Agreement, which is described in footnote (3) to the Table of Potential Payments upon Termination or Change in Control below.

The acceleration of vesting of awards may be considered to be appropriate upon certain qualified termination events or a change in control, but TDS does not consider it appropriate to generally provide for other significant severance or similar benefits in such events or to permit the acceleration of vesting of awards as a general rule for non-qualified termination events. TDS considers the fact that, unlike companies that may be widely held, TDS is controlled by the TDS Voting Trust. As a result, TDS does not follow the practices of certain other companies that may provide for substantial benefits upon a termination or a change in control as a standard practice. Instead, potential payments upon a termination or a change in control are designed primarily so that employees are neither harmed nor given a windfall in such circumstances. The acceleration of awards under certain circumstances is intended to motivate executive officers to act in the long-term interests of TDS. The provisions relating to possible acceleration of awards are discussed above under "Compensation Discussion and Analysis—Other Benefits and Plans Available to Named Executive Officers—TDS 2011 LTIP".

The foregoing limited and customized approach to termination payments is consistent with TDS' overall compensation objectives, as discussed herein. These objectives assume that officers will be compensated primarily based on performance during their continued employment with TDS and are designed to motivate executive officers to act in the long-term interest of TDS, recognizing that TDS is a controlled company. As a result, these objectives do not contemplate providing significant benefits upon or providing significant incentives with respect to qualified termination events or a change in control or providing any benefits upon non-qualified termination events. Accordingly, the limited amounts of termination and change in control payments as discussed herein are taken into account with all other facts and circumstances, but otherwise do not significantly affect decisions relating to other elements of compensation, which are provided consistent with the foregoing compensation objectives assuming continued employment until normal retirement.

Table of Potential Payments upon Termination or Change in Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment including by resignation, severance, retirement, disability or a constructive termination of a named executive officer, or a change in control or a change in the named executive officer's responsibilities. However, in accordance with SEC regulations, the following does not report any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms, or operation in favor of our executive officers and which is available generally to all employees. Also, the following table does not repeat information disclosed above under the Nonqualified Deferred Compensation table or the Outstanding Equity Awards at Fiscal Year-End table, except to the extent that the amount payable to the named executive officer would be enhanced or accelerated by the termination event.

The following table provides quantitative disclosure, assuming that the triggering event took place on December 31, 2016 and, if applicable, that the price per share of the registrant's securities was the closing market price as of December 30, 2016 (since December 31, 2016 was not a trading day). The following describes triggering events ("Triggering Events") under the TDS 2011 LTIP:

TDS 2011 LTIP :    Additional payments may become due as a result of the acceleration of the vesting of stock options, restricted stock units and/or bonus match units upon the following: (i) a qualified disability (for restricted stock units and bonus match units but not options), (ii) death (for restricted stock units and bonus match units but not options), (iii) a 2011 LTIP Change in Control (as defined above, upon approval by the board of directors), and (iv) a qualified retirement.

Additional payments also may become due for the performance share units:  (i) in the event of death, a qualified disability or a qualified retirement prior to a 2011 LTIP Change in Control, the officer will receive a pro-rata payout following the performance period based upon actual performance during the performance period; (ii) in connection with a 2011 LTIP Change in Control, payout will be based upon the greater of target and actual performance; and (iii) in the event of death, a qualified disability, a qualified retirement, a termination by the officer for good reason or a termination by TDS without cause, in each case following a 2011 LTIP Change in Control, the officer generally will receive an accelerated payout based upon the greater of target and actual performance.

The triggering events for U.S. Cellular awards are described in the U.S. Cellular proxy statement for its 2017 Annual Meeting of Shareholders.

No such additional payments with respect to equity awards would be made in the event of any other termination of employment or service. In addition, the below table identifies other payments that have been, will be or could be made pursuant to agreements, if any, to the extent discussed in the footnotes to the below table.

2016 Table of Potential Payments upon Termination or Change in Control

	Early Vesting of Options	Early Vesting of Stock Awards	Other	Total
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)
LeRoy T. Carlson, Jr.
Unexercisable Stock Options for 514,900 Common Shares[1]	$459,000			$459,000
Unvested Stock Awards for 178,161 Common Shares[2]		$5,143,508		$5,143,508
Unvested Performance Shares for 45,442 Common Shares[4]		$1,311,911		$1,311,911
Aggregate Totals	$459,000	$6,455,419	$–	$6,914,419
Kenneth R. Meyers
One Year of Current Salary as Severance[3]			$948,000	$948,000
U.S. Cellular Options and Awards:
Unexercisable Stock Options for 518,757 USM Common Shares[1]	$1,606,929			$1,606,929
Unvested Stock Awards for 197,943 USM Common Shares[2]		$8,654,068		$8,654,068
Aggregate Totals	$1,606,929	$8,654,068	$948,000	$11,208,997
Douglas D. Shuma
Unexercisable Stock Options for 65,197 Common Shares[1]	$51,838			$51,838
Unvested Stock Awards for 24,387 Common Shares[2]		$704,053		$704,053
Unvested Performance Shares for 7,004 Common Shares[4]		$202,205		$202,205
Aggregate Totals	$51,838	$906,258	$–	$958,097
Scott H. Williamson
Unexercisable Stock Options for 161,198 Common Shares[1]	$142,798			$142,798
Unvested Stock Awards for 56,163 Common Shares[2]		$1,621,426		$1,621,426
Unvested Performance Shares for 14,773 Common Shares[4]		$426,497		$426,497
Aggregate Totals	$142,798	$2,047,923	$–	$2,190,720
David A. Wittwer
Unexercisable Stock Options for 296,141 Common Shares[1]	$175,856			$175,856
Unvested Stock Awards for 79,151 Common Shares[2]		$2,285,089		$2,285,089
Aggregate Totals	$175,856	$2,285,089	$–	$2,460,945

Explanation of Columns:

a.    Includes the persons identified in the Summary Compensation Table.

b.    Represents the maximum potential value of accelerated options assuming that a Triggering Event took place on December 31, 2016 and that the price per share of the registrant's securities was the closing market price as of December 30, 2016 (since December 31, 2016 was not a trading day). The stock price used for TDS Common Shares was the closing price of $28.87 on December 31, 2016. The stock price used for USM Common Shares was the closing price of $43.72 on December 30, 2016 (since December 31, 2016 was not a trading day).

c.    Represents the maximum potential value of accelerated restricted stock units, performance share unit awards, and bonus match units assuming that a Triggering Event took place on December 30, 2016 (since December 31, 2016 was not a trading day) and that the price per share of the registrant's securities was the closing market price as of December 31, 2016. The stock price used for TDS Common Shares was the closing price of $28.87 on December 31, 2016. The stock price used for USM Common Shares was the closing price of $43.72 on December 30, 2016.

d.    Represents other potential payments as of December 31, 2016, if any.

e.    Represents the total of columns (b) through (d).

Although TDS has attempted to make a reasonable estimate (or a reasonable estimated range of amounts) applicable to the payment or benefit based on the disclosed material assumptions, the calculation of the foregoing represents forward-looking statements that involve risks, uncertainties and other factors that may cause actual results to be significantly different from the amounts expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include those set forth under "Risk Factors" in TDS' Form 10-K for the year ended December 31, 2016.

TDS has no current obligations to pay any perquisites or other personal benefits to any of the named executive officers upon termination or change in control, subject to the discussion in footnote (3) below with respect to Mr. Meyers.

No information is provided with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers of the registrant and that are available generally to all employees.

Footnotes:

1.    The following table shows the intrinsic value of the options, if any, calculated as the difference between the exercise price of such stock options and the closing price of a TDS Common Share on December 30, 2016 (since December 31, 2016 was not a trading day) of $28.87 per share (or a U.S. Cellular Common Share on December 30, 2016 of $43.72 per share).

Option (Per Share Exercise Price of Options)	Number of Shares Underlying Specified Awards that are Unexercisable at 12/31/16	Value at 12/31/16 based on $28.87 per TDS share and $43.72 per USM share	Less Aggregate Exercise Price	Difference (if Positive)
LeRoy T. Carlson, Jr.
2016 Options ($29.45)	53,800	$1,553,206	$1,584,410	$–
2015 Options ($29.26)	236,100	$6,816,207	$6,908,286	$–
2014 Options ($26.83)	225,000	$6,495,750	$6,036,750	$459,000
Total	514,900			$459,000
Kenneth R. Meyers
U.S. Cellular:
2016 USM Options ($45.87)	206,300	$9,019,436	$9,462,981	$–
2015 USM Options ($36.42)	132,716	$5,802,344	$4,833,517	$968,827
2014 USM Options ($41.22)	54,741	$2,393,277	$2,256,424	$136,853
2013 USM Initial CEO Options ($39.71)	125,000	$5,465,000	$4,963,750	$501,250
Total for U.S. Cellular	518,757			$1,606,929
Douglas D. Shuma
2016 Options ($29.45)	8,430	$243,374	$248,264	$–
2015 Options ($29.26)	31,356	$905,248	$917,477	$–
2014 Options ($26.83)	25,411	$733,616	$681,777	$51,838
Total	65,197			$51,838
Scott H. Williamson
2016 Options ($29.45)	17,781	$513,337	$523,650	$–
2015 Options ($29.26)	73,418	$2,119,578	$2,148,211	$–
2014 Options ($26.83)	69,999	$2,020,871	$1,878,073	$142,798
Total	161,198			$142,798
David A. Wittwer
2016 Options ($29.45)	114,485	$3,305,182	$3,371,583	$–
2015 Options ($29.26)	95,452	$2,755,699	$2,792,926	$–
2014 Options ($26.83)	86,204	$2,488,709	$2,312,853	$175,856
Total	296,141			$175,856

2.    Represents unvested restricted stock units and any unvested bonus match units. See the "Outstanding Equity Awards at Fiscal Year-End" table for details.

3.    The Meyers Letter Agreement described in footnote (2) to the 2016 Summary Compensation Table provides that, in the event that U.S. Cellular terminates Mr. Meyers' employment involuntarily without cause prior to June 22, 2019, U.S. Cellular shall pay him a severance amount equal to his then current annual base salary. In addition, the Meyers Letter Agreement provides that, because the transfer of Mr. Meyers' employment from TDS to U.S. Cellular caused him to be ineligible for certain retiree medical and life insurance benefits that may have been available to him had he retired from TDS, U.S. Cellular agreed to make certain cash reimbursements or payments to Mr. Meyers following his retirement from U.S. Cellular pursuant to the terms and conditions specified in the Meyers Letter Agreement. The cash reimbursements with respect to the retiree medical benefits will include a gross-up for additional taxes payable by Mr. Meyers as a result of such reimbursements.

  Represents the maximum number of performance share units that would become vested based upon the greater of (i) actual achievement through December 31, 2016 and (ii) an achievement level resulting in a payout equal to the Target.  Target exceeded actual achievement through December 31, 2016.  Accordingly, because the actual performance through December 31, 2016 was less than the Target, the above table reflects the greater Target amount.

2016 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Current Directors:
Letitia G. Carlson, M.D.	$94,000	$80,000	–	–	–	$116	$174,116
Prudence E. Carlson	$94,000	$80,000	–	–	–	$116	$174,116
Walter C. D. Carlson	$132,750	$80,000	–	–	–	$116	$212,866
Clarence A. Davis	$120,750	$80,000	–	–	–	$116	$200,866
George W. Off	$161,500	$80,000	–	–	–	$116	$241,616
Christopher D. O'Leary	$124,201	$80,000	–	–	–	$116	$204,317
Mitchell H. Saranow	$131,000	$80,000	–	–	–	$116	$211,116
Gary L. Sugarman	$116,750	$80,000	–	–	–	$116	$196,866
Herbert S. Wander	$151,394	$80,000	–	–	–	$116	$231,510

Explanation of Columns:

a.    Includes each director unless such director is an executive officer whose compensation, including any compensation for service as a director, is fully reflected in the Summary Compensation Table. Accordingly, this includes only non-employee directors. Directors who are employees of TDS or its subsidiaries are identified in the Summary Compensation Table. Such directors do not receive director fees or compensation.

b.    Includes the aggregate dollar amount of all fees earned or paid in cash for services as a director during 2016, including annual retainer fees, committee and/or chairperson fees, and meeting or activity fees.

c.    The amounts in this column represent the aggregate grant date fair value of the annual stock awards granted in 2016 computed in accordance with FASB ASC 718. Pursuant to the terms of the Restated Compensation Plan for Non-Employee Directors, each non-employee director is entitled to receive an annual stock award having a value of $80,000.

d.    This column is not applicable because non-employee directors do not receive options.

e.    This column is not applicable because non-employee directors do not participate in any non-equity incentive plans, as defined by SEC rules.

f.     This column is not applicable because non-employee directors do not participate in any pension plans or receive any earnings on deferred compensation.

g.    Represents the dollar value of insurance premiums paid by, or on behalf of, TDS during the fiscal year with respect to $100,000 of life insurance for the benefit of such director, which is the only category of other compensation.

h.    Represents the sum of all amounts reported in columns (b) through (g).

Narrative Disclosure to Director Compensation Table

The following provides additional information with respect to director compensation. All director compensation is approved by the full board of directors.

The following describes the Restated Compensation Plan for Non-Employee Directors (the "Directors Plan"), pursuant to which the cash and stock compensation described in the above 2016 Director Compensation Table is payable.

The Directors Plan provides that the Chairperson of the TDS board of directors is entitled to receive an annual director's retainer fee of $100,000 paid in cash, and non-employee directors other than the Chairperson of the TDS board of directors are entitled to receive an annual director's retainer fee of $80,000 paid in cash. Non-employee directors are entitled to receive an annual stock award of $80,000 paid in the form of TDS Common Shares, which is to be distributed in March on or prior to March 15, for services performed during the 12 month period that commenced on March 1 of the immediately preceding calendar year and ended on the last day of February of the calendar year of payment. The number of shares is determined on the basis of the closing price of a TDS Common Share on the first trading day in the month of March of the calendar year of payment.

Each non-employee director who served on the Audit Committee, other than the Chairperson of the Audit Committee, received an annual committee retainer fee of $11,000, and the Chairperson received an annual committee retainer fee of $22,000.

Each non-employee director who served on the Compensation Committee, other than the Chairperson of the Compensation Committee, received an annual committee retainer fee of $7,000, and the Chairperson received an annual committee retainer fee of $14,000.

Each non-employee director who served on the Corporate Governance and Nominating Committee, other than the Chairperson of the Corporate Governance and Nominating Committee, received an annual committee retainer fee of $5,000, and the Chairperson received an annual committee retainer fee of $10,000.

Non-employee directors also received a fee of $1,750 for each board or committee meeting or other activity attended.

Under the Directors Plan, annual retainers are paid in cash on a quarterly basis, as of the last day of each quarter. Fees for all board and committee meetings or other activities are paid in cash on a quarterly basis, as of the last day of each quarter.

Directors were also reimbursed for reasonable travel and other expenses incurred in attending board and committee meetings, director education and other board or company related matters pursuant to TDS' travel and expense reimbursement policy.

The Directors Plan provides that the board of directors has the authority without further shareholder approval to amend the Directors Plan from time to time, including amendments to increase the amount of the compensation payable in Common Shares from time to time, provided that the total number of Common Shares issued under the Directors Plan may not exceed the number previously approved by shareholders.

On March 8, 2013, the TDS board of directors reserved 200,000 Common Shares for TDS issuance pursuant to the Directors Plan, and shareholders approved such shares for the Directors Plan at the 2013 annual meeting.  Of such 200,000 Common Shares, 114,607 have been issued and 85,393 remain available for issuance as of the date hereof.

In addition to amounts payable under the Directors Plan, TDS pays premiums to provide life insurance of $100,000 for each of its directors other than directors who are employees of TDS or any affiliate. Directors who are employees of TDS or any affiliate do not receive fees or compensation for services rendered as directors. The compensation of directors who are named executive officers is disclosed in the tables under Executive and Director Compensation above.

None of the non-employee directors had stock or option awards outstanding at December 31, 2016.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee has responsibilities relating to the compensation of the executive officers of TDS (other than executive officers employed by U.S. Cellular or any of its subsidiaries), including the review of salary, bonus, long-term incentive compensation and all other compensation. The members of the Compensation Committee are Christopher D. O'Leary (Chairperson), George W. Off, Gary L. Sugarman and Herbert S. Wander. Such persons are independent, as discussed above. None of such persons was, during 2016 or during any of the preceding three years, an officer or employee of TDS (or its affiliates), or had any relationship requiring disclosure by TDS under any paragraph of Item 404 of SEC Regulation S-K.

Long-term incentive compensation for executive officers who are employees of U.S. Cellular is approved by the long-term incentive compensation committee of U.S. Cellular. The long-term incentive compensation committee of U.S. Cellular is composed of directors of U.S. Cellular who are neither officers nor employees of TDS or any of its subsidiaries nor directors of TDS or TDS Telecom. The annual cash compensation of U.S. Cellular's President and CEO, Kenneth R. Meyers, is approved by LeRoy T. Carlson, Jr., the Chairman of U.S. Cellular. LeRoy T. Carlson, Jr. is also the President and CEO of TDS. Mr. Carlson is a member of the board of directors of TDS, U.S. Cellular, and TDS Telecom. He is also the Chairman of TDS Telecom and, as such, approves the executive officer annual cash compensation decisions for TDS Telecom other than as they relate to the President and CEO of TDS Telecom, and recommends the annual cash compensation of the President and CEO of TDS Telecom to the TDS Compensation Committee. David A. Wittwer, deemed by SEC rules to be an executive officer of TDS, was the President and CEO of TDS Telecom in 2016 and is a director of TDS. Mr. Carlson is compensated by TDS for his services to TDS and all of its subsidiaries, including U.S. Cellular. However, U.S. Cellular effectively reimburses TDS for a portion of such compensation as part of a management fee pursuant to an intercompany agreement between TDS and U.S. Cellular, as discussed above. Further information about the intercompany agreement is included in the U.S. Cellular 2017 proxy statement.

Certain Relationships and Related Transactions

In addition to the above-described insider participation in compensation decisions, TDS and certain related parties are involved in the following relationships and transactions.

The following persons are partners of Sidley Austin LLP, the principal law firm of TDS, U.S. Cellular and their subsidiaries: Walter C. D. Carlson, a trustee and beneficiary of the Voting Trust that controls TDS, which controls U.S. Cellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Walter C. D. Carlson does not provide legal services to TDS, U.S. Cellular or their subsidiaries. TDS, U.S. Cellular and their subsidiaries incurred legal expenses from Sidley Austin LLP of $9 million in 2016, $12 million in 2015 and $15 million in 2014.

The Audit Committee of the board of directors is generally responsible for the review and evaluation of all related party transactions, as such term is defined by the rules of the NYSE, except to the extent that the board of directors authorizes another committee to review specific related party transactions. However, transactions and arrangements as they relate to compensation and benefits to named executive officers or persons related thereto are approved by the TDS Compensation Committee.

LeRoy T. Carlson, formerly Chairman Emeritus of TDS, passed away in May 2016.  He was the father of LeRoy T. Carlson, Jr., a director and President and CEO of TDS, Walter C. D. Carlson, a director and non-executive Chairman of TDS, Letitia G. Carlson, M.D., a director of TDS, and Prudence E. Carlson, a director of TDS. Each of such children of LeRoy T. Carlson is also a trustee of the Voting Trust that controls TDS.

Margaret Carlson, wife of LeRoy T. Carlson, who is the mother of LeRoy T. Carlson, Jr., Walter C. D. Carlson, Letitia G. Carlson, M.D., and Prudence E. Carlson, is the beneficiary of LeRoy T. Carlson’s estate.

Prior to his death in May 2016, LeRoy T. Carlson earned compensation and benefits from TDS in his capacity as Chairman Emeritus.  Because of the above relationships, the following table summarizes the compensation earned in 2016 by LeRoy T. Carlson using the same rules as used in the Summary Compensation Table above.

Amount Earned in 2016
Salary[1]	$122,308
Bonus[2]	43,800
Stock Awards[3]	51,852
Excess Earnings on SERP[4]	1,525
All Other Compensation[5]	9,751
Total	$229,236

  Represents the dollar value of base salary (cash and non-cash) earned by Mr. Carlson through May 2016.
  The Compensation Committee determined that a bonus for the 2016 bonus year will be paid on behalf of Mr. Carlson in the amount of $43,800, representing Mr. Carlson’s 2016 target bonus of $105,000, pro-rated for the portion of the 2016 bonus year during which Mr. Carlson was employed.
  Includes the aggregate grant date fair value computed in accordance with FASB ASC 718 of $51,852 with respect to phantom stock bonus match units relating to 2,781 Common Shares awarded to Mr. Carlson in 2016 in connection with deferred bonus compensation.
  See explanation under footnote (h) to the Summary Compensation Table above.
  This represents a TDSP contribution for 2016.  No other compensation is included because the total of perquisites and personal benefits for Mr. Carlson did not equal or exceed $10,000, and TDS did not make any contributions for the benefit of Mr. Carlson under the Pension Plan with respect to 2016.

Pursuant to an agreement between TDS and LeRoy T. Carlson, a monthly widow’s benefit is payable to Margaret Carlson commencing in June 2016 until her death.  This benefit will be paid at the annual rate equal to $75,000, plus increments beginning in 1985 equal to the greater of three percent of the benefit or two-thirds of the percentage increase in the consumer price index for the Chicago metropolitan area. Such annual benefit currently was approximately $195,000 for 2016 and will increase annually per the preceding formula. Reference is made to TDS' Registration Statement on Form S-2 (No. 2-92307) for a copy of this agreement and to TDS' Form 8-K dated November 19, 2008 for an amendment to this agreement.  Margaret Carlson received $113,976 from the agreement in 2016.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding TDS Common Shares that could have been issued under equity compensation plans maintained by TDS based on information as of December 31, 2016.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders[1] :
TDS Common Shares	10,014,564	$29.98	3,899,820
Equity compensation plans not approved by security holders:
Total:	–	N/A	–
TDS Common Shares	10,014,564	$29.98	3,899,820

Explanation of Columns:

a.    Represents the number of securities to be issued upon the exercise of outstanding options or pursuant to unvested restricted stock units, unvested performance share awards, and vested and unvested phantom stock units.

b.    Represents the weighted-average exercise price of all outstanding options, warrants and rights. Restricted stock units, performance share awards, and phantom stock units do not have any exercise price.

c.    Represents the number of securities remaining available for future issuance under the plans, other than securities to be issued upon the exercise of outstanding options or pursuant to restricted stock units, performance share awards, and phantom stock units disclosed in column (a).

Footnotes:

1.  This includes the following plans that have been approved by TDS shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)	Total
2011 LTIP:
TDS Common Shares	5,588,456	3,787,751	9,376,207
2004 LTIP:
TDS Common Shares	4,426,108	–	4,426,108
Compensation Plan for Non-Employee Directors:
TDS Common Shares	–	112,069	112,069
Total:
TDS Common Shares	10,014,564	3,899,820	13,914,384

The above is based on information as of December 31, 2016 and does not reflect any changes or additions after that date.

See Note 17—Stock-Based Compensation, in the notes to the consolidated financial statements included in the accompanying Annual Report to Shareholders for the year ended December 31, 2016, which is also included as Exhibit 13 to the TDS Annual Report on Form 10-K for the year ended December 31, 2016, for additional information about these plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On February 28, 2017, TDS had outstanding and entitled to vote 102,955,496 Common Shares, par value $.01 per share (excluding 21,617,620 Shares held by TDS and 1,010,133 Common Shares held by a subsidiary of TDS), and 7,228,556 Series A Common Shares, par value $.01 per share (collectively representing a total of 110,184,052 shares of common stock); and 8,228 Preferred Shares, par value $.01 per share.

In matters other than the election of directors, each of the Preferred Shares is entitled to one vote, each of the Series A Common Shares is entitled to ten votes and each of the Common Shares is entitled to a vote per share that floats. The total voting power of the Series A Common Shares was 72,285,560 votes at February 28, 2017 with respect to matters other than the election of directors. The total voting power of the Common Shares was 55,166,849 votes at February 28, 2017 with respect to matters other than the election of directors. The total voting power of all outstanding shares of all classes of capital stock was 127,460,637 votes at February 28, 2017 with respect to matters other than the election of directors, including 8,228 votes by holders of Preferred Shares.

For purposes of the following tables, percentages are calculated pursuant to SEC Rule 13d-3(d)(1). Under such rule, shares underlying options that are currently exercisable or exercisable within 60 days after February 28, 2017, restricted stock units or any performance share awards that become vested within 60 days after February 28, 2017 and vested phantom stock units are deemed to be outstanding for the purpose of calculating the number of shares owned and percentages of shares and voting power with respect to the person holding such options, restricted stock units, performance share awards, or phantom stock units, but are not deemed to be outstanding for the purpose of calculating the percentages of shares or voting power of other persons.

Security Ownership of Management —The following table sets forth as of February 28, 2017, or the latest practicable date, the number of Common Shares and Series A Common Shares beneficially owned, and the percentage of the outstanding shares of each such class so owned, by each director of TDS, by each of the executive officers named below and by all directors and executive officers as a group. As of February 28, 2017, none of the directors or executive officers of TDS beneficially owned  Preferred Shares. If a class of common stock is not indicated for an individual or group, no shares of such class are beneficially owned by such individual or group.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership [1]	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power [2]
LeRoy T. Carlson, Jr., Walter C. D. Carlson,	Common Shares	6,163,389	6.0%	5.6%	2.6%
Letitia G. Carlson, M.D. and Prudence E. Carlson[3]	Series A Common Shares	6,848,246	94.7%	6.2%	53.7%
LeRoy T. Carlson, Jr.[4,5,7]	Common Shares	1,845,953	1.8%	1.7%	*
	Series A Common Shares	21,365	*	*	*
Walter C. D. Carlson[4,5,6]	Common Shares	42,969	*	*	*
	Series A Common Shares	1,134	*	*	*
Letitia G. Carlson, M.D. [4,5,6]	Common Shares	31,346	*	*	*
	Series A Common Shares	1,166	*	*	*
Prudence Carlson[4,5,6]	Common Shares	54,893	*	*	*
	Series A Common Shares	196,790	2.7%	*	1.5%
Clarence A. Davis [6,9]	Common Shares	9,863	*	*	*
Kenneth R. Meyers [7,8]	Common Shares	1,016,249	1.0%	*	*
George W. Off [6]	Common Shares	33,875	*	*	*
Christopher D. O'Leary[6]	Common Shares	26,519	*	*	*
Mitchell H. Saranow [6]	Common Shares	16,454	*	*	*
Gary L. Sugarman[6]	Common Shares	22,734	*	*	*
Herbert S. Wander[6]	Common Shares	31,234	*	*	*
David A. Wittwer[7]	Common Shares	392,917	*	*	*
Douglas D. Shuma[7]	Common Shares	46,427	*	*	*
Scott H. Williamson [7]	Common Shares	665,975	*	*	*
Other executive officers (5 persons)[7,10]	Common Shares	573,225	*	*	*
All directors and executive officers as a group (19 persons)[6,7,10]	Common Shares	10,974,022	10.2%	9.6%	4.5%
	Series A Common Shares	7,068,701	97.8%	6.4%	55.5%

* Less than 1%

1.    The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes. Except with respect to customary brokerage agreement terms, none of the above shares are pledged as security, unless otherwise specified. Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

2.    Represents the percent of voting power in matters other than the election of directors.

3.    The shares listed are held by the persons named as trustees under the TDS Voting Trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. The trustees share voting and investment power. The address of the trustees of the TDS Voting Trust in their capacities as such is c/o LeRoy T. Carlson, Jr., Telephone and Data Systems, Inc., 30 N. LaSalle St., Suite 4000, Chicago, IL 60602. Under the terms of the TDS Voting Trust, the trustees hold and vote the Common Shares and Series A Common Shares held in the trust. If the TDS Voting Trust were terminated, the following individuals, directly or indirectly with their spouses, would each be deemed to own beneficially more than 5% of the outstanding Series A Common Shares: LeRoy T. Carlson, Jr., Walter C. D. Carlson, Prudence E. Carlson and Letitia G. Carlson, M.D. The above numbers of shares and percentages do not assume conversion of the Series A Common Shares because the trustees have advised TDS that the TDS Voting Trust has no current intention of converting its Series A Common Shares.

4.    Does not include Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: LeRoy T. Carlson, Jr. (1,856,665), Walter C. D. (1,956,719), Letitia G. Carlson, M.D. (1,842,181), Prudence E. Carlson (1,725,313).

Includes Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (83,229).

5.    Does not include Series A Common Shares held in the Voting Trust for the benefit of director, his/her family members, family trusts or other accounts: LeRoy T. Carlson, Jr. (2,022,895), Walter C. D. Carlson (2,256,570), Letitia G. Carlson, M.D. (2,012,253), Prudence E. Carlson (1,876,763).

Includes Series A Common Shares held outside Voting Trust by family members or trusts which director disclaims beneficial ownership: LeRoy T. Carlson, Jr. (11,721).

6.    Includes Common Shares earned pursuant to the Non-Employee Directors' Plan as of February 28, 2017 that were issued in March 2017 since they were issuable within 60 days of February 28, 2017.

7.    Includes the following number of Common Shares that may be acquired pursuant to stock options and/or restricted stock units which are currently vested or will vest within 60 days after February 28, 2017: LeRoy T. Carlson, Jr., 1,625,278 shares; Kenneth R. Meyers, 931,661 shares; David A. Wittwer, 383,477 shares; Douglas D. Shuma, 36,800 shares; Scott H. Williamson, 629,240 shares; all other executive officers as a group, 551,036 shares; and all directors and executive officers as a group, 4,157,492 shares. Includes the following number of Common Shares underlying vested phantom stock units: LeRoy T. Carlson, Jr., 57,194 shares; Kenneth R. Meyers, 37,359 shares; David A. Wittwer, -0-shares; Douglas D. Shuma, 6,024 shares; Scott H. Williamson, -0- shares; all other executive officers as a group, -0-shares; and all directors and executive officers as a group, 100,577 shares.  There are no performance shares included in the above table because no such shares are vested or will become vested within 60 days as of February 28, 2017.

8.    Includes 1,043 Common Shares held by Mr. Meyers' wife.

9.    Mr. Davis is a director of the Gabelli SRI Green Fund, the Gabelli GDL Fund and the Gabelli Capital Asset Fund. The above does not include TDS shares owned by such funds, if any.

10.  Includes shares held by the following executive officers who are not specifically identified in the above table pursuant to SEC rules: Daniel J. DeWitt, Joseph R. Hanley, Jane W, McCahon, Peter L. Sereda and Kurt B. Thaus.

Security Ownership by Certain Beneficial Owners

In addition to persons listed in the preceding table and the footnotes thereto, the following table sets forth as of February 28, 2017 or the latest practicable date, information regarding each person who is known to TDS to own beneficially more than 5% of any class of voting securities of TDS, based on publicly available information and TDS' stock records as of such date. Some of the information below is based on reports filed by the below shareholders reporting TDS shares held as of December 31, 2016 and, in the absence of any SEC filings indicating otherwise, it was assumed that there was no change to such information between December 31, 2016 and February 28, 2017.

Shareholder's Name and Address	Title of Class or Series	Amount and Nature of Beneficial Ownership[1]	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power[2]
BlackRock, Inc.
55 East 52nd Street
New York, NY 10022[3]	Common Shares	16,073,333	15.6%	14.6%	6.8%
Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, TX 78746[4]	Common Shares	5,797,495	5.6%	5.3%	2.4%
GAMCO Investors, Inc.
One Corporate Center
Rye, NY 10580[5]	Common Shares	6,361,547	6.2%	5.8%	2.7%
State Street Corporation
One Lincoln Street
Boston, MA 02111[6]	Common Shares	6,882,338	6.7%	6.2%	2.9%
The Vanguard Group
100 Vanguard Blvd.
Malvern, PA 19355[7]	Common Shares	9,421,811	9.2%	8.6%	4.0%

1.    The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

2.    Represents the percent of voting power in matters other than the election of directors.

3.    Based on the most recent Schedule 13G (Amendment No. 8) filed with the SEC, BlackRock, Inc. and its affiliates report sole voting authority with respect to an aggregate of 15,083,558 Common Shares, and sole investment authority with respect to an aggregate of 16,073,332 Common Shares.

4.    Based on the most recent Schedule 13G (Amendment No. 1) filed with the SEC, Dimensional Fund Advisors LP reports sole voting authority with respect to an aggregate of 5,640,033 Common Shares.

5.    Based on the most recent Forms 13F filed with the SEC, GAMCO Investors, Inc. and its affiliates, including GAMCO Asset Management, Inc., report sole voting authority with respect to an aggregate of 6,111,147 Common Shares, and sole investment authority with respect to an aggregate of 6,361,547 Common Shares.

6.    Based on the most recent Form 13F filed with the SEC, State Street Corporation reports shared investment authority with respect to an aggregate of 6,882,338 Common Shares and sole voting authority with respect to 444,016 TDS Common Shares.

7.    Based on the most recent Schedule 13G (Amendment No. 4) filed with the SEC, The Vanguard Group reports sole voting authority with respect to 56,438 Common Shares, sole investment authority with respect to 9,359,736 Common Shares, and shared investment authority with respect to 62,075 Common Shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require TDS' directors and officers, and persons who are deemed to own more than ten percent of the Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of Common Shares. The reporting persons are also required to furnish TDS with copies of all such reports they file.

Based on a review of copies of such reports furnished to TDS by the reporting persons and written representations by directors and officers of TDS, TDS believes that all filing requirements under Section 16 of the Securities Exchange Act applicable to the reporting persons during and with respect to 2016 were complied with on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See "Executive and Director Compensation—Compensation Committee Interlocks and Insider Participation" above.

PROPOSAL 6
SHAREHOLDER PROPOSAL THAT IS OPPOSED BY THE BOARD OF DIRECTORS

A person who purports to be the beneficial holder of no less than 500 TDS Common Shares has advised TDS that he intends to have his proxy introduce the proposal set forth below at the TDS 2017 Annual Meeting. The name and address of such shareholder is Kenneth Steiner, 14 Stoner Avenue, 2M, Great Neck, NY 11021. Mr. Steiner has appointed John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278 and/or Mr. Chevedden's designee to act on his behalf in matters relating to the proposal. The following proposal will be considered at the 2017 Annual Meeting if it is properly presented at such meeting by either of such persons or an authorized representative thereof in accordance with the TDS Bylaws, Delaware law, SEC rules and other applicable requirements. The below shareholder proposal and supporting statement represent the views of the shareholder who submitted it, and not the views of TDS. TDS is not responsible for the content of the following shareholder proposal or supporting statement. TDS does not endorse the shareholder proposal or supporting statement, which are required to be included in this proxy statement pursuant to rules established by the SEC. The shareholder proposal and supporting statement have been included below verbatim as supplied by the shareholder and TDS declines to comment on any of the statements therein. For the reasons discussed below the shareholder proposal, the TDS board of directors unanimously recommends that shareholders vote AGAINST the following proposal:

"Proposal 6 — Give Each Share An Equal Vote

RESOLVED:    Shareholders request that our Board take steps to adopt a recapitalization plan for all outstanding stock to have an equal vote per share. This would comprise all practicable steps including encouragement and negotiation with family shareholders to request that they relinquish, for the common good of all shareholders, any preexisting rights.  To ease the transition process this proposal would allow our company 2-years to implement one-vote for each share.

This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts.

With Carlson family stock having super-sized voting power our company takes our public shareholder money but does not let us have an equal voice in our company's management. Without a voice, we as shareholders cannot hold management accountable. This proposal topic was supported by the overwhelming majority of our independent shares at our 2011, 2012 and 2016 annual meetings.  The 2016 proposal on this topic also won the all-time highest support for any shareholder proposal at Ford Motor – almost 1.8 Billion votes.

TDS is a controlled company, where the Carlson family holds 56% of our company's total voting power. Our company also engaged in a number of related party transactions with the controlling shareholder family members.

News Corp. is another company like ours. "If you are buying shares in [News Corp.], it's buyer beware," says Sydney Finkelstein, a professor at Dartmouth's Tuck School of Business. "There is no management or leadership reason to have two classes of stock except to retain control."

The Council of Institutional Investors, whose members manage $3 trillion of assets, asked NASDAQ to stop listing new companies that offer dual share classes. The effort is a new approach to curbing a structure it has criticized for years as unfair and harmful to long-term stock returns.

Please vote to protect shareholder value:

Give Each Share An Equal Vote — Proposal 6"

TDS BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO PROPOSAL 6

The TDS board of directors unanimously recommends a vote AGAINST this proposal for the following reasons:

The implementation of the shareholder proposal would require an amendment of the TDS Restated Certificate of Incorporation. To be approved thereunder and under Delaware law, such an amendment would require, among other things, approval by a majority of the voting power of all shares of capital stock entitled to vote for matters other than the election of directors, voting as a group, as well as by a majority of the outstanding TDS Series A Common Shares voting as a class. As of December 31, 2016, the TDS Voting Trust held 6,848,246 TDS Series A Common Shares, representing 6.2% of all shares of TDS common stock, and 6,163,389 TDS Common Shares, representing 5.6% of all shares of TDS common stock, for a total economic interest of 11.8% in TDS. By reason of such holdings, the TDS Voting Trust owns a majority (94.7%) of the outstanding TDS Series A Common Shares and a majority(56.3%) of the voting power of all shares of capital stock entitled to vote for matters other than the election of directors.

Dual class capital structures are recognized and valid under applicable federal and corporate law and stock exchange regulations and are not uncommon among public companies. Various companies have had dual class capital structures for many years and companies continue to implement dual class capital structures.

The common equity of TDS has included different classes of high and low vote common stock since TDS became a public company in 1981. TDS has clearly and consistently disclosed in the Risk Factors in its Form 10-K the impact of the differences in voting rights, particularly with regard to any potential takeover attempt. Purchasers of TDS Common Shares, including the proponent of the shareholder proposal, therefore bought shares of TDS with full knowledge of the differences in the voting rights of the shares. Holders of TDS Common Shares also have no basis for anticipating the possibility of any action that would reduce the voting power of the TDS Series A Common Shares. As stated in the Risk Factors set forth in TDS' Form 10-K, the TDS Voting Trust has advised TDS that it intends to maintain the ability to keep or dispose of voting control of TDS.

The TDS Voting Trust also has advised the TDS board of directors that it (i) opposes and will vote against the shareholder proposal and (ii) will not vote in favor of or support any action to implement the shareholder proposal or any other action that would dilute its voting control of TDS. Considering all of the foregoing factors, the TDS board of directors has determined that action in furtherance of the proposal would serve no useful purpose and accordingly opposes the proposal and recommends that shareholders vote against it.

Finally, it should be noted that under SEC rules, in addition to the above shareholder proposal, TDS is required to include the shareholder's supporting statement in the TDS proxy statement. This has been included above verbatim as supplied by the shareholder. TDS is not the author of the shareholder's supporting statement and declines to comment on any of the statements therein.

THE BOARD OF DIRECTORS UNANIMOUSLY OPPOSES THIS SHAREHOLDER PROPOSAL AND RECOMMENDS THAT SHAREHOLDERS VOTE "AGAINST" PROPOSAL 6.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

The 2018 Annual Meeting is currently scheduled for May 24, 2018, and the proxy statement for such meeting is expected to be dated on or about April 11, 2018.

Pursuant to SEC Rule 14a-8, proposals by shareholders intended to be included in TDS' proxy statement and form of proxy relating to the 2018 Annual Meeting must be received by TDS at its principal executive offices not later than December 13, 2017 (120 calendar days before the anniversary date of this 2017 Proxy Statement of April 12, 2017). However, if the date of the 2018 Annual Meeting changes for any reason by more than 30 calendar days before or after May 25, 2018 (the one year anniversary date of the 2017 Annual Meeting), then the deadline will be a reasonable time before TDS begins to print and send its proxy materials. In such event, TDS would disclose such date in a Form 8-K, 10-Q or 10-K at the appropriate time.

In addition, pursuant to TDS' Bylaws, proposals by shareholders intended to be presented at the 2018 Annual Meeting (other than proposals included in TDS' proxy statement and form of proxy relating to the 2018 Annual Meeting pursuant to SEC Rule 14a-8), must be received by TDS at its principal executive offices not earlier than December 13, 2017 and not later than the close of business on January 12, 2018 for consideration at the 2018 Annual Meeting (120 calendar days and 90 calendar days, respectively, before the anniversary date of this proxy statement of April 12, 2017). However, if the date of the 2018 Annual Meeting is changed by more than 30 calendar days before or after May 25, 2018 (the one year anniversary date of the 2017 Annual Meeting), different provisions will apply as set forth in the TDS Bylaws.

The proxy solicited by the board of directors for the 2018 Annual Meeting will confer discretionary authority to vote on matters that may properly come before such meeting or any adjournment thereof to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

SOLICITATION OF PROXIES

Proxies are being solicited by your board of directors and its agents, and the cost of solicitation will be paid by TDS. Officers, directors and regular employees of TDS, acting on behalf of the TDS board of directors, may also solicit proxies by mail, email, advertisement, telephone, telecopy, press release, employee communication, postings on TDS' Internet website and Intranet website or in person. We will not pay such persons additional compensation for their proxy solicitation efforts. TDS will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. TDS has also retained MacKenzie Partners, Inc. to assist in the solicitation of proxies. The standard fee charged by MacKenzie Partners, Inc. for proxy solicitation in connection with an uncontested annual meeting is $12,500 plus reimbursement of out-of-pocket expenses.

FINANCIAL AND OTHER INFORMATION

We will furnish you or any shareholder as of the record date without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the financial statements and the schedules thereto, upon written or oral request, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee which shall not exceed our reasonable expenses incurred to do so. Requests for such materials should be directed to Investor Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, 40th Floor, Chicago, Illinois 60602, telephone (312) 630-1900.

In addition, to the extent that, as permitted by SEC rules, TDS delivers only one copy of an annual report to shareholders, a proxy statement or a notice of internet availability of proxy materials to an address that is shared by separate persons who are shareholders (addressed to such shareholders as a group), TDS shall deliver promptly additional copies of any of such documents without charge to any shareholder located at such shared address upon written or oral request by such shareholder. Requests should be directed as indicated in the preceding paragraph.

FORWARD LOOKING STATEMENTS

This 2017 Proxy Statement includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. We assume no obligation to update the forward-looking statements.

OTHER BUSINESS

It is not anticipated that any action will be asked of the shareholders other than those set forth above, but if other matters are properly brought before the 2017 Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the Board of Directors

JANE W. MCCAHON
Senior Vice President—Corporate Relations and Corporate Secretary

All shareholders are urged to sign, date and mail their proxy card(s) promptly or vote on the Internet in accordance with the instructions set forth on the proxy cards(s).

EXHIBIT A

TELEPHONE AND DATA SYSTEMS, INC INCENTIVE PLAN

I.                     Purposes

The purposes of the Telephone and Data Systems, Inc. Incentive Plan (the "Plan") are to retain and motivate the executive officers of Telephone and Data Systems, Inc. and its subsidiaries who have been designated by the Committee to participate in the Plan for a specified Performance Period by providing them with the opportunity to earn incentive payments based upon the extent to which specified performance goals have been achieved or exceeded for the Performance Period.  It is intended that all amounts payable under the Plan to Participants who are "covered employees" within the meaning of Section 162(m) of the Code will constitute "qualified performance-based compensation" within the meaning of U.S. Treasury regulations promulgated thereunder, and the Plan and the terms of any Awards hereunder shall be so interpreted and construed to the maximum extent possible.

II.                    Definitions

"Annual Base Salary" shall mean for any Participant an amount equal to the rate of annual base salary in effect or approved by the Committee or other authorized person at the time or immediately before performance goals are established for a Performance Period, including any base salary that otherwise would be payable to the Participant during the Performance Period but for his or her election to defer receipt thereof.

"Applicable Period" shall mean, with respect to any Performance Period, a period commencing on or before the first day of the Performance Period and ending not later than the earlier of (a) the 90th day after the commencement of the Performance Period and (b) the date on which twenty-five percent (25%) of the Performance Period has been completed.  Any action required to be taken within an Applicable Period may be taken at a later date if permissible under Section 162(m) of the Code or U.S. Treasury regulations promulgated thereunder.

"Award" shall mean an award to which a Participant may be entitled under the Plan if the performance goals for a Performance Period are satisfied. An Award may be expressed in U.S. dollars or pursuant to a formula that is consistent with the provisions of the Plan.

"Board" shall mean the Board of Directors of the Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Committee" shall mean the Compensation Committee of the Board comprised of members of the Board that are "outside directors" within the meaning of Section 162(m) of the Code, or such other committee designated by the Board that satisfies the then applicable requirements (if any) of the principal national stock exchange on which the common stock of the Company is then traded to constitute a compensation committee, and which consists solely of two or more members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Code.

"Company" shall mean Telephone and Data Systems, Inc., a Delaware corporation, and any successor thereto.

"Participant" shall mean an executive officer of the Company or any of its subsidiaries who is subject to Section 16 of the Securities Exchange Act of 1934, as amended and who is designated by the Committee to participate in the Plan for a Performance Period, in accordance with Article III.

"Performance Period" shall mean any period commencing on or after January 1, 2017 for which performance goals are established pursuant to Article IV.  A Performance Period may be coincident with one or more fiscal years of the Company or a portion of any fiscal year of the Company.

"Plan" shall mean the Telephone and Data Systems, Inc. Incentive Plan as set forth herein, as it may be amended from time to time.

III.                  Administration

3.1.              General.  The Plan shall be administered by the Committee, which shall have the full power and authority to interpret, construe and administer the Plan and Awards granted hereunder (including in each case reconciling any inconsistencies, correcting any defaults and addressing any omissions).  The Committee’s interpretation, construction and administration of the Plan and all its determinations hereunder shall be final, conclusive and binding on all persons for all purposes.

3.2.              Powers and Responsibilities. The Committee shall have the following discretionary powers, rights and responsibilities in addition to those described in Section 3.1:

(a)to designate within the Applicable Period the Participants for a Performance Period;

(b)to establish in writing within the Applicable Period the performance goals and targets and other terms and conditions that are to apply to each Participant’s Award;

(c)to certify in writing prior to any payment with respect to any Award that the performance goals for a Performance Period and other material terms applicable to the Award have been satisfied;

(d)subject to Section 409A of the Code, to determine whether, and under what circumstances and subject to what terms, an Award is to be paid on a deferred basis, including whether such a deferred payment shall be made solely at the Committee’s discretion or whether a Participant may elect deferred payment; and

(e)to adopt, revise, suspend, waive or repeal, when and as appropriate, in its sole and absolute discretion, such administrative rules, guidelines and procedures for the Plan as it deems necessary or advisable to implement the terms and conditions of the Plan.

3.3.              Delegation of Power.  The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that with respect to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, only the Committee shall be permitted to (a) designate such person to participate in the Plan for such Performance Period, (b) establish performance goals and Awards for such person, and (c) certify the achievement of such performance goals.

IV.                 Performance Goals

4.1.              Establishing Performance Goals.  The Committee shall establish in writing within the Applicable Period of each Performance Period one or more objective performance goals (the outcome of which, when established, shall be substantially uncertain) for each Participant or for any group of Participants (or both).  Performance goals shall be based exclusively on one or more of the following objective corporate-wide or subsidiary, division, operating unit or individual measures: earnings per share; earnings before interest and taxes ("EBIT"); earnings before interest, taxes, depreciation and amortization ("EBITDA"); earnings as determined other than in accordance with generally accepted accounting principles ("GAAP"); stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; capital expenditures; net income; operating income; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful integration of acquisitions; return to stockholders (including dividends); earnings before or after taxes and/or interest; return on investments; interest expense; sales; costs; expenses; economic value created; operating margin; gross margin; pretax earnings before interest, depreciation and/or amortization; market share; customer count; cost per gross or net customer addition; revenue per customer; customer turnover rate; return on operating costs; ratios of employees to volume of business measures and population in licensed or operating markets; financing costs; ratios of capital spending and investment to volume of business measures; and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, and goals relating to acquisitions or divestitures or any combination thereof.  Each such goal may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, or any combination thereof.  Notwithstanding the foregoing, with respect to Participants who are not "covered employees" within the meaning of Section 162(m) of the Code and who, in the Committee’s judgment, are not likely to be covered employees at any time during the applicable Performance Period or during any period in which an Award may be paid following a Performance Period, the performance goals established for the Performance Period may consist of any objective or subjective corporate-wide or subsidiary, division, operating unit or individual measures, whether or not listed herein.  Performance goals shall be subject to such other special rules and conditions as the Committee may establish at any time within the Applicable Period; provided, however, that to the extent such goals relate to Awards to "covered employees" within the meaning of Section 162(m) of the Code, such special rules and conditions shall not be inconsistent with the provisions of Treasury regulation Section 1.162-27(e) or any successor regulation describing "qualified performance-based compensation."

4.2.              Impact of Extraordinary Items or Changes in Accounting.  The measures utilized in establishing performance goals under the Plan shall, to the extent applicable (i.e., if the relevant performance goal is based on a GAAP measure), be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s audited consolidated financial statements, without regard to (a) extraordinary or other nonrecurring, infrequently occurring or unusual items, as determined by the Company’s independent public accountants in accordance with GAAP, (b) changes in accounting, as determined by the Company’s independent public accountants in accordance with GAAP, or (c) special charges, such as restructuring or impairment charges, unless, in each case, the Committee decides otherwise within the Applicable Period or as otherwise required under Section 162(m) of the Code.

V.                   Terms of Awards

5.1.              Performance Goals and Targets.  At the time performance goals are established for a Performance Period, the Committee also shall establish an Award opportunity for each Participant or group of Participants, which shall be based on the achievement of one or more specified targets of performance goals.  The targets shall be expressed in terms of an objective formula or standard which may be based upon the Participant’s Annual Base Salary or a multiple thereof or otherwise.  In all cases the Committee shall have the sole and absolute discretion to reduce the amount of any payment with respect to any Award that would otherwise be made to any Participant or to decide that no payment shall be made; provided, however, that the reduction of any payment with respect to a Participant shall not increase the Award with respect to any other Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.  With respect to each Award, the Committee may establish terms regarding the circumstances in which a Participant will be entitled to payment notwithstanding the failure to achieve the applicable performance goals or targets (e.g., where the Participant’s employment terminates due to death or disability or where a change in control of the Company occurs); provided, however, that with respect to any Participant who is a "covered employee" within the meaning of Section 162(m) of the Code, the Committee shall not establish any such terms that would cause an Award payable upon the achievement of the performance goals not to satisfy the conditions of Treasury regulation Section 1.162-27(e) or any successor regulation describing the "qualified performance-based compensation."

5.2.              Payments.  At the time the Committee determines an Award opportunity for a Participant, the Committee shall also establish the payment terms applicable to such Award.  Such terms shall include when such payments will be made; provided, however, that the timing of such payments shall in all instances either (A) satisfy the conditions of an exception from Section 409A of the Code (e.g., the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4)), or (B) comply with Section 409A of the Code and provided, further, that in the absence of such terms regarding the timing of payments, such payments shall occur no later than the 15th day of the third month of the calendar year following the calendar year in which the Participant’s right to payment ceased being subject to a substantial risk of forfeiture.

5.3.              Maximum Awards.  No Participant shall receive a payment under the Plan with respect to any Performance Period having a value in excess of $4,000,000, which maximum amount shall be proportionately adjusted with respect to Performance Periods that are less than or greater than one year in duration.

VI.                 General

6.1.              Effective Date.  The Plan shall be submitted to the shareholders of the Company for approval at the 2017 Annual Meeting of Shareholders and, if approved by the affirmative vote of a majority of the shares of the Company present in person or represented by proxy at such meeting, shall become effective for Performance Periods beginning on and after January 1, 2017.  In the event that the Plan is not approved by the shareholders of the Company, the Plan, and any outstanding Awards under the Plan, shall be null and void with respect to Participants who are "covered employees" within the meaning of Section 162(m) of the Code.

6.2.              Amendments and Termination. The Committee may amend the Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code.  The Committee may terminate the Plan at any time.

6.3.              Non-Transferability of Awards.  No Award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company.  Except to the extent permitted by the foregoing sentence, no Award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any Award, the Award and all rights thereunder shall immediately become null and void.

6.4.              Tax Withholding.  The Company shall have the right to require, prior to the payment of any amount pursuant to an Award, payment by the Participant of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with the Award.

6.5.              No Right of Participation or Employment.  No person shall have any right to participate in the Plan.  Neither the Plan nor any Award shall confer upon any person any right to continued employment by the Company or any subsidiary or affiliate of the Company or affect in any manner the right of the Company or any subsidiary or affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

6.6.              Designation of Beneficiary. If permitted by the Company, a Participant may file with the Committee a written designation of one or more persons as such Participant’s beneficiary or beneficiaries (both primary and contingent) in the event of the Participant’s death.  Each beneficiary designation shall become effective only when filed in writing with the Committee during the Participant’s lifetime on a form prescribed by the Committee. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.  If a Participant fails to designate a beneficiary, or if all designated beneficiaries of a Participant predecease the Participant, then each outstanding Award shall be payable to the Participant’s executor, administrator, legal representative or similar person.

6.7.              Governing Law.  The Plan and each Award, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.8.              Other Plans. Payments pursuant to the Plan shall not be treated as compensation for purposes of any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries or affiliates, unless either (a) such other plan provides that compensation such as payments made pursuant to the Plan is to be considered as compensation thereunder or (b) the Board or the Committee so determines in writing.  Neither the adoption of the Plan nor the submission of the Plan to the Company’s shareholders for their approval shall be construed as limiting the power of the Board or the Committee to adopt such other incentive arrangements as it may otherwise deem appropriate.

6.9.              Binding Effect.  The Plan shall be binding upon the Company and its successors and assigns and the Participants and their beneficiaries, personal representatives and heirs.  If the Company becomes a party to any merger, consolidation or reorganization, then the Plan shall remain in full force and effect as an obligation of the Company or its successors in interest, unless the Plan is amended or terminated pursuant to Section 6.2.

6.10.           Unfunded Arrangement.  The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company or its subsidiaries or affiliates for payment of any benefit hereunder.  No Participant shall have any interest in any particular assets of the Company or its subsidiaries or affiliates by reason of the right to receive a benefit under the Plan and any such Participant shall have only the rights of an unsecured creditor of the Company with respect to any rights under the Plan.

6.11.           Clawback.  Any amount paid under the Plan is subject to recovery by the Company or any other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

**TDS**

**IMPORTANT ANNUAL MEETING INFORMATION**

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**Electronic Voting Instructions**

**You can vote by Internet!**
**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on May 25, 2017.**

**Vote by Internet**

- Go to **www.investorvote.com/TDS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card - Common

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends you vote FOR the following proposals (1 - 4):

1. Election of Directors

| | For | Withhold |
|---|---|---|
| 01 - C. A. Davis | ☐ | ☐ |
| 02 - K. D. Dixon | ☐ | ☐ |
| 03 - M. H. Saranow | ☐ | ☐ |
| 04 - G. L. Sugarman | ☐ | ☐ |

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratify Accountants for 2017 | ☐ | ☐ | ☐ |
| 3. TDS Incentive Plan | ☐ | ☐ | ☐ |
| 4. Advisory vote to approve executive compensation | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote 1 year on the following proposal:**

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 5. Advisory vote on frequency of advisory vote on executive compensation | ☐ | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote AGAINST the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 6. Shareholder proposal to recapitalize TDS' outstanding stock to have an equal vote per share | ☐ | ☐ | ☐ |

7. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

### B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

C 1234567890 JNT

1 P C F 3 2 7 4 1 9 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02KUOE

The proxy statement and annual report are available at investors.tdsinc.com/proxyvote

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — TELEPHONE AND DATA SYSTEMS, INC.

**Annual Meeting of Shareholders**
**May 25, 2017 9:00 A.M.**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2017 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 25, 2017, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such 2017 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof. The Board of Directors unanimously recommends a vote "FOR" its nominees in Proposal 1, "FOR" Proposals 2, 3 and 4, "1 YEAR" on Proposal 5, and "AGAINST" Proposal 6.

**This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" the nominees in Proposal 1, "FOR" Proposals 2, 3 and 4, "1 YEAR" on Proposal 5, and "AGAINST" Proposal 6 (which has been proposed by a shareholder). Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that the shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope.**

If "401K" is indicated next to the share amount on the reverse side, this is a ballot for Instructing The Northern Trust Company, the trustee of the 401(k) Plan ("Trustee") how to vote the shares of Telephone and Data Systems, Inc. stock underlying units allocated to your Tax-Deferred Savings Plan ("401(k) Plan") account. Indicate your voting instructions for the proposal on the ballot, sign and date it, and return it in the envelope provided. Your ballot must be received on or before May 22, 2017 in order to be counted. Internet voting for shares underlying units held in your 401(k) Plan will be available until 1:00 a.m., Central Time on May 23, 2017. Your voting instructions will be kept confidential. If you properly sign and return your ballot, The Northern Trust Company, as Trustee of the 401(k) Plan, will vote your shares according to your instructions, except as otherwise provided in accordance with applicable law or the 401(k) Plan's governing documents. If this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares underlying units allocated to your account for the 401(k) Plan will be voted as directed by the Investment Management Committee for the 401(K) Plan, which shall act in the best interests of the Plan participants.

**C Non-Voting Items**

*(Continued and to be signed on Reverse Side)*

**Change of Address** — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

**TDS**

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
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000000000.000000 ext 000000000.000000 ext
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**Electronic Voting Instructions**

**You can vote by Internet!**
**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on May 25, 2017.**

**Vote by Internet**
- Go to **www.investorvote.com/TDS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Using a **black ink** pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

## Annual Meeting Proxy Card - Series A Common

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

### A Proposals — The Board of Directors recommends you vote FOR the following proposals (1 - 4):

1. Election of Directors:

| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - L. T. Carlson, Jr. | ☐ | ☐ | 02 - L. G. Carlson | ☐ | ☐ | 03 - P. E. Carlson | ☐ | ☐ |
| 04 - W. C. D. Carlson | ☐ | ☐ | 05 - K.R. Meyers | ☐ | ☐ | 06 - C.D. O'Leary | ☐ | ☐ |
| 07 - G.W. Off | ☐ | ☐ | 08 - D.A. Wittwer | ☐ | ☐ | | | |

| | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|
| 2. Ratify Accountants for 2017 | ☐ | ☐ | ☐ | 3. TDS Incentive Plan | ☐ | ☐ | ☐ |
| 4. Advisory vote to approve executive compensation | ☐ | ☐ | ☐ | | | | |

**The Board of Directors recommends you vote 1 year on the following proposal:**

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 5. Advisory vote on frequency of advisory vote on executive compensation | ☐ | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote AGAINST the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 6. Shareholder proposal to recapitalize TDS' outstanding stock to have an equal vote per share | ☐ | ☐ | ☐ |

7. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

### B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

C 1234567890 JNT
1 U P X 3 2 7 4 1 9 4

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02L3BC

The proxy statement and annual report to shareholders are available at investors.tdsinc.com/proxyvote.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy - Telephone and Data Systems, Inc.

**Proxy for Series A Common Shares Solicited on Behalf of the Board of Directors for the Annual Meeting of the Shareholders of TELEPHONE AND DATA SYSTEMS, INC. To Be Held May 25, 2017**

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Series A Common Shares that the undersigned would be entitled to vote if then personally present at the 2017 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 25, 2017, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such 2017 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof.

**The Board of Directors unanimously recommends a vote "FOR" its nominees in Proposal 1, "FOR" Proposals 2, 3 and 4, "1 YEAR" on Proposal 5, and "AGAINST" Proposal 6.**

**This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" the nominees in Proposal 1, "FOR" Proposals 2, 3 and 4, "1 YEAR" on Proposal 5, and "AGAINST" Proposal 6 (which has been proposed by a shareholder).**

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to Telephone and Data Systems, Inc., c/o Computershare Trust Company, N.A.

*(Continued and to be signed on Reverse Side)*

**C Non-Voting Items**

**Change of Address** — Please print new address below.

| |
|---|
| |

**IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.**

TDS®

**IMPORTANT ANNUAL MEETING INFORMATION** 000004

ENDORSEMENT_LINE__________ SACKPACK__________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

**Electronic Voting Instructions**

**You can vote by Internet!**
**Available 24 hours a day, 7 days a week!**

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

**Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on May 25, 2017.**

**Vote by Internet**

- Go to **www.investorvote.com/TDS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

## Annual Meeting Proxy Card - Preferred

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

**A Proposals — The Board of Directors recommends you vote FOR the following proposals (1 - 4):**

1. Election of Directors

| Nominee | For | Withhold | Nominee | For | Withhold | Nominee | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - L.T. Carlson, Jr. | ☐ | ☐ | 02 - L.G. Carlson | ☐ | ☐ | 03 - P.E. Carlson | ☐ | ☐ |
| 04 - W.C.D. Carlson | ☐ | ☐ | 05 - K.R. Meyers | ☐ | ☐ | 06 - C.D. O'Leary | ☐ | ☐ |
| 07 - G.W. Off | ☐ | ☐ | 08 - D.A. Wittwer | ☐ | ☐ | | | |

+

| Proposal | For | Against | Abstain | Proposal | For | Against | Abstain |
|---|---|---|---|---|---|---|---|
| 2. Ratify Accountants for 2017 | ☐ | ☐ | ☐ | 3. TDS Incentive Plan | ☐ | ☐ | ☐ |
| 4. Advisory vote to approve executive compensation | ☐ | ☐ | ☐ | | | | |

**The Board of Directors recommends you vote 1 year on the following proposal:**

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 5. Advisory vote on frequency of advisory vote on executive compensation | ☐ | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote AGAINST the following proposal:**

| | For | Against | Abstain |
|---|---|---|---|
| 6. Shareholder proposal to recapitalize TDS' outstanding stock to have an equal vote per share | ☐ | ☐ | ☐ |

7. In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any postponement, adjournment or recess thereof, including matters incidental to the conduct of the meeting, to the extent permitted by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

**B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

C 1234567890 J N T

1 P C F 3 2 7 4 1 9 3

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

02KUQE

The proxy statement and annual report are available at investors.tdsinc.com/proxyvote

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — TELEPHONE AND DATA SYSTEMS, INC.

**Annual Meeting of Shareholders**
**May 25, 2017 9:00 A.M.**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Walter C.D. Carlson and LeRoy T. Carlson, Jr., or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Preferred Shares that the undersigned would be entitled to vote if then personally present at the 2017 Annual Meeting of the Shareholders of Telephone and Data Systems, Inc., to be held on Thursday, May 25, 2017, or at any postponement, adjournment or recess thereof, as set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The undersigned hereby revokes any and all other proxies heretofore given by the undersigned to vote at such 2017 Annual Meeting of Shareholders and any postponement, adjournment or recess thereof. The Board of Directors unanimously recommends a vote "FOR" its nominees in Proposal 1, "FOR" Proposals 2, 3 and 4, "1 YEAR" on Proposal 5, and "AGAINST" Proposal 6.

**This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" the nominees in Proposal 1, "FOR" Proposals 2, 3 and 4, "1 YEAR" on Proposal 5, and "AGAINST" Proposal 6 (which has been proposed by a shareholder). Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that the shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope.**

**Continued and to be signed on reverse side**

**C Non-Voting Items**
**Change of Address** — Please print new address below.

| |
|---|
| |

**IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.**